RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1997



                       Mortgage Pass-Through Certificates

                                 Series 1997-S1

                                TABLE OF CONTENTS
                                      Page

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Definitions.........................  3
                                    -----------
                  Accrued Certificate Interest..........................  3
                  Adjusted Mortgage Rate................................  4
                  Advance...............................................  4
                  Affiliate.............................................  4
                  Agreement.............................................  4
                  Amount Held for Future Distribution...................  4
                  Appraised Value.......................................  4
                  Assignment............................................  4
                  Assignment Agreement..................................  4
                  Assignment of Proprietary Lease.......................  5
                  Available Distribution Amount.........................  5
                  Bankruptcy Amount.....................................  5
                  Bankruptcy Code.......................................  5
                  Bankruptcy Loss.......................................  5
                  Book-Entry Certificate................................  5
                  Business Day..........................................  6
                  Buydown Funds.........................................  6
                  Buydown Mortgage Loan.................................  6
                  Cash Liquidation......................................  6
                  Certificate...........................................  6
                  Certificate Account...................................  6
                  Certificate Account Deposit Date......................  6
                  Certificateholder or Holder...........................  6
                  Certificate Owner.....................................  7
                  Certificate Principal Balance.........................  7
                  Certificate Register and Certificate Registrar........  7
                  Class.................................................  7
                  Class A Certificate...................................  8
                  Class A-4 Collection Shortfall........................  8
                  Class A-4 Principal Distribution Amount...............  8
                  Class B Certificate...................................  8
                  Class B Percentage....................................  8
                  Class B-1 Percentage..................................  8
                  Class B-1 Prepayment Distribution Trigger.............  8
                  Class B-2 Percentage..................................  8

                                                                       Page

                  Class B-2 Prepayment Distribution Trigger.............  9
                  Class B-3 Percentage..................................  9
                  Class B-3 Prepayment Distribution Trigger.............  9
                  Class M Certificate...................................  9
                  Class M Percentage....................................  9
                  Class M-1 Percentage..................................  9
                  Class M-2 Percentage..................................  9
                  Class M-2 Prepayment Distribution Trigger.............  9
                  Class M-3 Percentage.................................. 10
                  Class M-3 Prepayment Distribution Trigger............. 10
                  Class R Certificate................................... 10
                  Closing Date.......................................... 10
                  Code ................................................. 10
                  Compensating Interest................................. 10
                  Cooperative........................................... 10
                  Cooperative Apartment................................. 11
                  Cooperative Lease..................................... 11
                  Cooperative Loans..................................... 11
                  Cooperative Stock..................................... 11
                  Cooperative Stock Certificate......................... 11
                  Corporate Trust Office................................ 11
                  Credit Support Depletion Date......................... 11
                  Curtailment........................................... 11
                  Custodial Account..................................... 11
                  Custodial Agreement................................... 11
                  Custodian............................................. 11
                  Cut-off Date.......................................... 11
                  Cut-off Date Principal Balance........................ 12
                  Debt Service Reduction................................ 12
                  Defaulted Mortgage Loss............................... 12
                  Deficient Valuation................................... 12
                  Definitive Certificate................................ 12
                  Deleted Mortgage Loan................................. 12
                  Depository............................................ 12
                  Depository Participant................................ 12
                  Destroyed Mortgage Note............................... 12
                  Determination Date.................................... 12
                  Discount Fraction..................................... 12
                  Discount Mortgage Loan................................ 13
                  Disqualified Organization............................. 13
                  Distribution Date..................................... 13

                                                                       Page

                  Due Date.............................................. 13
                  Due Period............................................ 13
                  Eligible Account...................................... 13
                  Eligible Funds........................................ 14
                  Event of Default...................................... 14
                  Excess Bankruptcy Loss................................ 14
                  Excess Fraud Loss..................................... 14
                  Excess Special Hazard Loss............................ 14
                  Excess Subordinate Principal Amount................... 14
                  Extraordinary Events.................................. 15
                  Extraordinary Losses.................................. 15
                  FDIC ................................................. 15
                  FHLMC................................................. 15
                  Final Distribution Date............................... 15
                  Fitch................................................. 15
                  FNMA ................................................. 16
                  Foreclosure Profits................................... 16
                  Fraud Loss Amount..................................... 16
                  Fraud Losses.......................................... 16
                  Independent........................................... 16
                  Initial Certificate Principal Balance................. 17
                  Initial Notional Amount............................... 17
                  Initial Monthly Payment Fund.......................... 17
                  Insurance Proceeds.................................... 17
                  Insurer............................................... 17
                  Interest Accrual Period............................... 17
                  Late Collections...................................... 17
                  Liquidation Proceeds.................................. 17
                  Loan-to-Value Ratio................................... 17
                  Lockout Prepayment Percentage......................... 17
                  Maturity Date......................................... 18
                  Monthly Payment....................................... 18
                  Moody's............................................... 18
                  Mortgage.............................................. 18
                  Mortgage File......................................... 18
                  Mortgage Loan Schedule................................ 18
                  Mortgage Loans........................................ 19
                  Mortgage Note......................................... 19
                  Mortgage Rate......................................... 19
                  Mortgaged Property.................................... 19
                  Mortgagor............................................. 19

                                                                       Page

                  Net Mortgage Rate..................................... 19
                  Non-Discount Mortgage Loan............................ 20
                  Non-Primary Residence Loans........................... 20
                  Non-United States Person.............................. 20
                  Nonrecoverable Advance................................ 20
                  Nonsubserviced Mortgage Loan.......................... 20
                  Notional Amount....................................... 20
                  Opinion of Counsel.................................... 20
                  Original Senior Percentage............................ 20
                  Outstanding Mortgage Loan............................. 20
                  Ownership Interest.................................... 21
                  Pass-Through Rate..................................... 21
                  Paying Agent.......................................... 21
                  Percentage Interest................................... 21
                  Permitted Investments................................. 21
                  Permitted Transferee.................................. 23
                  Person................................................ 23
                  Pool Stated Principal Balance......................... 23
                  Pool Strip Rate....................................... 23
                  Prepayment Assumption................................. 23
                  Prepayment Distribution Percentage.................... 23
                  Prepayment Distribution Trigger....................... 24
                  Prepayment Interest Shortfall......................... 25
                  Prepayment Period..................................... 25
                  Primary Insurance Policy.............................. 25
                  Principal Prepayment.................................. 25
                  Principal Prepayment in Full.......................... 25
                  Program Guide......................................... 25
                  Purchase Price........................................ 25
                  Qualified Substitute Mortgage Loan.................... 25
                  Rating Agency......................................... 26
                  Realized Loss......................................... 26
                  Record Date........................................... 27
                  Regular Certificate................................... 27
                  REMIC................................................. 27
                  REMIC Administrator................................... 27
                  REMIC Provisions...................................... 27
                  REO Acquisition....................................... 27
                  REO Disposition....................................... 27
                  REO Imputed Interest.................................. 27
                  REO Proceeds.......................................... 27

                                                                        Page

     REO Property...................................................... 27
     Request for Release............................................... 27
     Required Insurance Policy......................................... 28
     Residential Funding............................................... 28
     Responsible Officer............................................... 28
     Schedule of Discount Fractions.................................... 28
     Security Agreement................................................ 28
     Seller............................................................ 28
     Seller's Agreement................................................ 28
     Senior Accelerated Distribution Percentage........................ 28
     Senior Certificates............................................... 29
     Senior Percentage................................................. 29
     Senior Principal Distribution Amount.............................. 29
     Servicing Accounts................................................ 30
     Servicing Advances................................................ 30
     Servicing Fee..................................................... 30
     Servicing Officer................................................. 30
     Special Hazard Amount............................................. 30
     Special Hazard Loss............................................... 31
     Standard & Poor's................................................. 31
     Stated Principal Balance.......................................... 31
     Subclass Notional Amount.......................................... 31
     Subclass.......................................................... 31
     Subordinate Percentage............................................ 32
     Subordinate Principal Distribution Amount......................... 32
     Subserviced Mortgage Loan......................................... 32
     Subservicer....................................................... 32
     Subservicer Advance............................................... 32
     Subservicing Account.............................................. 32
     Subservicing Agreement............................................ 32
     Subservicing Fee.................................................. 33
     Tax Returns....................................................... 33
     Transfer.......................................................... 33
     Transferee........................................................ 33
     Transferor........................................................ 33
     Uncertificated Accrued Interest................................... 33
     Uncertificated Notional Amount.................................... 34
     Uncertificated Pass-Through Rate.................................. 34
     Uncertificated REMIC Regular Interest Pool Strip Rate............. 34
     Uncertificated REMIC Regular Interests............................ 34
     Uncertificated REMIC Regular Interests Distribution Amounts....... 34

                                                                           Page

                  Uniform Single Attestation Program for Mortgage Bankers... 34
                  Uninsured Cause........................................... 34
                  United States Person...................................... 34
                  Voting Rights............................................. 34

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

 Section 2.01.    Conveyance of Mortgage Loans.............................. 36
                  ----------------------------
 Section 2.02.    Acceptance by Trustee..................................... 40
                  ---------------------
 Section 2.03.    Representations, Warranties and Covenants of the Master
                  Servicer and the Company...................................42
                      -----------
 Section 2.04.    Representations and Warranties of Sellers................. 46
                  -----------------------------------------
 Section 2.05.    Execution and Authentication of Certificates.............. 48
                  --------------------------------------------

                                            ARTICLE III

                                   ADMINISTRATION AND SERVICING
                                         OF MORTGAGE LOANS

 Section 3.01.   Master Servicer to Act as Servicer.......................... 49
                 ----------------------------------
 Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers'
                 Obligations                                                  50
 Section 3.03.   Successor Subservicers...................................... 51
-                ----------------------
 Section 3.04.   Liability of the Master Servicer............................ 51
                 --------------------------------
 Section 3.05.   No Contractual Relationship Between Subservicer and Trustee or
                 Certificateholders. ........................................ 52
                 ---------------------------------------------------------------
 Section 3.06.   Assumption or Termination of Subservicing Agreements by
                 Trustee......................................................52
 Section 3.07.   Collection of Certain Mortgage Loan Payments; Deposits to
                 Custodial Account............................................52
 Section 3.08.   Subservicing Accounts; Servicing Accounts....................55
                 -----------------------------------------
 Section 3.09.   Access to Certain Documentation and Information Regarding
                 the Mortgage Loans...........................................56
 Section 3.10.   Permitted Withdrawals from the Custodial Account.............56
                 ------------------------------------------------
 Section 3.11.   Maintenance of the Primary Insurance Policies;
                 Collections Thereunder.......................................58

                                                                           Page

 Section 3.12.  Maintenance of Fire Insurance and Omissions and Fidelity
                Coverage.  ...................................................59
 Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                Modification Agreements; Certain Assignments..................61
 Section 3.14.  Realization Upon Defaulted Mortgage Loans.....................63
                -----------------------------------------
 Section 3.15.  Trustee to Cooperate; Release of Mortgage Files...............65
                -----------------------------------------------
 Section 3.16.  Servicing and Other Compensation; Compensating Interest.......66
                -------------------------------------------------------
 Section 3.17.  Reports to the Trustee and the Company........................67
                --------------------------------------
 Section 3.18.  Annual Statement as to Compliance.............................67
                ---------------------------------
 Section 3.19.  Annual Independent Public Accountants' Servicing Report.......68
                -------------------------------------------------------
 Section 3.20.  Rights of the Company in Respect of the Master Servicer.......68
                -------------------------------------------------------
 Section 3.21.  Administration of Buydown Funds...............................69
                -------------------------------

                                ARTICLE IV

                      PAYMENTS TO CERTIFICATEHOLDERS

 Section 4.01.  Certificate Account...........................................70
                -------------------
 Section 4.02.  Distributions.................................................70
                -------------
 Section 4.03.  Statements to Certificateholders..............................79
                --------------------------------
 Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.
                  ............................................................81
 Section 4.05.  Allocation of Realized Losses.................................82
                -----------------------------
 Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged
                Property......................................................84
 Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.................84
                ---------------------------------------------
 Section 4.08.  Distributions on the Uncertificated REMIC Regular Interests...85
                -----------------------------------------------------------

                                 ARTICLE V

                             THE CERTIFICATES

 Section 5.01.  The Certificates........................................... 85
                ----------------
 Section 5.02.  Registration of Transfer and Exchange of Certificates...... 87
 Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.......... 92
                -------------------------------------------------
 Section 5.04.  Persons Deemed Owners...................................... 93
                ---------------------
 Section 5.05.  Appointment of Paying Agent................................ 93
                ---------------------------
 Section 5.06.  Optional Purchase of Certificates.......................... 93
                ---------------------------------

                                        ARTICLE VI

                                                                          Page


                            THE COMPANY AND THE MASTER SERVICER

 Section 6.01.  Respective Liabilities of the Company and the Master Servicer.96
                -------------------------------------------------------------
 Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master
                Servicer.      ...............................................96
                ---------------
 Section 6.03.  Limitation on Liability of the Company, the Master Servicer and
                ---------------------------------------------------------------
                Others. ......................................................97
                ------
 Section 6.04.  Company and Master Servicer Not to Resign.....................98
                        -----------------------------------------

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default............................................ 99
               -----------------
Section 7.02.  Trustee or Company to Act; Appointment of Successor..........101
               ---------------------------------------------------
Section 7.03.  Notification to Certificateholders...........................101
               ----------------------------------
Section 7.04.  Waiver of Events of Default..................................102
               ---------------------------

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee............................................103
               -----------------
Section 8.02.  Certain Matters Affecting the Trustee........................104
               -------------------------------------
Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans........106
               -----------------------------------------------------
Section 8.04.  Trustee May Own Certificates.................................106
               ----------------------------
Section 8.05.  Master Servicer to Pay Trustee's Fees and Expenses;
               Indemnification..............................................106
Section 8.06.  Eligibility Requirements for Trustee.........................107
               ------------------------------------
Section 8.07.  Resignation and Removal of the Trustee.......................108
               --------------------------------------
Section 8.08.  Successor Trustee............................................109
               -----------------
Section 8.09.  Merger or Consolidation of Trustee...........................109
               ----------------------------------
Section 8.10.  Appointment of Co-Trustee or Separate Trustee................109
               ---------------------------------------------
Section 8.11.  Appointment of Custodians....................................110
               -------------------------
Section 8.12.  Appointment of Office or Agency..............................111
               -------------------------------

                                   ARTICLE IX

                                   TERMINATION

                                                                           Page

 Section 9.01.  Termination Upon Purchase by the Master Servicer or the
                Company or Liquidation of All Mortgage Loans...............112
 Section 9.02.  Additional Termination Requirements........................114
                -----------------------------------

                                 ARTICLE X

                             REMIC PROVISIONS

 Section 10.01. REMIC Administration.......................................116
                --------------------
 Section 10.02. Master Servicer, REMIC Administrator and Trustee
                Indemnification............................................119

                                            ARTICLE XI

                                            [RESERVED]

                                            ARTICLE XII

                                     MISCELLANEOUS PROVISIONS

 Section 12.01.  Amendment..................................................122
                 ---------
 Section 12.02.  Recordation of Agreement; Counterparts.....................124
                 --------------------------------------
 Section 12.03.  Limitation on Rights of Certificateholders.................125
                 ------------------------------------------
 Section 12.04.  Governing Law..............................................125
                 -------------
 Section 12.05.  Notices....................................................126
                 -------
 Section 12.06.  Notices to Rating Agency...................................126
                 ------------------------
 Section 12.07.  Severability of Provisions.................................127
                 --------------------------
 Section 12.08.  Supplemental Provisions for Resecuritization...............127
                 --------------------------------------------

                                    EXHIBITS

Exhibit A:     Form of Class A Certificate
Exhibit B:     Form of Class M Certificate
Exhibit C:     Form of Class B Certificate
Exhibit D:     Form of Class R Certificate
Exhibit E:     Form of Custodial Agreement
Exhibit F:     Mortgage Loan Schedule
Exhibit G:     Form of Seller/Servicer Contract
Exhibit H:     Forms of Request for Release
Exhibit I-1:   Form of Transfer Affidavit and Agreement
Exhibit I-2:   Form of Transferor Certificate
Exhibit J-1:   Form of Investor Representation Letter
Exhibit J-2:   Form of ERISA Representation Letter
Exhibit K:     Form of Transferor Representation Letter
Exhibit L:     Form of Rule 144A Investment Representation Letter
Exhibit M:     Text of Amendment to Pooling and Servicing Agreement Pursuant
               to Section 12.01(e) for a Limited Guaranty
Exhibit N:     Form of Limited Guaranty
Exhibit O:     Form of Lender Certification for Assignment of Mortgage Loan
Exhibit P:     Schedule of Discount Fractions
Exhibit Q:     Form of Request for Exchange

         This is a Pooling and Servicing Agreement, dated as of January 1, 1997, among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (together with its permitted successors and assigns, the "Trustee"),

                                              PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests will be "regular interests" in the Trust Fund, and the Class R Certificates will be the sole class of "residual interests" in the Trust Fund in each case for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-5 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates issued on the Closing Date comprising the interests in the Trust Fund created hereunder.

                                       Aggregate
                                       Initial
                                       Certificate
               Pass-Through            Principal
Designation       Rate                 Balance            Features


Class A-1          7.00%        $    96,648,000.00         Senior
Class A-2          7.00%        $    15,536,000.00         Senior
Class A-3          7.00%        $    13,007,000.00   Prepayment Lockout/Senior
Class A-4          0.00%        $       163,098.92    Principal Only/Senior
Class A-5        Variable       $             0.00   Variable Strip/Interest
                                                         Only/Senior
Class R            7.00%        $           100.00     Residual/Senior
Class M-1          7.00%        $     2,280,000.00        Mezzanine
Class M-2          7.00%        $     1,107,000.00        Mezzanine
Class M-3          7.00%        $       521,000.00        Mezzanine
Class B-1          7.00%        $       325,500.00       Subordinate
Class B-2          7.00%        $       260,400.00       Subordinate
Class B-3          7.00%        $       390,721.16       Subordinate


                       Maturity
Designation                Date               S&P       Fitch


Class A-1            January 25, 2012         AAA        AAA
Class A-2            January 25, 2012         AAA        AAA
Class A-3            January 25, 2012         AAA        AAA
Class A-4            January 25, 2012        AAAr        AAA
Class A-5            January 25, 2012        AAAr        AAA

Class R              January 25, 2012         AAA        AAA
Class M-1            January 25, 2012         N/A        AA
Class M-2            January 25, 2012         N/A         A
Class M-3            January 25, 2012         N/A        BBB
Class B-1            January 25, 2012         N/A        BB
Class B-2            January 25, 2012         N/A         B
Class B-3            January 25, 2012         N/A        N/A




         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $130,238,820.08. The Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

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                                                         2

                                     ARTICLE

                                   DEFINITIONS

         Section    Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-4 and Class A-5 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to Class A-5 Certificates (other than any Subclass of the Class A-5 Certificates), interest during the related Interest Accrual Period at the related Pass-Through Rate on the related Notional Amount thereof. With respect to each Distribution Date, as to any Subclass of the Class A-5 Certificates issued pursuant to Section 5.01(c), interest accrued during the related Interest Accrual Period at the related Pass-through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-5 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificates Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

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                                                         3

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.


         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to
Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.


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                                                         4

         Assignment Agreement: The Assignment and Assumption Agreement, dated January 30, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to
Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

         Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.


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                                                         5

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S1" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided,

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however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than the Class A-5 Certificates) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-5 Certificates will have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

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         Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-5 Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Certificates, each such Certificate (other than the Class A-5 Certificates) evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions and, in each case executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A. The Class A-5 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-5 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the Initial Holder of the Class A-5 Certificates.

         Class A-4 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

     Class A-4 Principal Distribution Amount:  As defined in Section 4.02(b)(i).

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

         Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.75%.

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated

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Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.50%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.30%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

         Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates,

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Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.00%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.15%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the Trust Fund for purposes of the REMIC Provisions.

         Closing Date:  January 30, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.


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         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-S1.

         Credit Support Depletion Date: The first Distribution Date on which the Senior Percentage equals 100%.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial Agreement.


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         Cut-off Date: January 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defaulted Mortgage Loss: With respect to any Mortgage Loan, any loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, except that such loss shall not include any Special Hazard Loss, Fraud Loss, Bankruptcy Loss, Extraordinary Loss or other loss resulting from damage to the related Mortgaged Property.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

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         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.000% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.000%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.000% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured

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shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-4 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate

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amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in
Section 4.02(b)(i)(E) hereof.

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

 1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

 2.   by military, naval or air forces; or

 3.   by an agent of any such government, power, authority or forces;

               (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.


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         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch:  Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.


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         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Notional Amount: With respect to any Class A-5 Certificates, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-5 Certificates.

         Initial Monthly Payment Fund:  As defined in Section 2.01(f).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Notwithstanding the foregoing, the distributions of interest on any Distribution Date and the calculation of Accrued Certificate Interest for all Classes of Certificates will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced in accordance with the definition of Accrued Certificate Interest.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.


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         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Prepayment Percentage: The Lockout Prepayment Percentage for any Distribution Date occurring prior to the Distribution Date in February 2002 will be 0%. The Lockout Prepayment Percentage for any Distribution Date occurring after the first five years following the Delivery Date will be as follows: for any Distribution Date during the sixth year after the Delivery Date, 30%; for any Distribution Date during the seventh year after the Delivery Date, 40%; for any Distribution Date during the eighth year after the Delivery Date, 60%; for any Distribution Date during the ninth year after the Delivery Date, 80%; and for any Distribution Date thereafter, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which (i) the Certificate Principal Balance of each Class of Certificates (other than the Class A-5 Certificates which have no Certificate Principal Balance) or (ii) an Uncertificated REMIC Regular Interest, representing a regular interest in the Trust Fund would be reduced to zero, which is January 25, 2012, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN #");


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(ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

(iii)   the maturity of the Mortgage Note ("MATURITY DATE");

(iv)    the Mortgage Rate ("ORIG RATE");

(v)     the Subservicer pass-through rate ("CURR NET");

(vi)    the Net Mortgage Rate ("NET MTG RT");

(vii)   the Pool Strip Rate ("STRIP");

(viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(ix)    the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(x)     the Loan-to-Value Ratio at origination ("LTV");

(xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xii)   a code  "T,"  "BT"  or "CT"  under  the  column  "LN
        FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.


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         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

     Mortgaged Property:  The underlying real property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

         Notional Amount: As of any Distribution Date, with respect to the Class A-5 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests Pool Strip Rates represented by such Class A-5 Certificate immediately prior to such date.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the

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qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Original Senior Percentage: The fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Senior Certificates (other than the Class A-4 Certificates) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans), which is approximately 96.24% as of the Closing Date.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-4 Certificates and Class A-5 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-5 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates. With respect to the Class A-5 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.5969% per annum. With respect to any Subclass of the Class A-5 Certificate and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of such Certificate (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-4 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.


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         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount thereof (in the case of any Class A-5 Certificates) divided by the aggregate Initial Certificate Principal Balance or Initial Notional Amounts, as applicable, of all of the Certificates of the same Class. With respect to the Class R Certificate, the interest in distributions to be made with respect to the Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;


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                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

         Person:  Any  individual,  corporation,   partnership,  joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess, if any, of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.000% per annum (but not less than 0.00% per annum).

         Prepayment Assumption: A prepayment assumption of 275% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.20 per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.20 per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.


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         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in February, 2002 (unless the Certificate Principal Balances of the Class A Certificates, other than the Class A-4 Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding  the  foregoing,   if  the  application  of  the  foregoing
     percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing

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                    Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or anyreplacement policy therefor referred to in Section 2.03(b)(iv)
 and (v).

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any

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related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Spread Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate for the Class A-5 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to

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Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.


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         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Residential Funding: Residential Funding Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.


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         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

Distribution Date
Senior Accelerated
Distribution Percentage


February 1997 through
January 2002...................................................


100%


February 2002 through
January 2003...................................................


Senior Percentage, plus 70% of the
Subordinate Percentage


February 2003 through
January 2004...................................................


Senior Percentage, plus 60% of the
Subordinate Percentage

February 2004 through
January 2005...................................................

Senior Percentage, plus 40% of the
Subordinate Percentage

February 2005 through
January 2006...................................................


Senior Percentage, plus 20% of the
Subordinate Percentage


February 2006 and
thereafter.....................................................


Senior Percentage

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the

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aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-4 Certificates) to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Senior Certificates: Any one of the Class A Certificates or Class R Certificates.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate  Principal  Balance  of the  Senior  Certificates  (other  than  the
Certificate Principal Balance of the Class A-4 Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans or related REO Properties (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $651,194 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more

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specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 24.4% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which

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were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with
Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of the Class A-5 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interest Pool Strip Rates represented by such Subclass immediately prior to such date.

         Subclass: With respect to the Class A-5 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-5 Certificates pursuant to Section 5.01(c).

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

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         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                    (i)     the Mortgage Loans and the related Mortgage Files,

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                    (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

                    (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

                    (iv) the hazard insurance policies and Primary Insurance Policies, if any, and certain proceeds thereof.

         Uncertificated Accrued Interest: With respect to each Distribution Date, as to each Uncertificated REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest was equal to the related Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest was equal to the related Uncertificated Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-5 Certificateholders pursuant to Sections 4.02(a) and 4.05 hereof shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated Notional Amount and such Distribution Date.

         Uncertificated Notional Amount: With respect to each Uncertificated REMIC Regular Interest, the aggregate Stated Principal Balance of the related Mortgage Loan.

         Uncertificated Pass-Through Rate: With respect to each Uncertificated REMIC Regular Interest, the related Uncertificated REMIC Regular Interest
 Pool Strip Rate.

         Uncertificated REMIC Regular Interest Pool Strip Rate: With respect to each Uncertificated REMIC Regular Interest, the Pool Strip Rate for the
 related Mortgage Loan.

         Uncertificated REMIC Regular Interests: The 477 uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a particular Mortgage Loan, each having no principal balance, and each bearing interest at the respective Uncertificated Pass-Through Rate on the Uncertificated Notional Amount.

         Uncertificated REMIC Regular Interests Distribution Amounts: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interests for such Distribution Date pursuant to Section 4.08(a).

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.


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         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-5 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and 1% of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates (and any Subclass thereof); 1.0% of all Voting Rights shall be allocated among Holders of the Class R Certificates allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.


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                                                     ARTICLE

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         Section    Conveyance of Mortgage Loans.

                    The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

                    In connection with such  assignment,  except as set forth in
Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

     The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

     The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

     An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

     The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

     The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

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and (II) with respect to each Cooperative Loan so assigned:

     The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

     A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

     The  related  Cooperative  Stock  Certificate,   representing  the  related
Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

     The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                                  The Security Agreement;

     Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

     Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

     The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

     An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

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                    The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii),
(ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

                    In the event that in  connection  with any Mortgage Loan the
Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of

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Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

                    It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections
2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

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         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction  to  perfect  the  Trustee's  security  interest  in or lien on the
Mortgage Loans as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

                    The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $144,994 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in February 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in February 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.

         Section    Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgment only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and

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received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial
Agreement)  agrees to review  each  Mortgage  File  delivered  to it pursuant to
Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

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     Section Representations, Warranties and Covenants of the Master Servicer and the Company.
                    The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

     The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

     The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

     This Agreement, assuming due authorizat ion, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

     No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

     The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

     No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee

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         by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

     The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.
It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

                    The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

     No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

     The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

     The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

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     To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (b) at least 12% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (c) at least 6% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

     The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;
     No more than 0.8% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.8% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California. Two of the Mortgage Loans, representing approximately 0.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, are Cooperative Loans;

     If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

     Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; None of the Mortgage Loans were underwritten under a reduced loan documentation program requiring no income verification and no asset verification; Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

     None of the Mortgage Loans were Buydown Mortgage Loans;

     Each  Mortgage  Loan   constitutes  a  qualified   mortgage  under  Section
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     A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

     With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

     With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

     Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

     One of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf

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of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section    Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, for the benefit of the

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Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this
Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.


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         Section    Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.



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                                                     ARTICLE

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

         Section    Master Servicer to Act as Servicer.

                    The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

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                    All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

                    The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

     Section Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations .

                    The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

                    As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a

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material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section    Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section    Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.


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     Section No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee, the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

         Section    Assumption or Termination of Subservicing Agreements by
 Trustee.

                    In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

                    The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

                    The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan

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during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might be result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

                    The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

     All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

     All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

     Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);
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     All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section
2.03 or 2.04;

     Any amounts  required to be deposited  pursuant to Section 3.07(c) or 3.21;
and

     All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

                    The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.


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                    The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section    Subservicing Accounts; Servicing Accounts.

                    In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

                    The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

                    In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for

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the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

                    The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section
         Permitted Withdrawals from the Custodial Account.

                    The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                                    to make deposits into the Certificate
 Account in the amounts and in the manner provided for in Section 4.01;

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                   to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to
         Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

         to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

           to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

     to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

     to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

     to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

     to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03,
10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

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     to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

     to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

                    Since,  in connection with  withdrawals  pursuant to clauses
(ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

                    The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

     Section Maintenance of the Primary Insurance Policies; Collections Thereunder.
                    The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such

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a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

                    In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee, Certificateholders claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

     Section Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

                    The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant

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to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the Certificateholders claims under any such blanket policy.

                    The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).


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     Section Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

                    When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

     the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

     if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

                    Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (a) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (b) cause either the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize

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over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                    The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                    Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer

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shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section    Realization Upon Defaulted Mortgage Loans.

                    The  Master  Servicer  shall  foreclose  upon  or  otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the

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related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

                    In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

                    In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.


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                    The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         Section    Trustee to Cooperate; Release of Mortgage Files.

                    Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage
File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

                    From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the

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Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

                    The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section    Servicing and Other Compensation; Compensating Interest.

                    The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

                    Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

                    The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid

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by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

                    The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

                    Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section    Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout

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such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section    Annual Independent Public Accountants' Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section    Rights of the Company in Respect of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such

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performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section    Administration of Buydown Funds.

                    With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

                    If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

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ARTICLE

                                          PAYMENTS TO CERTIFICATEHOLDERS

         Section    Certificate Account.

                    The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

                    The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section    Distributions.

                    On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to
Section  4.02(a)(iii),  the  amount  required  to be  distributed  to the Master
Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing

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in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than the Class A-5 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to the Class A-5 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to the Holder of the Class A-5 Certificate or to each Holder of a Subclass thereof, as applicable) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution
Amount:

     to the Class A Certificateholders (other than the Class A-4 Certificateholders), Class R Certificateholders on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-5 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);

     (X)  to  the  Class  A-4   Certificateholders,   the  Class  A-4  Principal
Distribution Amount; and

     (Y) to the Class A Certificateholders (other than Class A-4 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (iv) and Section 4.02(c) through (g), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

     the Senior Percentage for such Distribution Date times the sum of the following: the principal portion of each

                            Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage
                            Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                            the Stated Principal  Balance of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related

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                            Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan); and

                                            the  principal  portion of all other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);

                                    with respect to each Mortgage Loan for which
                    a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section 4.02(b)(i)(C));

                                    the    Senior    Accelerated    Distribution
                    Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

                   any Excess Subordinate Principal Amount for such Distribution
                    Date;

                                    any amounts described in subsection (ii)(Y),
                    clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized

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     Losses which have been allocated to the Class M Certificates or Class B Certificates;

     if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; to the Holders of the Class M-1 Certificates, the Accrued Certificate

         Interest  thereon  for  such   Distribution   Date,  plus  any  Accrued
         Certificate   Interest  thereon  remaining  unpaid  from  any  previous
         Distribution Date, except as provided below;

     to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

     to the  Holders  of the Class M-2  Certificates,  the  Accrued  Certificate
Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

     to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

     to the  Holders  of the Class M-3  Certificates,  the  Accrued  Certificate
Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

     to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent

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         the amounts available  pursuant to clause (x) of Sections  4.02(a)(xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

     to the  Holders  of the Class B-1  Certificates,  the  Accrued  Certificate
Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below; to the Holders of the Class B-1 Certificates, an amount equal to
(x)

         the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and
         (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

     to the  Holders  of the Class B-2  Certificates,  the  Accrued  Certificate
Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

     to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

     to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any
Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) are insufficient therefor;

     to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates; to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the [YOUN7950:~5.NY01B] 16069-00385 02/04/97 7:45pm
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         aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such
         Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

     to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

                    Distributions of principal on the Class A Certificates (other than the Class A-5 Certificates) and Class R Certificates on each
Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

     first,  to the Class A-4  Certificates,  until  the  Certificate  Principal
Balance thereof is reduced to zero, an amount (the "Class A-4 Principal Distribution Amount") equal to the aggregate of:

                                    the   related   Discount   Fraction  of  the
                    principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                    the   related   Discount   Fraction  of  the
                    principal  portion of all  unscheduled  collections  on each
                    Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash

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                    Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                                    in connection  with the Cash  Liquidation or
                    REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                                    any amounts  allocable to principal  for any
                    previous  Distribution Date (calculated  pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                                    the  amount  of  any  Class  A-4  Collection
                    Shortfalls for such Distribution Date and the amount of any Class A-4 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

     the balance of the Senior Principal Distribution Amount, if any, remaining after the distributions described in clause 4.02(b)(i) above shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

     the balance of the Senior Principal Distribution Amount, if any, remaining after the distribution described in clause (ii) above, shall be distributed to the Class A-3 Certificates in reduction of the Certificate Principal Balance thereof, up to an amount equal to the sum of the following:

                            (X) the  Class  A-3  Certificates'  pro  rata  share
                    (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-4 Certificates) of the aggregate of the collections described in clauses 4.02(a)(ii)(Y)(A), (B) and (E) (other than any amounts relating to clause (C) and (D) included in clause
                    (E)) with application of the Senior Percentage or Senior Accelerated Distribution Percentage; and

                            (Y) the Lockout  Prepayment  Percentage of the Class
                    A-3 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates

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                    (other than the Class A-4 Certificates)) of the collections described in clause 4.02(a)(ii)(Y)(C) with application of the Senior Accelerated Distribution Percentage;

         provided that if the aggregate of the amounts set forth in clauses 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-4 Principal Distribution Amount have been distributed, the amounts paid to the Class A-3 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share (based on the aggregate Certificate
         Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-4 Certificates)) of such difference;

     the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses 4.02(b)(ii) and 4.02(b)(iii) above shall be distributed as follows:

     (A) first, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

     (B) second, to the Class A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

provided that if on any Distribution Date the Certificate Principal Balances of the Senior Certificates (other than the Class A-3 Certificates and Class A-4 Certificates) have been reduced to zero, clause (iii) above shall no longer apply and 100% of the Senior Principal Distribution Amount remaining after the retirement of such Certificates for such Distribution Date shall be distributed to the Class A-3 Certificates until the Certificate Principal Balance has been reduced to zero.

                    On or after the occurrence of the Credit Support Depletion Date all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-4 Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-4 Certificates and the Senior Principal Distribution Amount will be distributed among all Classes of Senior Certificates (other than the Class A-4 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

                    After reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-4 Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-4 Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-4, Class M and Class B Certificates.

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                    In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the Class or Classes to which such Realized Loss was allocated, if applicable (with the amounts to be distributed allocated among such Classes in the same proportions as such
Realized   Loss  was   allocated),   and   within   each   such   Class  to  the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 12.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-5 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-5 Certificates, to the Class A-5 Certificates or any Subclass thereof to which the related Realized Loss (or portion thereof) was previously allocated. Any amounts to be so distributed shall not be remitted to or distributed from the trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

                    Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.


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                    Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section    Statements to Certificateholders.

                    Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

     (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

     the amount of such distribution to Holders of such Class of Certificates allocable to interest;

     if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

     the amount of any Advance by the Master Servicer pursuant to Section 4.04;

     the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

     the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

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     the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                      on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

     the number, aggregate principal balance and book value of any REO Properties; the aggregate Accrued Certificate Interest remaining unpaid, if any,

     for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

     the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

     the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate on the Class A-5 Certificates and each Subclass, if any, thereof;

     the occurrence of the Credit Support Depletion Date and the Accretion Termination Date;

     the  Senior  Accelerated   Distribution   Percentage   applicable  to  such
distribution;

                              the Senior Percentage for such Distribution Date;

            the aggregate amount of Realized Losses for such Distribution Date;

                 the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                 the weighted average remaining term to maturity of the Mortgage oans after giving effect to the amounts distributed on such Distribution Date;

                 the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                         the occurrence of the Senior Principal Adjustment Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the

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statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

                    Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

                    Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

                    Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

                    Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

                    On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made

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by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.


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         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section    Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-4 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-4 Certificates), Class R Certificates and, in respect of the interest portion of such Realized Losses, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-4 Certificates), Class M, Class B and Class R Certificates, and, in respect of the interest portion of such Realized Losses, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-4 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-4 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to

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the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests (other than the Class A-5 Certificates) evidenced thereby. All Realized Losses and all other losses allocated to the Class A-5 Certificates hereunder will be allocated to the Class A-5 Certificates and, if any Subclasses thereof have been issued pursuant to Section 5.01(c), such Realized Losses and other losses shall be allocated among the Subclasses of such Class in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section  Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         Section    Optional Purchase of Defaulted Mortgage Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, the Trustee or the Trust Fund which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an

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advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section    Distributions on the Uncertificated REMIC Regular Interests.

                    On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

                    In determining from time to time the Uncertificated REMIC Regular Interest Distribution Amounts, Realized Losses allocated to the Class A-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

                    On each Distribution Date, the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Sections 4.02(a), to the Class A-5 Certificates, the amounts distributable thereon from the Uncertificated REMIC Regular Interest Distribution Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 4.08. The amount deemed distributable hereunder with respect to the Class A-5 Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC Regular Interests.

                    Notwithstanding the deemed distributions on the Uncertificated REMIC Regular Interests described in this Section 4.07, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

                                                     ARTICLE

                                                 THE CERTIFICATES

         Section    The Certificates.

                    The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company and in the case of any Certificates issued on the Closing Date, upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A-1, Class A-2, Class A-3, Class A-4 and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 (in the case of the Class M-1 Certificates, $1,000) in excess thereof. The Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1,000 in excess thereof), except that one Certificate of the Class A-4, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal

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to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class A-4             $ 25,098.92
                           Class B-1             $250,500.00
                           Class B-2             $250,400.00
                           Class B-3             $250,721.16

         The Class A-5 Certificates and Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest (except as provided in Section 5.01(c) with respect to the Class A-5 Certificates); provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of the Class A-5 Certificates shall be issuable in minimum denominations of not less than a 100% Percentage Interest, except as provided in
Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  The Class A Certificates, other than the Class A-4 and Class A-5 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-4 Certificates and Class A-5 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the

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Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  From time to time, Residential Funding, as the initial Holder of the Class A-5 Certificates may exchange such Holder's Class A-5 Certificates for Subclasses of Class A-5 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-5 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-5-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC I Regular Interest or Interests specified in writing by such initial Holder to the Trustee. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for transfer or exchange shall ( is do required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.


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         Section  Registration of Transfer and Exchange of Certificates.

                  The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(e), in the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an

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expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

                  In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, the prospective transferee shall provide the Trustee, the Company and the Master Servicer with either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) in lieu of such Opinion of Counsel, a certification in the form of Exhibit J-2 to this Agreement (with respect to any Class M Certificate or Class B Certificate or a certification to the effect set forth in paragraph 5 of Exhibit I-1 (with respect to any Class R Certificate) which the Trustee may rely upon without further inquiry or investigation; provided, however, that such Opinion of Counsel or certification will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company (in which case, the Company or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing "plan assets" of any Plan) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company of the status of such transferee as an Affiliate of the Company.


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                    Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                           Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as
         Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and
         (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                           Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                           Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                           Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring

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         an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

     The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

     If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulation Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    If any purported  Transferee  shall become a
                  Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.


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            The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

           The provisions of this Section 5.02(f) set forth prior to this clause
         (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    written notification from each Rating Agency
                  to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                                    subject to Section  10.01(f),  a certificate
                  of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or
                  (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.


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         Section  Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section  Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section  Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.


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         Section  Optional Purchase of Certificates.

                  On any  Distribution  Date on which the Pool Stated  Principal
Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such
Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

                  The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

     the   Distribution   Date  upon  which  purchase  of  the  Certificates  is
anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                                    the purchase price therefor, if known, and

     that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

                  Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

                  In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders,

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and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

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                                                     ARTICLE

                                        THE COMPANY AND THE MASTER SERVICER

         Section  Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

                  The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

                  Notwithstanding anything else in this Section 6.02 and Section
6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each

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Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section Limitation on Liability of the Company, the Master Servicer and Others.
         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.


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         Section  Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

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                                                     ARTICLE

                                                      DEFAULT

         Section  Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

     the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

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     the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior

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to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section  Trustee or Company to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.


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         Section  Notification to Certificateholders.

                  Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section  Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 12.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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                                                     ARTICLE

                                              CONCERNING THE TRUSTEE

         Section  Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or

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     opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

     The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of
Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

     Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.


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         Section  Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

     The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

     The Trus tee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

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                The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                     To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

                  Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

         Section  Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section  Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.


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     Section   Master   Servicer   to   Pay   Trustee's   Fees   and   Expenses;
Indemnification.
                  The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  The Master  Servicer  agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

     with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

     while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

     notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.


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         Section  Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section  Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee

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will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section  Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section  Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the

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Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section
         Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


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                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section  Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 12.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section  Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 12.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

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                                                     ARTICLE

                                                    TERMINATION

         Section Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

                  Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

     the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.


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                  The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

     the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, the amount of any such final payment, if known, and

     that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A Certificates, Class M Certificates and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.
If the Mast
er Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

                  In  the  case  of  the  Class  A,  Class  M and  the  Class  R
Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each
Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

                  In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the

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terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Section  Additional Termination Requirements.

                  The Trust Fund, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund, as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

             The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under Section 860F of the Code and regulations thereunder;

                The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets

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         of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

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                                                     ARTICLE

                                                 REMIC PROVISIONS

         Section  REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A, Class M and Class B Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Trust Fund other than the regular interests and the interests represented by the Class R Certificates, respectively.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the Trust Fund in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. The Remic Administrator, as tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as a REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the Trust Fund created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master

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Servicer shall promptly provide the REMIC Administrator with such information, within their respective control, as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the Trust Fund created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such

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action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the Trust Fund unless (subject to 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the Trust Fund will receive a fee or other

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compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the Trust Fund is February 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of Trust Fund,
(iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the Trust Fund after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section  Master Servicer, REMIC Administrator and Trustee
                                                     Indemnification.

         The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

          The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided,

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however,  that such liability will not be imposed to the extent such breach is a
result  of  an  error  or  omission  in   information   provided  to  the  REMIC
Administrator by the Master Servicer in which case Section 10.02(c) will apply.

        The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

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                                                     ARTICLE

                                                    [RESERVED]

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                                                     ARTICLE

                                             MISCELLANEOUS PROVISIONS

         Section  Amendment.

                  This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                                    to cure any ambiguity,

     to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

     to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder, to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the Trust Fund, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

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               to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

     reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

     The Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

                  Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of

[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm
                                                        123
the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes,
(i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section  Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm
                                                        124

         Section  Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

                  No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section  Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm
                                                        125

         Section  Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-S1 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004 or such other address as may hereafter be furnished to the Company, Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section  Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                           a material change or amendment to this Agreement,

                           the occurrence of an Event of Default,

        the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                           the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

         e statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm
                                                        126
     the statements required to be delivered pursuant to Sections 3.18 and 3.19,

            a change in the location of the Custodial Account or the Certificate Account,

                           the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04, the occurrence of the Final Distribution Date, and

                       the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section  Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section  Supplemental Provisions for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions

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                                                        127
to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

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                                                        128

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written

                                                  RESIDENTIAL FUNDING MORTGAGE
                                                  SECURITIES I, INC.

[Seal]
                                                     By:
                                                           Name:
                                                           Title: Vice President

Attest:
             Name:
             Title: Director


                                                RESIDENTIAL FUNDING CORPORATION

[Seal]
                                                     By:
                                                           Name:
                                                           Title: Director

Attest:
             Name:
             Title: Vice President


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Trustee

[Seal]
                                             By:
                                             Name:
                                             Title:


Attest:
             Name:
             Title:




[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm

STATE OF MINNESOTA  )
                                      ) ss.:
COUNTY OF HENNEPIN  )


                  On the 30th day of January, 1997 before me, a notary public in and for said State, personally appeared Randall Van Zee, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




STATE OF MINNESOTA  )
                                      ) ss.:
COUNTY OF HENNEPIN  )


                  On the 30th day of January, 1997 before me, a notary public in and for said State, personally appeared Diane Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]

[YOUN7950:~5.NY01B]  16069-00385  02/04/97 7:45pm

STATE OF                            )
                                      ) ss.:
COUNTY OF         )


                  On the 30th day of January, 1997 before me, a notary public in and for said State, personally appeared Steven Wagner, known to me to be an Vice President of The First National Bank of Chicago, a national banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]












EXHIBIT A-1

                                           FORM OF CLASS A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE PROVIDES EITHER (I) AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT") OR (II) A CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT J-2 OF THE AGREEMENT.]

                  [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JANUARY 30, 1997.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Certificate No. __                [_____%] [_____%] [_____%] [_____%]
                                  [Variable] Pass-Through Rate
Class A-__ Senior


Date of Pooling and Servicing     Percentage Interest: ____%
Agreement and Cut-off Date:
January 1, 1997

First Distribution Date:      Aggregate Initial Certificate Principal Balance of
February 25, 1997                 the Class A-1 Certificates: $____________


Master Servicer:                  Initial Certificate Principal
Residential Funding Corporation   Balance of this Certificate:
                                                $------------

Assumed Final                     CUSIP _________
Distribution Date:
January 25, 2012


                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                  SERIES 1997-S1

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3
rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of [interest and] principal, if any required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: January 30, 1997                    FIRST NATIONAL BANK OF CHICAGO, as
                                           Trustee


                                           By:
                                           Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                          THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Certificate Registrar


                                                                 By:
                                                          Authorized Signatory



[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                    Signature by or on behalf of assignor




                                                Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise,  in immediately
available         funds        to        for        the        account        of
-----------------------------------------------------------------------------
account number , or, if mailed by check, to Applicable statements should be mailed to .

     This information is provided by , the assignee named above, or , as its agent.

                                                     EXHIBIT B

                                            FORM OF CLASS M CERTIFICATE


         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES[,] [AND] [CLASS R CERTIFICATES] [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [AND CLASS M-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE PROVIDES EITHER (I) AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT") OR (II) A CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT J-2 OF THE AGREEMENT.

         [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JANUARY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $__________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION [OR AT ANY OTHER RATE.]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Certificate No. ___              _____% Pass-Through Rate

Class M-    Mezzanine            Aggregate Certificate Principal Balance of the
                                               Class M-_ Certificates:
                                               $---------------

Date of Pooling and Servicing    Percentage Interest: ____%

Agreement and Cut-off Date:
January 1, 1997                  Initial Certificate Principal
                                               Balance of this Certificate:
                                               $---------------
First Distribution Date:
February 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:           CUSIP ____________
January 25, 2012



                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  SERIES 1997-S1

         evidencing a percentage interest in any distributions allocable to the Class M-_ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class M-_ Certificates, both as specified above) in certain distributions with respect to a Trust

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any required to be distributed to Holders of Class M-_ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M-_ Certificate will be made unless the transferee provides the Trustee with either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M-_ Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or
(ii) in

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3
lieu of such opinion of counsel, a certification in the form set forth in Exhibit J-2 to the Agreement.


                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and
[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4
subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 30, 1997                   THE FIRST NATIONAL BANK OF CHICAGO, as
                                            Trustee


                                             By:
                                       Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                                     Certificate Registrar


                                         By:
                                          Authorized Signatory

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         6

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                    Signature by or on behalf of assignor




                                       Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise,  in immediately
available         funds        to        for        the        account        of
-----------------------------------------------------------------------------
account number , or, if mailed by check, to Applicable statements should be mailed to
                                                   .

                  This information is provided by                         ,
the assignee named above, or                                   , as its agent.

                                                     EXHIBIT C

                                            FORM OF CLASS B CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS R CERTIFICATES [,] [AND] THE CLASS M CERTIFICATES [,] [AND] [THE CLASS B-1 CERTIFICATES] [AND THE CLASS B-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE PROVIDES EITHER (I) AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT") OR (II) A CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT J-2 OF THE AGREEMENT.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         [SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JANUARY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Certificate No. __                            _____% Pass-Through Rate

Class B-__ Subordinate                        Aggregate Certificate
                                              Principal Balance
                                              of the Class B-__
                                              Certificates as of
Date of Pooling and Servicing                 the Cut-off Date:
Agreement and Cut-off Date:                   $_______________
January 1, 1997
                                              Initial Certificate Principal
                                              Balance of this Certificate:
First Distribution Date:                      $_______________
February 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:              CUSIP
January 25, 2012


                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  SERIES 1997-S1

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Funding Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

Mortgage Securities I, Inc. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless the transferee provides the Trustee with either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or
(ii) in lieu of such opinion of counsel, a certification in the form set forth in Exhibit J-2 to the Agreement.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 30, 1997                 THE FIRST NATIONAL BANK OF CHICAGO, as
                                                     Trustee


                                                     By:
                                            Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                                     Certificate Registrar


                                              Authorized Signatory

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         6

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                    Signature by or on behalf of assignor




                                           Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise,  in immediately
available         funds        to        for        the        account        of
-----------------------------------------------------------------------------
account number , or, if mailed by check, to
                                      Applicable statements should be mailed to
                                                   .

                  This information is provided by                              ,
the assignee named above,
or                                   , as its agent.

                                                     EXHIBIT D

                                            FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED
BELOW).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Certificate No. ___                 _____% Pass-Through Rate

Class R Senior                      Aggregate Initial Certificate Principal
                                    Balance of the Class R Certificates:
Date of Pooling and Servicing       $100.00
Agreement and Cut-off Date:
January 1, 1997                     Initial Certificate Principal
                                     Balance of this Certificate:
First Distribution Date:            $_______________
February 25, 1997
                                                         Percentage Interest:
Master Servicer:                    _______%
Residential Funding Corporation
                                                         CUSIP ______-_____
Assumed Final Distribution Date:
January 25, 2012


                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  SERIES 1997-S1

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund, consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2
and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

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                                                         3

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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                                                         4

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 30, 1997                   THE FIRST NATIONAL BANK OF CHICAGO, as
                                                     as Trustee


                                                         By:
                                                Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                     THE FIRST NATIONAL BANK OF CHICAGO, as
                                                     Certificate Registrar


                                                            By:
                                                 Authorized Signatory

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         6

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                    Signature by or on behalf of assignor




                                         Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
  -----------------------------------------------------------------------------
          account number                 , or, if mailed by check, to
                  Applicable statements should be mailed to
                                                   .

                  This information is provided by                          ,
the assignee named above,  or                                   , as its agent.

                                EXHIBIT E

                           CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of January 1, 1997, by and among THE FIRST NATIONAL BANK OF CHICAGO, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of January 1, 1997, relating to the issuance of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S1 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.



[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                                                    ARTICLE II

                                           Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3

File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related
Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                                    ARTICLE III

                                             Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim.

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                                                         4

Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.


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                                                         5

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                                    ARTICLE IV

                                             Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         6
failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         7

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                                 THE FIRST NATIONAL BANK
                                                         OF CHICAGO,
                                                         as Trustee

One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention: Residential Funding Corporation
             Series 1997-S1
                                                         By:
                                                         Name:
                                                         Title:  Vice President


Address:                                           RESIDENTIAL FUNDING MORTGAGE
                                                   SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                                   By:
                                                   Name:
                                                   Title:  Vice President


Address:                                        RESIDENTIAL FUNDING
                                                CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                                    By:
                                                    Name:
                                                    Title:  Director


Address:                                            NORWEST BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                    By:
                                                    Name:   Kathleen Marshall

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         8

                                                         Title:  Trust Officer

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         9

STATE OF ILLINOIS  )
                                            ) ss.:
COUNTY OF ______________ )


                  On the _____ day of January, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




Notary Public


[SEAL]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

STATE OF MINNESOTA )
                                    ) ss.:
COUNTY OF HENNEPIN )


                  On the _____ day of January, 1997, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                          Notary Public


[SEAL]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

STATE OF MINNESOTA )
                                    ) ss.:
COUNTY OF HENNEPIN )


                  On the _____ day of January, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                 Notary Public

[Notarial Seal]




STATE OF MINNESOTA   )
                                            ) ss:
COUNTY OF HENNEPIN  )


                  On the _____ day of January, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                       Notary Public

[Notarial Seal]

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                              January 30, 1997


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

Re: Custodial Agreement, dated as of January 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S1

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                       NORWEST BANK MINNESOTA,
                                                       NATIONAL ASSOCIATION



                                                       By:
                                                       Name:
                                                       Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                            ________________ ____, 1997



The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

Re: Custodial Agreement dated as of January 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S1

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                      NORWEST BANK MINNESOTA,
                                                      NATIONAL  ASSOCIATION



                                                      By:
                                                      Name:
                                                      Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                     _____________ ___, 1997




The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

Re: Custodial Agreement dated as of January 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S1

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                   (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                 (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                   (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                   (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                 (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                   (v)     The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                 (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4

                (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative
 Loan; and

                   (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


                                         By:
                                         Name:
                                         Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 01/16/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 07.14.33          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S1                                CUTOFF : 01/01/97
  POOL       : 0004235
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1382493          686/686             F           92,600.00         ZZ
                                         180         81,964.71          1
    4321 WINDWARD CIRCLE               7.750            871.63         75
                                       7.500            871.63      123,466.00
    DALLAS           TX   75287          2            03/21/94         00
    30815922000                          05           05/01/94          0
    30815922000                          O            04/01/09
    0


    1382977          686/686             F          140,000.00         ZZ
                                         180        126,249.89          1
    472 HOLIDAY DR                     8.125          1,348.04         61
                                       7.875          1,348.04      229,508.00
    HALLANDALE       FL   33009          5            05/02/94         00
    030816082069                         05           07/01/94          0
    30816082069                          O            06/01/09
    0


    1441668          299/299             F          350,000.00         ZZ
                                         180        333,278.41          1
    215 DAISY LANE                     7.250          3,195.02         70
                                       7.000          3,195.02      500,000.00
    WYNNEWOOD        PA   19096          5            10/30/95         00
    298251                               05           12/01/95          0
    298251                               O            11/01/10
    0


    1441858          070/F06             F          500,000.00         ZZ
                                         180        451,357.71          1
    9922 36TH STREET NORTHWEST         8.250          4,850.70         78
                                       8.000          4,850.70      645,000.00
    GIG HARBOR       WA   98335          4            05/23/94         00
    9754060                              05           07/01/94          0
1


    5092788                              O            06/01/09
    0


    1461978          070/728             F           80,000.00         ZZ
                                         180         75,548.50          1
    6812 ASHBERRY DRIVE                7.750            753.02         56
                                       7.500            753.02      145,000.00
    PINSON           AL   35126          1            11/01/95         00
    0380305749                           05           12/01/95          0
    4507207                              O            11/01/10
    0


    1472248          A35/G01             F          400,000.00         ZZ
                                         180        388,614.56          1
    1809 GLENVIEW DRIVE                7.250          3,651.45         73
                                       7.000          3,651.45      549,365.00
    LAS VEGAS        NV   89134          1            03/12/96         00
    0430054270                           03           05/01/96          0
    UNKNOWN                              O            04/01/11
    0


    1479680          E33/E33             F          450,000.00         ZZ
                                         180        437,325.27          1
    CASANOVA 2 S E OF 8TH STREET       7.375          4,139.66         60
                                       7.125          4,139.66      750,000.00
    CARMEL-BY-THE-S  CA   93921          2            03/13/96         00
    35408                                05           05/01/96          0
    35408                                O            04/01/11
    0


    1500494          A26/G01             F          279,000.00         ZZ
                                         180        277,452.18          1
    295 HAROLD AVENUE                  8.500          2,747.43         80
                                       8.250          2,747.43      350,000.00
    STATEN ISLAND    NY   10312          2            10/31/96         00
    0430099903                           05           12/01/96          0
    UNKNOWN                              O            11/01/11
    0


    1503009          E89/728             F          225,000.00         ZZ
                                         180        221,811.30          1
    1001 EASTHILLS DRIVE               8.375          2,199.21         57
                                       8.125          2,199.21      395,000.00
    WEST COVINA      CA   91791          2            07/24/96         00
    0380504986                           05           09/01/96          0
    13947                                O            08/01/11
    0


1


    1508948          116/116             F          259,100.00         ZZ
                                         180        254,773.65          1
    101 JACKSON OAKS DRIVE             8.625          2,570.49         86
                                       8.500          2,570.49      304,187.00
    LAKE JACKSON     TX   77566          4            06/24/96         10
    091065785                            05           08/01/96         12
    091065785                            O            07/01/11
    0


    1517837          828/728             F          101,500.00         ZZ
                                         180        100,365.77          1
    7433 CENTENARY DRIVE               8.500            999.52         48
                                       8.250            999.52      213,000.00
    DALLAS           TX   75225          1            08/22/96         00
    0380506007                           05           10/01/96          0
    65010039                             O            09/01/11
    0


    1518726          757/757             F          689,250.00         ZZ
                                         180        681,462.88          1
    2701 STILESBORO LANE               8.375          6,736.91         75
                                       8.125          6,736.91      919,000.00
    ACWORTH          GA   30101          1            08/23/96         00
    2860575                              05           10/01/96          0
    2860575                              O            09/01/11
    0


    1521716          F27/G01             F          250,000.00         ZZ
                                         180        247,794.08          1
    6409 NOBLE ROCK COURT              7.875          2,371.13         56
                                       7.625          2,371.13      449,820.00
    CLIFTON          VA   22024          1            09/13/96         00
    0430101618                           05           11/01/96          0
    116199095                            O            10/01/11
    0


    1527695          074/G01             F          275,000.00         ZZ
                                         180        269,263.17          1
    7 WATCH POINT ROAD                 7.875          2,608.24         79
                                       7.625          2,608.24      350,000.00
    FT THOMAS        KY   41075          4            05/24/96         00
    0430036467                           05           07/01/96          0
    1507135393                           O            06/01/11
    0


    1528045          A83/G01             F          109,000.00         ZZ
                                         180        108,395.29          1
    3 GREENPINE WAY                    8.500          1,073.37         65
                                       8.250          1,073.37      169,000.00
1


    GREENVILLE       SC   29607          1            10/28/96         00
    0430099853                           03           12/01/96          0
    149827                               O            11/01/11
    0


    1529202          A35/G01             F          230,000.00         ZZ
                                         180        229,357.13          1
    41 ROCHELLE DRIVE                  8.375          2,248.08         58
                                       8.125          2,248.08      400,000.00
    NEW CITY         NY   10956          2            11/08/96         00
    0430111088                           05           01/01/97          0
    FWW3746                              O            12/01/11
    0


    1529934          640/G01             F          340,000.00         ZZ
                                         180        337,097.19          1
    4227 BELLE MEADE COVE              8.250          3,298.48         80
                                       8.000          3,298.48      425,000.00
    MEMPHIS          TN   38117          1            09/17/96         00
    0430051706                           05           11/01/96          0
    9608373                              O            10/01/11
    0


    1530312          965/G01             F           80,000.00         ZZ
                                         180         79,778.88          1
    19225 NORTH 67TH DRIVE             8.500            787.79         62
                                       8.250            787.79      130,000.00
    GLENDALE         AZ   85308          2            11/07/96         00
    0430093369                           03           01/01/97          0
    1530312                              O            12/01/11
    0


    1531312          686/G01             F          140,000.00         ZZ
                                         180        138,751.11          1
    27 OLD HAWLEYVILLE ROAD            7.750          1,317.79         69
                                       7.500          1,317.79      205,000.00
    BETHEL           CT   06801          1            09/20/96         00
    0430051763                           05           11/01/96          0
    817639396                            O            10/01/11
    0


    1531325          686/G01             F           77,200.00         ZZ
                                         180         76,517.31          1
    660 KENAW STREET                   7.850            731.10         66
                                       7.600            731.10      117,000.00
    COLLIERVILLE     TN   38017          1            09/26/96         00
    0430052134                           05           11/01/96          0
    817558414                            O            10/01/11
    0
1




    1531339          686/G01             F           56,000.00         ZZ
                                         180         55,502.62          1
    1129 E 85TH STREET                 7.800            528.72         53
                                       7.550            528.72      107,000.00
    LOS ANGELES      CA   90001          5            09/20/96         00
    0430052621                           05           11/01/96          0
    817475650                            O            10/01/11
    0


    1531344          686/G01             F          114,750.00         ZZ
                                         180        113,683.35          1
    3252 SOUTH 302ND PLACE             7.750          1,080.12         75
                                       7.500          1,080.12      153,000.00
    FEDERAL WAY      WA   98063          1            09/26/96         00
    0430052761                           05           11/01/96          0
    817894579                            O            10/01/11
    0


    1531777          A86/G01             F          560,000.00         ZZ
                                         180        556,680.35          1
    2 TUCKS POINT ROAD                 7.750          5,271.15         75
                                       7.500          5,271.15      750,000.00
    MANCHESTER BY T  MA   01944          2            10/25/96         00
    0430060103                           05           12/01/96          0
    6372                                 O            11/01/11
    0


    1532467          998/G01             F          146,625.00         ZZ
                                         180        145,345.32          1
    14 MERCATO                         8.000          1,401.23         75
                                       7.750          1,401.23      195,500.00
    LAGUNA NIGUEL    CA   92677          1            09/13/96         00
    0430057489                           03           11/01/96          0
    99172009                             O            10/01/11
    0


    1532527          163/G01             F          413,850.00         ZZ
                                         180        410,158.19          1
    9029 HAVERFORD TERRACE             7.750          3,895.47         49
                                       7.500          3,895.47      850,000.00
    RICHMOND HEIGHT  MO   63117          2            09/05/96         00
    0430053983                           03           11/01/96          0
    3915434147                           O            10/01/11
    0


    1532635          635/635             F           65,000.00         ZZ
                                         180         64,647.34          1
1


    380 MERIDIAN STREET                8.750            649.65         57
    UNIT 13                            8.500            649.65      116,000.00
    GROTON           CT   06340          1            10/04/96         00
    658325600                            01           12/01/96          0
    658325600                            O            11/01/11
    0


    1532659          076/076             F          310,000.00         ZZ
                                         180        307,234.62          1
    236 MONCADA WAY                    7.750          2,917.95         61
                                       7.500          2,917.95      510,000.00
    SAN FRANCISCO    CA   94127          1            09/18/96         00
    6362612                              05           11/01/96          0
    6362612                              O            10/01/11
    0


    1533324          976/G01             F          294,000.00         ZZ
                                         180        293,102.29          1
    401 REBECCA DRIVE                  7.375          2,704.58         72
                                       7.125          2,704.58      410,000.00
    PETALUMA         CA   94952          2            11/01/96         00
    0430096735                           05           01/01/97          0
    321396                               O            12/01/11
    0


    1533494          964/G01             F          150,000.00         ZZ
                                         180        149,120.52          1
    111 VENDOLA DRIVE                  7.875          1,422.68         54
                                       7.625          1,422.68      283,000.00
    SAN RAFAEL       CA   94903          2            10/08/96         00
    0430055368                           05           12/01/96          0
    17515                                O            11/01/11
    0


    1534684          429/429             F          432,500.00         ZZ
                                         180        428,641.82          1
    27 CAMINO ENCINAS                  7.750          4,071.02         60
                                       7.500          4,071.02      732,500.00
    ORINDA           CA   94563          1            09/05/96         00
    10350209                             05           11/01/96          0
    10350209                             O            10/01/11
    0


    1534723          526/526             F          166,500.00         ZZ
                                         180        166,013.49          1
    560 PEPPER DRIVE                   7.875          1,579.17         75
                                       7.625          1,579.17      222,000.00
    EL CAJON         CA   92021          5            11/04/96         00
    152721                               05           01/01/97          0
1


    152721                               O            12/01/11
    0


    1534853          074/G01             F          336,500.00         ZZ
                                         180        333,658.62          1
    4447 130TH STREET W                8.375          3,289.04         68
                                       8.125          3,289.04      500,000.00
    FARIBAULT        MN   55021          2            08/28/96         00
    0430063412                           05           11/01/96          0
    1576024074                           O            10/01/11
    0


    1534965          976/G01             F          250,000.00         ZZ
                                         180        248,597.56          1
    3622 CARPENTERS CREEK DRIVE        8.375          2,443.57         65
                                       8.125          2,443.57      385,000.00
    CINCINNATI       OH   45241          1            10/15/96         00
    0430098137                           03           12/01/96          0
    81158                                O            11/01/11
    0


    1535310          808/G01             F          100,000.00         ZZ
                                         180         99,707.80          2
    1029-1031 SOUTH KENMORE AVENUE     7.875            948.45         67
                                       7.625            948.45      150,000.00
    LOS ANGELES      CA   90006          1            11/05/96         00
    0430079996                           05           01/01/97          0
    9301475                              O            12/01/11
    0


    1536046          491/491             F          309,600.00         ZZ
                                         180        305,956.19          1
    3333 CLAY STREET #1                8.500          3,048.76         80
                                       8.250          3,048.76      387,000.00
    SAN FRANCISCO    CA   94118          1            08/01/96         00
    0061209856                           01           10/01/96          0
    0061209856                           O            09/01/11
    0


    1536199          A91/G01             F           70,000.00         ZZ
                                         180         69,795.47          1
    301 EAST 45TH STREET               7.875            663.91         59
    UNIT 12C                           7.625            663.91      120,000.00
    NEW YORK         NY   10017          1            11/01/96         00
    0430068015                           06           01/01/97          0
    UNKNOWN                              O            12/01/11
    0


1


    1536504          637/G01             F          202,000.00         ZZ
                                         180        202,000.00          1
    333 WAVERLY AVENUE                 7.500          1,872.57         75
                                       7.250          1,872.57      270,000.00
    HEWLETT          NY   11557          1            12/09/96         00
    0430118653                           05           02/01/97          0
    9382003                              O            01/01/12
    0


    1536529          070/070             F          500,000.00         T
                                         180        495,731.18          1
    1991 ALOHA DRIVE                   8.250          4,850.70         77
                                       8.000          4,850.70      650,000.00
    SOUTH LAKE TAHO  CA   96150          1            09/25/96         00
    1042141                              05           11/01/96          0
    1042141                              O            10/01/11
    0


    1536532          070/070             F          426,150.00         ZZ
                                         180        422,471.41          1
    6086 NW 32ND COURT                 8.125          4,103.32         79
                                       7.875          4,103.32      540,000.00
    BOCA RATON       FL   33496          2            09/25/96         00
    2376789                              03           11/01/96          0
    2376789                              O            10/01/11
    0


    1536545          070/070             F          550,000.00         ZZ
                                         180        545,457.57          1
    8346 ENRAMADA AVENUE               8.625          5,456.44         63
                                       8.375          5,456.44      875,000.00
    WHITTIER         CA   90605          2            09/13/96         00
    3098537                              05           11/01/96          0
    3098537                              O            10/01/11
    0


    1536551          070/070             F          216,750.00         ZZ
                                         180        214,380.92          1
    5604 GRINNELL COURT                8.750          2,166.30         91
                                       8.500          2,166.30      238,940.00
    ST CHARLES       MO   63304          1            09/06/96         14
    4450206                              05           10/01/96         30
    4450206                              O            09/01/11
    0


    1536561          070/070             F           80,000.00         ZZ
                                         180         79,286.35          1
    330 BRIGADE COURT                  7.750            753.02         50
                                       7.500            753.02      160,000.00
1


    WAYNE            PA   19087          5            09/24/96         00
    4916445                              01           11/01/96          0
    4916445                              O            10/01/11
    0


    1536563          070/070             F          400,000.00         ZZ
                                         180        396,584.95          1
    9107 SAWYER STREET                 8.250          3,880.56         64
                                       8.000          3,880.56      630,000.00
    LOS ANGELES      CA   90035          1            09/23/96         00
    4924342                              05           11/01/96          0
    4924342                              O            10/01/11
    0


    1536707          B65/G01             F          417,400.00         ZZ
                                         180        416,193.77          1
    715 PINE POINT DRIVE               8.000          3,988.90         77
                                       7.750          3,988.90      545,000.00
    AKRON            OH   44333          2            11/18/96         00
    0430076836                           05           01/01/97          0
    31096623                             O            12/01/11
    0


    1536862          764/G01             F          342,000.00         ZZ
                                         180        341,000.68          1
    51 WEST FOOTHILL BLVD              7.875          3,243.70         75
                                       7.625          3,243.70      456,000.00
    ARCADIA          CA   91006          1            11/19/96         00
    0430098830                           05           01/01/97          0
    890477                               O            12/01/11
    0


    1536909          461/G01             F          152,250.00         ZZ
                                         180        151,347.46          1
    12566 SUNDANCE AVENUE              7.750          1,433.10         75
                                       7.500          1,433.10      203,000.00
    SAN DIEGO        CA   92129          1            10/29/96         00
    0430071597                           05           12/01/96          0
    21061460                             O            11/01/11
    0


    1537440          686/G01             F           50,000.00         ZZ
                                         180         49,704.88          1
    4017 HAMILTON MILL RD              7.800            472.08         44
                                       7.550            472.08      114,413.00
    BUFORD           GA   30519          1            10/15/96         00
    0430074534                           05           12/01/96          0
    817692395                            O            11/01/11
    0
1




    1537442          686/G01             F          262,500.00         ZZ
                                         180        260,943.91          1
    78 BEACON HILL ROAD                7.750          2,470.85         70
                                       7.500          2,470.85      375,000.00
    PORT WASHINGTON  NY   11050          5            10/09/96         00
    0430073239                           05           12/01/96          0
    817857972                            O            11/01/11
    0


    1537464          686/G01             F          168,000.00         ZZ
                                         180        167,004.09          1
    6156 NICHOLAS                      7.750          1,581.35         70
                                       7.500          1,581.35      240,000.00
    WEST BLOOMFIELD  MI   48234          5            10/16/96         00
    0430073528                           05           12/01/96          0
    817712748                            O            11/01/11
    0


    1537502          686/G01             F           64,500.00         ZZ
                                         180         64,119.31          1
    37 KINGCREST TERRACE               7.800            608.98         62
                                       7.550            608.98      104,500.00
    RANDOLPH         MA   02368          1            10/31/96         00
    0430074047                           01           12/01/96          0
    817832124                            O            11/01/11
    0


    1538274          354/354             F          427,000.00         ZZ
                                         180        405,042.04          1
    5111 E. CAMINO FRANCISCO SOZA      7.750          4,019.25         70
                                       7.500          4,019.25      610,000.00
    TUCSON           AZ   85715          5            03/08/96         00
    20254124                             05           05/01/96          0
    20254124                             O            04/01/11
    0


    1538276          354/354             F          247,500.00         ZZ
                                         180        243,276.18          1
    8555 DRIVER CIRCLE                 8.375          2,419.13         75
                                       8.125          2,419.13      330,000.00
    ALPHARETTA       GA   30202          5            06/27/96         00
    20481339                             05           08/01/96          0
    20481339                             O            07/01/11
    0


    1538277          354/354             F          315,000.00         ZZ
                                         180        311,241.20          1
1


    12726 TAYLOR ROAD                  7.750          2,965.02         75
                                       7.500          2,965.02      420,000.00
    PLAIN CITY       OH   43064          2            08/16/96         00
    20484663                             05           10/01/96          0
    20484663                             O            09/01/11
    0


    1538278          354/354             F          540,000.00         ZZ
                                         180        532,079.53          1
    7713 MARTH COURT                   8.375          5,278.11         70
                                       8.125          5,278.11      775,000.00
    EDINA            MN   55439          4            07/18/96         00
    20488664                             05           09/01/96          0
    20488664                             O            08/01/11
    0


    1538279          354/354             F          331,200.00         ZZ
                                         180        326,506.23          1
    3725 SPRING VALLEY ROAD            8.375          3,237.24         50
                                       8.125          3,237.24      665,000.00
    BOULDER          CO   80304          2            07/10/96         00
    20491528                             05           09/01/96          0
    20491528                             O            08/01/11
    0


    1538282          354/354             F          269,000.00         ZZ
                                         180        265,859.29          1
    5716 OAK TREE ROAD                 8.000          2,570.70         71
                                       7.750          2,570.70      381,000.00
    EDMOND           OK   73003          2            08/08/96         00
    20507943                             03           10/01/96          0
    20507943                             O            09/01/11
    0


    1538283          354/354             F          231,000.00         ZZ
                                         180        228,939.32          1
    70 ADAMS STREET                    7.750          2,174.35         80
                                       7.500          2,174.35      289,000.00
    MEDFIELD         MA   02052          1            09/23/96         00
    20544664                             05           11/01/96          0
    20544664                             O            10/01/11
    0


    1538286          354/354             F          400,000.00         ZZ
                                         180        395,329.78          1
    14119 LAKE SCENE TRAIL DRIVE       8.000          3,822.61         80
                                       7.750          3,822.61      500,000.00
    HOUSTON          TX   77059          2            08/16/96         00
    20549713                             03           10/01/96          0
1


    20549713                             O            09/01/11
    0


    1538287          354/354             F          460,000.00         ZZ
                                         180        454,570.36          1
    21203  CRYSTAL GREENS DRIVE        7.875          4,362.87         80
                                       7.625          4,362.87      576,500.00
    KATY             TX   77450          1            08/09/96         00
    20550539                             03           10/01/96          0
    20550539                             O            09/01/11
    0


    1538288          354/354             F          245,000.00         ZZ
                                         180        241,006.00          1
    14 COUNTRY GATES DRIVE             8.125          2,359.06         80
                                       7.875          2,359.06      307,000.00
    WILMINGTON       DE   19810          1            08/23/96         00
    20557492                             03           10/01/96          0
    20557492                             O            09/01/11
    0


    1538290          354/354             F          650,000.00         ZZ
                                         180        644,073.84          1
    16 WYNSTONE WAY                    7.500          6,025.59         65
                                       7.250          6,025.59    1,000,000.00
    BARRINGTON       IL   60010          2            09/13/96         00
    20567079                             03           11/01/96          0
    20567079                             O            10/01/11
    0


    1538291          354/354             F          532,000.00         ZZ
                                         180        528,811.60          1
    12904 WALMER                       7.625          4,969.57         80
                                       7.375          4,969.57      665,000.00
    OVERLAND PARK    KS   66209          1            10/03/96         00
    20585451                             03           12/01/96          0
    20585451                             O            11/01/11
    0


    1538292          354/354             F          320,000.00         ZZ
                                         180        291,136.43          1
    47825 10 MILE ROAD                 8.750          3,198.24         69
                                       8.500          3,198.24      467,000.00
    NOVI             MI   48374          2            08/30/96         00
    20588489                             05           10/01/96          0
    20588489                             O            09/01/11
    0


1


    1538293          354/354             F          225,200.00         ZZ
                                         180        223,298.43          1
    25850 CONCORD                      8.375          2,201.16         77
                                       8.125          2,201.16      293,000.00
    HUNTINGTON WOOD  MI   48070          2            09/30/96         00
    20592986                             05           11/01/96          0
    20592986                             O            10/01/11
    0


    1538294          354/354             F          300,000.00         ZZ
                                         180        297,466.80          1
    5262 EAST LONG LANE                8.375          2,932.28         63
                                       8.125          2,932.28      480,000.00
    LITTLETON        CO   80122          1            09/27/96         00
    20597969                             03           11/01/96          0
    20597969                             O            10/01/11
    0


    1538295          354/354             F          290,800.00         ZZ
                                         180        289,168.69          1
    29 MAPLE AVENUE                    8.375          2,842.36         75
                                       8.125          2,842.36      390,000.00
    COLORADO SPRING  CO   80906          2            10/08/96         00
    20598256                             05           12/01/96          0
    20598256                             O            11/01/11
    0


    1538296          354/354             F          243,500.00         ZZ
                                         180        231,170.91          1
    3817 BROWNING STREET               7.250          2,222.82         61
                                       7.000          2,222.82      400,000.00
    HOUSTON          TX   77005          1            09/25/96         00
    20608311                             05           11/01/96          0
    20608311                             O            10/01/11
    0


    1538297          354/354             F          358,800.00         ZZ
                                         180        355,736.71          1
    5613 EAGLE POINT                   8.250          3,480.86         80
                                       8.000          3,480.86      448,500.00
    EL PASO          TX   79912          1            10/01/96         00
    20617783                             05           11/01/96          0
    20617783                             O            10/01/11
    0


    1538298          354/354             F          255,600.00         ZZ
                                         180        254,134.04          1
    118 PAMELLIA DRIVE                 8.125          2,461.13         80
                                       7.875          2,461.13      319,500.00
1


    BELLAIRE         TX   77401          1            10/01/96         00
    20618617                             05           12/01/96          0
    20618617                             O            11/01/11
    0


    1538300          354/354             F          355,000.00         ZZ
                                         180        352,895.58          1
    11208 WILDING LANE                 7.750          3,341.53         52
                                       7.500          3,341.53      695,000.00
    HOUSTON          TX   77024          1            10/25/96         00
    20640629                             05           12/01/96          0
    20640629                             O            11/01/11
    0


    1538302          354/354             F          406,400.00         ZZ
                                         180        404,043.29          1
    6614 UNDERWOOD AVENUE              8.000          3,883.77         80
                                       7.750          3,883.77      508,000.00
    OMAHA            NE   68132          1            10/28/96         00
    20657458                             05           12/01/96          0
    20657458                             O            11/01/11
    0


    1538303          354/354             F          900,000.00         ZZ
                                         180        869,788.08          1
    3123 DUMBARTON STREET NW           7.750          8,471.49         60
                                       7.500          8,471.49    1,500,000.00
    WASHINGTON       DC   20007          1            01/17/96         00
    2415837                              05           03/01/96          0
    2415837                              O            02/01/11
    0


    1538304          354/354             F          287,900.00         T
                                         180        279,960.37          1
    9840 LAKE DRIVE                    7.625          2,689.36         80
    UNIT 501                           7.375          2,689.36      361,000.00
    MYRTLE BEACH     SC   29572          2            03/26/96         00
    24218091                             06           05/01/96          0
    24218091                             O            04/01/11
    0


    1538305          354/354             F          278,499.00         ZZ
                                         180        275,317.74          1
    339 WHITWORTH WAY                  8.250          2,701.84         80
                                       8.000          2,701.84      348,124.00
    NASHVILLE        TN   37205          1            08/07/96         00
    24274151                             03           10/01/96          0
    24274151                             O            09/01/11
    0
1




    1538306          354/354             F          349,600.00         ZZ
                                         180        347,616.97          1
    1086 WILSHIRE WAY                  8.250          3,391.62         79
                                       8.000          3,391.62      444,000.00
    BRENTWOOD        TN   37027          1            10/25/96         00
    24313363                             03           12/01/96          0
    24313363                             O            11/01/11
    0


    1538309          354/354             F          408,000.00         ZZ
                                         180        405,581.40          1
    14027 PRESTWICK DRIVE              7.750          3,840.41         80
                                       7.500          3,840.41      510,000.00
    FARMERS BRANCH   TX   75234          2            10/25/96         00
    24405946                             05           12/01/96          0
    24405946                             O            11/01/11
    0


    1538311          354/354             F          260,300.00         ZZ
                                         180        254,139.80          1
    8  VIA TALIANA                     8.000          2,487.57         90
                                       7.750          2,487.57      289,241.00
    RANCHO SANTA MA  CA   92688          1            04/25/96         10
    24454464                             03           06/01/96         25
    24454464                             O            05/01/11
    0


    1538312          354/354             F          630,000.00         T
                                         180        619,012.25          1
    902 OCEAN BLVD.                    8.125          6,066.16         75
                                       7.875          6,066.16      840,000.00
    ISLE OF PALMS    SC   29451          1            07/02/96         00
    24583098                             05           08/01/96          0
    24583098                             O            07/01/11
    0


    1538314          354/354             F          275,000.00         T
                                         180        270,848.66          1
    22 OCEAN GREEN DRIVE               8.250          2,667.89         78
                                       8.000          2,667.89      355,000.00
    KIAWAH ISLAND    SC   29455          1            08/26/96         00
    24611238                             03           10/01/96          0
    24611238                             O            09/01/11
    0


    1538315          354/354             F          225,000.00         ZZ
                                         180        222,073.72          1
1


    1710 CHESTNUT GROVE LANE           6.750          1,991.05         65
                                       6.500          1,991.05      350,000.00
    KINGWOOD         TX   77345          1            08/16/96         00
    2466756                              03           10/01/96          0
    2466756                              O            09/01/11
    0


    1538316          354/354             F          230,000.00         ZZ
                                         180        228,535.92          1
    889 CREST VIEW CIRCLE              7.750          2,164.94         70
                                       7.500          2,164.94      332,690.00
    FORT LAUDERDALE  FL   33327          1            10/16/96         00
    24668568                             03           12/01/96          0
    24668568                             O            11/01/11
    0


    1538318          354/354             F          270,000.00         ZZ
                                         180        268,451.44          1
    4717 CHALMERS DRIVE                8.125          2,599.79         54
                                       7.875          2,599.79      505,000.00
    NASHVILLE        TN   37215          1            10/03/96         00
    24737447                             05           12/01/96          0
    24737447                             O            11/01/11
    0


    1538319          354/354             F          300,000.00         ZZ
                                         180        298,202.03          1
    206 HIBBEN STREET                  7.625          2,802.39         50
                                       7.375          2,802.39      611,000.00
    MT. PLEASANT     SC   29464          5            10/25/96         00
    24772873                             05           12/01/96          0
    24772873                             O            11/01/11
    0


    1538321          354/354             F          261,600.00         ZZ
                                         180        259,366.55          1
    733 27TH AVENUE                    8.250          2,537.89         80
                                       8.000          2,537.89      327,000.00
    SAN FRANCISCO    CA   94121          1            10/01/96         00
    24776338                             07           12/01/96          0
    24776338                             O            11/01/11
    0


    1538322          354/354             F          259,500.00         ZZ
                                         180        258,076.32          1
    21428 RIVERVIEW COURT              8.625          2,574.45         80
                                       8.375          2,574.45      325,000.00
    SALINAS          CA   93908          2            10/10/96         00
    24792897                             03           12/01/96          0
1


    24792897                             O            11/01/11
    0


    1538324          354/354             F          300,000.00         ZZ
                                         180        298,202.03          1
    1824 WAYSIDE PLACE                 7.625          2,802.39         79
                                       7.375          2,802.39      380,000.00
    CHARLOTTESVILLE  VA   22903          1            10/31/96         00
    24820946                             05           12/01/96          0
    24820946                             O            11/01/11
    0


    1538325          354/354             F          280,000.00         ZZ
                                         180        278,266.07          1
    1937 BALTIMORE-ANNAPOLIS BLVD.     7.250          2,556.02         80
                                       7.000          2,556.02      350,000.00
    ANNAPOLIS        MD   21401          2            10/24/96         00
    24823239                             05           12/01/96          0
    24823239                             O            11/01/11
    0


    1538729          686/G01             F           79,100.00         ZZ
                                         180         78,868.36          1
    7142 BRIGMORE DRIVE                7.850            749.09         75
                                       7.600            749.09      105,500.00
    CHARLOTTE        NC   28226          1            11/06/96         00
    0430075002                           05           01/01/97          0
    17959083                             O            12/01/11
    0


    1538760          952/G01             F          250,000.00         ZZ
                                         180        249,244.97          1
    146 SPLIT ROCK ROAD                7.500          2,317.53         63
                                       7.250          2,317.53      402,800.00
    PARAMUS          NJ   07652          1            11/29/96         00
    0430087817                           05           01/01/97          0
    96101507                             O            12/01/11
    0


    1538774          F64/G01             F          135,000.00         ZZ
                                         180        135,000.00          1
    7218 BANIFF CIRCLE                 8.250          1,309.69         73
                                       8.000          1,309.69      185,000.00
    CHARLOTTE        NC   28277          1            12/06/96         00
    0430103481                           03           02/01/97          0
    UNKNOWN                              O            01/01/12
    0


1


    1538797          668/G01             F          298,000.00         ZZ
                                         180        298,000.00          1
    3016 93RD PLACE NORTHEAST          7.750          2,805.01         63
                                       7.500          2,805.01      475,000.00
    BELLEVUE         WA   98004          1            12/10/96         00
    0430116863                           05           02/01/97          0
    0007008840                           O            01/01/12
    0


    1538805          638/G01             F           80,000.00         ZZ
                                         180         79,768.81          1
    14 DICKENS SQUARE                  8.000            764.52         57
                                       7.750            764.52      142,000.00
    TIMONIUM         MD   21093          1            11/25/96         00
    0430093682                           09           01/01/97          0
    08608293                             O            12/01/11
    0


    1538838          975/G01             F          450,000.00         ZZ
                                         180        448,670.51          1
    1640 NORTH SWEETSHADE CIRCLE       7.750          4,235.74         66
                                       7.500          4,235.74      690,000.00
    ORANGE           CA   92869          2            11/06/96         00
    0430082255                           03           01/01/97          0
    962742                               O            12/01/11
    0


    1538861          624/G01             F           90,000.00         ZZ
                                         180         89,728.19          1
    1455 FAIRHAVEN DRIVE               7.500            834.31         35
                                       7.250            834.31      258,000.00
    SAN JOSE         CA   95118          2            11/20/96         00
    0430094185                           05           01/01/97          0
    21010660014                          O            12/01/11
    0


    1538980          601/G01             F          600,000.00         ZZ
                                         180        590,923.99          1
    170 TELEMARK ROAD                  7.625          5,604.78         42
                                       7.375          5,604.78    1,450,000.00
    KETCHUM          ID   83340          4            07/30/96         00
    0430090316                           03           09/01/96          0
    1091010                              O            08/01/11
    0


    1539202          429/429             F          520,000.00         ZZ
                                         180        516,984.52          1
    82 BEACON STREET                   8.000          4,969.40         80
                                       7.750          4,969.40      650,000.00
1


    NEWTON           MA   02167          1            10/23/96         00
    0021668698                           05           12/01/96          0
    0021668698                           O            11/01/11
    0


    1539335          074/074             F          250,200.00         ZZ
                                         180        244,924.28          1
    10836 SUNRISE POINT                7.750          2,355.07         90
                                       7.500          2,355.07      278,000.00
    SHREVEPORT       LA   71106          2            05/30/96         10
    1502016580                           03           07/01/96         12
    1502016580                           O            06/01/11
    0


    1539345          074/074             F          249,000.00         ZZ
                                         180        246,542.29          1
    1691 PELICAN PLACE                 7.500          2,308.27         90
                                       7.250          2,308.27      279,000.00
    MIDDLEBURG       FL   32068          1            09/16/96         10
    1511041090                           05           11/01/96         25
    1511041090                           O            10/01/11
    0


    1539489          116/116             F          328,900.00         ZZ
                                         180        328,900.00          1
    11 TREEVINE CRT                    7.125          2,979.28         90
                                       7.000          2,979.28      365,467.00
    THE WOODLANDS    TX   77381          1            12/12/96         10
    UNKNOWN                              03           02/01/97         25
    UNKNOWN                              O            01/01/12
    0


    1539497          B24/G01             F          139,000.00         ZZ
                                         180        139,000.00          1
    153 RIVER STREET                   7.875          1,318.35         37
                                       7.625          1,318.35      380,000.00
    NEW CANAAN       CT   06840          2            12/11/96         00
    0430095802                           05           02/01/97          0
    UNKNOWN                              O            01/01/12
    0


    1539732          961/G01             F          432,000.00         ZZ
                                         180        429,439.14          1
    26137 MARINA DRIVE                 7.750          4,066.31         58
                                       7.500          4,066.31      750,000.00
    ROLLING HILLS E  CA   90274          2            10/28/96         00
    0430080507                           05           12/01/96          0
    09109302                             O            11/01/11
    0
1




    1539844          F03/G01             F          225,000.00         ZZ
                                         180        225,000.00          1
    120 GINGERGUILL COURT              7.875          2,134.02         74
                                       7.625          2,134.02      306,241.00
    DILLON           CO   80435          4            12/16/96         00
    0430103796                           05           02/01/97          0
    10273                                O            01/01/12
    0


    1539863          181/181             F          200,000.00         ZZ
                                         180        197,613.43          1
    11040 RIVER ROAD                   7.750          1,882.56         37
                                       7.500          1,882.56      545,000.00
    POTOMAC          MD   20854          2            08/22/96         00
    5368731                              05           10/01/96          0
    5368731                              O            09/01/11
    0


    1539890          638/G01             F           90,000.00         ZZ
                                         180         90,000.00          1
    558 NORTH RICK STREET              7.875            853.60         60
                                       7.625            853.60      150,000.00
    ORANGE           CA   92669          1            12/04/96         00
    0430116616                           05           02/01/97          0
    08610690                             O            01/01/12
    0


    1540048          808/G01             F           45,000.00         ZZ
                                         180         45,000.00          1
    1421 WAVERLY DRIVE                 7.375            413.97         75
                                       7.125            413.97       60,000.00
    MODESTO          CA   95351          1            12/02/96         00
    0430104067                           05           02/01/97          0
    9404276                              O            01/01/12
    0


    1540058          683/G01             F          324,000.00         ZZ
                                         180        324,000.00          1
    72 BLOSSOM ROAD                    7.625          3,026.58         80
                                       7.375          3,026.58      405,000.00
    WINDHAM          NJ   03087          1            12/04/96         00
    0430096297                           05           02/01/97          0
    015880                               O            01/01/12
    0


    1540219          439/G01             F          143,000.00         ZZ
                                         180        141,811.06          1
1


    1545 GLENOVER DRIVE                8.550          1,412.38         49
                                       8.300          1,412.38      293,000.00
    PASADENA         CA   91105          1            09/19/96         00
    0430080424                           05           11/01/96          0
    1873959                              O            10/01/11
    0


    1540221          439/G01             F          298,800.00         ZZ
                                         180        296,941.60          1
    729 ACACIA DRIVE                   7.200          2,719.22         75
                                       6.950          2,719.22      398,500.00
    BURLINGAME       CA   94010          1            10/08/96         00
    0430079210                           05           12/01/96          0
    1875940                              O            11/01/11
    0


    1540223          439/G01             F          750,000.00         ZZ
                                         180        745,612.26          1
    2 NEWTON TURNPIKE                  7.900          7,124.17         60
                                       7.650          7,124.17    1,250,000.00
    WESTPORT         CT   06880          2            10/25/96         00
    0430078915                           05           12/01/96          0
    1876948                              O            11/01/11
    0


    1540225          439/G01             F           35,000.00         ZZ
                                         180         34,788.86          1
    4554 SOUTHEAST TIBBETTS STREET     7.550            325.45         22
                                       7.300            325.45      165,000.00
    PORTLAND         OR   97206          1            10/25/96         00
    0430080382                           05           12/01/96          0
    1879259                              O            11/01/11
    0


    1540227          439/G01             F          230,000.00         ZZ
                                         180        229,341.20          1
    23816 WEST BARNSWALLOW LANE        8.100          2,211.30         39
                                       7.850          2,211.30      600,000.00
    WAUCONDA         IL   60084          5            11/07/96         00
    0430079319                           05           01/01/97          0
    1880868                              O            12/01/11
    0


    1540228          439/G01             F           33,000.00         ZZ
                                         180         32,901.20          1
    210 172ND STREET, #326             7.600            307.80         75
                                       7.350            307.80       44,000.00
    NORTH MIAMI BEA  FL   33160          1            11/08/96         00
    0430080754                           08           01/01/97          0
1


    1881417                              O            12/01/11
    0


    1540229          439/G01             F           82,500.00         ZZ
                                         180         82,254.10          1
    1201 MELODY LANE                   7.650            771.84         75
                                       7.400            771.84      110,000.00
    FRIENDSWOOD      TX   77546          1            11/07/96         00
    0430080291                           05           01/01/97          0
    1882489                              O            12/01/11
    0


    1540236          A45/G01             F          300,000.00         ZZ
                                         180        299,133.04          1
    47 CHASE STREET                    8.000          2,866.96         50
                                       7.750          2,866.96      600,000.00
    CHATHAM          MA   02633          2            12/02/96         00
    0430087429                           05           01/01/97          0
    UNKNOWN                              O            12/01/11
    0


    1540787          025/025             F          230,000.00         ZZ
                                         180        229,357.13          1
    2601 CLEMATIS PLACE                8.375          2,248.08         80
                                       8.125          2,248.08      290,000.00
    FORT LAUDERDALE  FL   33301          1            11/05/96         00
    142169                               05           01/01/97          0
    142169                               O            12/01/11
    0


    1540806          E19/G01             F          196,000.00         ZZ
                                         180        195,433.59          1
    19 DEL CAMBREA                     8.000          1,873.08         74
                                       7.750          1,873.08      265,000.00
    IRVINE           CA   92606          2            11/11/96         00
    0430097568                           03           01/01/97          0
    100014113                            O            12/01/11
    0


    1540817          025/025             F          230,500.00         ZZ
                                         180        229,178.02          1
    825 119TH AVENUE                   8.125          2,219.44         79
                                       7.875          2,219.44      295,000.00
    TREASURE ISLAND  FL   33706          2            10/18/96         00
    813788                               05           12/01/96          0
    813788                               O            11/01/11
    0


1


    1540997          377/G01             F          300,000.00         ZZ
                                         180        299,133.04          1
    467 RETREAT LANE NORTH             8.000          2,866.96         48
                                       7.750          2,866.96      625,000.00
    POWELL           OH   43065          2            11/14/96         00
    0430086496                           05           01/01/97          0
    4627436                              O            12/01/11
    0


    1541108          387/387             F          138,000.00         ZZ
                                         180        136,782.32          1
    2709 FARMLAND DRIVE                7.875          1,308.87         58
                                       7.375          1,308.87      238,000.00
    PLANO            TX   75093          1            09/12/96         00
    814863                               05           11/01/96          0
    814863                               O            10/01/11
    0


    1541111          387/387             F          109,450.00         ZZ
                                         180        108,325.63          1
    5305 YACHT CLUB DRIVE              7.875          1,038.08         50
                                       7.375          1,038.08      222,000.00
    ROCKWALL         TX   75087          2            10/17/96         00
    818880                               03           12/01/96          0
    818880                               O            11/01/11
    0


    1541147          811/G01             F          195,000.00         ZZ
                                         180        195,000.00          1
    8402 LOOKOUT CIRCLE                8.125          1,877.62         60
                                       7.875          1,877.62      325,000.00
    BOCA RATON       FL   33496          1            12/05/96         00
    0430113670                           03           02/01/97          0
    104606                               O            01/01/12
    0


    1541176          A52/G01             F           87,000.00         ZZ
                                         180         86,742.96          1
    1120 PRIMROSE DRIVE                7.750            818.91         64
                                       7.500            818.91      137,000.00
    ROSWELL          GA   30076          1            11/26/96         00
    0430080168                           05           01/01/97          0
    178152                               O            12/01/11
    0


    1541190          076/076             F          840,000.00         ZZ
                                         180        835,128.86          1
    3252 HUNTS POINT ROAD              8.000          8,027.48         70
                                       7.750          8,027.48    1,200,000.00
1


    BELLEVUE         WA   98004          1            10/10/96         00
    17059557                             05           12/01/96          0
    17059557                             O            11/01/11
    0


    1541191          076/076             F          440,000.00         ZZ
                                         180        437,420.20          1
    4225 CHABOYA HILLS COURT           7.875          4,173.18         66
                                       7.625          4,173.18      675,000.00
    SAN JOSE         CA   95148          1            10/16/96         00
    6425022                              05           12/01/96          0
    6425022                              O            11/01/11
    0


    1541192          076/076             F          450,000.00         ZZ
                                         180        447,303.03          1
    6804 ISLAND CIRCLE                 7.625          4,203.59         59
                                       7.375          4,203.59      770,000.00
    MIDLAND          TX   79707          2            10/16/96         00
    6580812                              03           12/01/96          0
    6580812                              O            11/01/11
    0


    1541193          076/076             F          434,000.00         ZZ
                                         180        431,455.37          1
    4505 BEVERLY DRIVE                 7.875          4,116.28         58
                                       7.625          4,116.28      750,000.00
    HIGHLAND PARK    TX   75205          2            10/25/96         00
    UNKNOWN                              05           12/01/96          0
    UNKNOWN                              O            11/01/11
    0


    1541195          076/076             F          330,000.00         ZZ
                                         180        328,107.32          1
    911 SUNSET BAY COURT               8.125          3,177.52         67
                                       7.875          3,177.52      495,600.00
    SHALIMAR         FL   32579          1            10/21/96         00
    UNKNOWN                              03           12/01/96          0
    UNKNOWN                              O            11/01/11
    0


    1541198          076/076             F          628,000.00         ZZ
                                         180        624,592.88          1
    721-725 FIFTH AVENUE UNIT 50B      8.750          6,276.54         75
                                       8.500          6,276.54      837,500.00
    NEW YORK         NY   10022          1            10/23/96         00
    6359452                              06           12/01/96          0
    6359452                              O            11/01/11
    0
1




    1541199          076/076             F          330,000.00         ZZ
                                         180        327,117.39          1
    4500 POST ROAD                     7.990          3,151.75         64
                                       7.740          3,151.75      520,000.00
    WARWICK          RI   02818          2            09/25/96         00
    5805002                              05           11/01/96          0
    5805002                              O            10/01/11
    0


    1541200          076/076             F          288,000.00         ZZ
                                         180        285,568.13          1
    13777 PINE VILLA LANE              8.375          2,814.99         90
                                       8.125          2,814.99      320,000.00
    FORT MYERS       FL   33912          1            09/16/96         14
    7052593                              05           11/01/96         25
    7052593                              O            10/01/11
    0


    1541299          526/526             F          311,500.00         ZZ
                                         180        309,713.44          1
    55 VISTA HILL ROAD                 8.125          2,999.38         70
                                       7.875          2,999.38      445,000.00
    GREAT NECK       NY   11021          1            10/04/96         00
    1141105                              05           12/01/96          0
    1141105                              O            11/01/11
    0


    1541338          375/G01             F           40,000.00         ZZ
                                         180         39,353.73          1
    LOT NO 103 MOORE ROAD              9.000            405.71         32
                                       8.750            405.71      127,000.00
    BUTLER           PA   16001          1            06/20/96         00
    0430094250                           05           08/01/96          0
    UNKNOWN                              O            07/01/11
    0


    1541457          560/560             F          225,000.00         ZZ
                                         180        220,723.81          1
    13348 TROON TRACE LANE             7.125          2,038.13         53
                                       6.875          2,038.13      430,500.00
    JACKSONVILLE     FL   32225          1            06/11/96         00
    450455043                            03           08/01/96          0
    450455043                            O            07/01/11
    0


    1541473          074/074             F          188,150.00         ZZ
                                         180        186,630.26          1
1


    16351 WEST 135TH STREET            8.875          1,894.38         75
                                       8.625          1,894.38      250,900.00
    LEMONT           IL   60439          1            10/04/96         00
    1583034646                           05           11/01/96          0
    1583034646                           O            10/01/11
    0


    1541632          965/G01             F           45,000.00         ZZ
                                         180         45,000.00          1
    1934 SETTLERS BEND                 8.000            430.04         47
                                       7.750            430.04       96,000.00
    LAS CRUCES       NM   88012          1            12/06/96         00
    0430102293                           05           02/01/97          0
    1541632                              O            01/01/12
    0


    1541895          403/403             F          275,000.00         ZZ
                                         180        274,222.74          1
    26 SETTLERS LANE                   8.250          2,667.89         76
                                       8.000          2,667.89      365,500.00
    RIDGEFIELD       CT   06877          1            11/14/96         00
    00006530612                          05           01/01/97          0
    00006530612                          O            12/01/11
    0


    1541943          764/G01             F          480,000.00         ZZ
                                         180        480,000.00          1
    17 PEMBERLY                        7.875          4,552.56         50
                                       7.625          4,552.56      960,000.00
    IRVINE           CA   92715          2            12/19/96         00
    0430115725                           03           02/01/97          0
    890510                               O            01/01/12
    0


    1541950          764/G01             F          300,000.00         ZZ
                                         180        300,000.00          1
    36 ASCENSION                       7.500          2,781.04         53
                                       7.250          2,781.04      575,490.00
    IRVINE           CA   92612          1            12/11/96         00
    0430110379                           03           02/01/97          0
    809512                               O            01/01/12
    0


    1542325          070/070             F          320,000.00         ZZ
                                         180        316,181.56          1
    3362 LAKESIDE DRIVE                7.750          3,012.08         77
                                       7.500          3,012.08      418,500.00
    EUGENE           OR   97401          4            03/26/96         00
    1065100                              03           10/01/96          0
1


    1065100                              O            09/01/11
    0


    1542326          070/070             F          240,000.00         ZZ
                                         180        239,306.43          1
    141 ARDSLEY ROAD                   8.000          2,293.57         74
                                       7.750          2,293.57      325,000.00
    SCARSDALE        NY   10583          2            11/01/96         00
    1344572                              05           01/01/97          0
    1344572                              O            12/01/11
    0


    1542327          070/070             F          233,500.00         ZZ
                                         180        232,160.80          1
    35 WEST MUNDHANK ROAD              8.125          2,248.33         49
                                       7.875          2,248.33      485,000.00
    SOUTH BARRINGTO  IL   60010          2            11/01/96         00
    1828100                              05           12/01/96          0
    1828100                              O            11/01/11
    0


    1542328          070/070             F          280,500.00         ZZ
                                         180        279,624.61          1
    2610 FOX CHASE                     7.125          2,540.86         85
                                       6.875          2,540.86      330,000.00
    TROY             MI   48098          1            11/15/96         21
    2082829                              05           01/01/97          6
    2082829                              O            12/01/11
    0


    1542329          070/070             F          344,000.00         ZZ
                                         180        341,983.06          1
    302 ASHLAND AVENUE, NO. 301        7.875          3,262.67         80
                                       7.625          3,262.67      430,000.00
    SANTA MONICA     CA   90405          2            10/31/96         00
    2083564                              01           12/01/96          0
    2083564                              O            11/01/11
    0


    1542330          070/070             F          225,000.00         ZZ
                                         180        223,680.79          1
    221 SOUTH STANLEY DRIVE            7.875          2,134.01         58
                                       7.625          2,134.01      390,000.00
    BEVERLY HILLS    CA   90211          1            10/23/96         00
    2083600                              05           12/01/96          0
    2083600                              O            11/01/11
    0


1


    1542331          070/070             F          236,250.00         ZZ
                                         180        234,879.99          1
    920 W DUNNE AVENUE                 8.000          2,257.73         75
                                       7.750          2,257.73      315,000.00
    MORGAN HILL      CA   95037          5            10/25/96         00
    2831613                              05           12/01/96          0
    2831613                              O            11/01/11
    0


    1542332          070/070             F          300,000.00         ZZ
                                         180        298,260.30          1
    4224 S 180TH STREET                8.000          2,866.96         75
                                       7.750          2,866.96      400,000.00
    OMAHA            NE   68135          1            10/29/96         00
    2833764                              05           12/01/96          0
    2833764                              O            11/01/11
    0


    1542333          070/070             F          224,000.00         ZZ
                                         180        222,044.50          1
    2033 E. 38TH STREET                8.000          2,140.66         80
                                       7.750          2,140.66      280,000.00
    TULSA            OK   74105          2            09/20/96         00
    3044701                              05           11/01/96          0
    3044701                              O            10/01/11
    0


    1542335          070/070             F          350,000.00         ZZ
                                         180        347,925.22          1
    21880 RIBERA LANE WEST             7.750          3,294.47         79
                                       7.500          3,294.47      445,000.00
    LINN             OR   97068          2            10/16/96         00
    3103092                              05           12/01/96          0
    3103092                              O            11/01/11
    0


    1542336          070/070             F          221,250.00         ZZ
                                         180        219,966.98          1
    1923 LIME KILN                     8.000          2,114.38         68
                                       7.750          2,114.38      330,000.00
    HELENA           MT   59601          5            10/18/96         00
    3129461                              05           12/01/96          0
    3129461                              O            11/01/11
    0


    1542337          070/070             F          286,000.00         ZZ
                                         180        284,377.72          1
    76 BRIGHTON ROAD                   8.250          2,774.61         40
                                       8.000          2,774.61      725,000.00
1


    ATLANTA          GA   30309          2            10/28/96         00
    3156462                              05           12/01/96          0
    3156462                              O            11/01/11
    0


    1542338          070/070             F          230,000.00         ZZ
                                         180        223,724.00          1
    1684 MEDICINE BOW ROAD             7.750          2,164.93         31
                                       7.500          2,164.93      750,000.00
    ASPEN            CO   81611          5            03/19/96         00
    3165122                              05           05/01/96          0
    3165122                              O            04/01/11
    0


    1542339          070/070             F          250,050.00         ZZ
                                         180        248,599.96          1
    4 ORSINGER HILL                    8.000          2,389.61         78
                                       7.750          2,389.61      322,000.00
    SAN ANTONIO      TX   78230          2            10/15/96         00
    3211915                              03           12/01/96          0
    3211915                              O            11/01/11
    0


    1542340          070/070             F          353,000.00         ZZ
                                         120        345,518.34          1
    18501 NORTH PARK BLVD              8.750          4,424.04         42
                                       8.500          4,424.04      850,000.00
    SHAKER HEIGHTS   OH   44118          2            08/01/96         00
    4055871                              05           10/01/96          0
    4055871                              O            09/01/06
    0


    1542341          070/070             F          450,000.00         ZZ
                                         180        448,699.57          1
    3917 AVENIDA BRISA                 8.000          4,300.43         77
                                       7.750          4,300.43      590,000.00
    RANCHO SANTE FE  CA   92067          4            11/05/96         00
    4250268                              05           01/01/97          0
    4250268                              O            12/01/11
    0


    1542342          070/070             F          265,000.00         ZZ
                                         180        263,463.27          1
    491 RAVENSBURY STREET              8.000          2,532.48         58
                                       7.750          2,532.48      462,000.00
    THOUSAND OAKS A  CA   91361          5            10/14/96         00
    4268776                              03           12/01/96          0
    4268776                              O            11/01/11
    0
1




    1542343          070/070             F          490,000.00         ZZ
                                         180        487,095.31          1
    540 HANLEY AVENUE                  7.750          4,612.25         50
                                       7.500          4,612.25      990,000.00
    LOS ANGELES      CA   90049          2            10/18/96         00
    4268923                              05           12/01/96          0
    4268923                              O            11/01/11
    0


    1542344          070/070             F          341,000.00         ZZ
                                         180        337,682.57          1
    5001 AMIGO AVENUE                  7.875          3,234.21         65
                                       7.625          3,234.21      532,000.00
    (TARZANA AREA)   CA   91356          2            10/23/96         00
    4269530                              05           12/01/96          0
    4269530                              O            11/01/11
    0


    1542345          070/070             F          100,000.00         ZZ
                                         120         98,314.94          1
    203 LAYDON LANE                    7.625          1,193.55         57
                                       7.375          1,193.55      176,000.00
    WEST CHESTER     PA   19380          5            09/05/96         00
    4379901                              05           11/01/96          0
    4379901                              O            10/01/06
    0


    1542346          070/070             F          229,400.00         ZZ
                                         180        228,114.01          1
    2108 INVERNESS DRIVE               8.500          2,258.99         90
                                       8.250          2,258.99      255,000.00
    HENDERSON        NV   89014          2            10/24/96         04
    4575376                              03           12/01/96         25
    4575376                              O            11/01/11
    0


    1542347          070/070             F          264,000.00         ZZ
                                         180        263,237.08          1
    9957 HICKORY RIDGE DRIVE           8.000          2,522.92         80
                                       7.750          2,522.92      330,000.00
    ZIONSVILLE       IN   46077          2            11/01/96         00
    4579981                              03           01/01/97          0
    4579981                              O            12/01/11
    0


    1542348          070/070             F           85,000.00         ZZ
                                         180         84,060.61          1
1


    11813 LAKE FLORENCE DR.            8.625            843.27         39
                                       8.375            843.27      220,000.00
    ANDERSON ISLAND  WA   98303          5            08/21/96         00
    4680953                              05           10/01/96          0
    4680953                              O            09/01/11
    0


    1542349          070/070             F           35,000.00         ZZ
                                         180         34,249.16          1
    10230 CHERRY LIMB DRIVE            7.750            329.45         51
                                       7.500            329.45       69,000.00
    HOUSTON          TX   77099          2            10/24/96         00
    4752404                              03           12/01/96          0
    4752404                              O            11/01/11
    0


    1542350          070/070             F          307,000.00         ZZ
                                         180        304,320.67          1
    27095 COVE DRIVE                   8.000          2,933.85         75
                                       7.750          2,933.85      410,000.00
    ORANGE BEACH     AL   36561          5            09/19/96         00
    4919339                              05           11/01/96          0
    4919339                              O            10/01/11
    0


    1542351          070/070             F          247,500.00         ZZ
                                         180        246,080.51          1
    5465 CAMPBELL ROAD                 8.125          2,383.13         90
                                       7.875          2,383.13      275,000.00
    LAS VEGAS        NV   89129          1            10/24/96         14
    4986928                              05           12/01/96         12
    4986928                              O            11/01/11
    0


    1542352          070/070             F          400,000.00         ZZ
                                         180        397,654.66          1
    176 WEST LANDING ROAD              7.875          3,793.80         56
                                       7.625          3,793.80      725,000.00
    WILLIAMSBURG     VA   23185          5            10/25/96         00
    5062374                              03           12/01/96          0
    5062374                              O            11/01/11
    0


    1542353          070/070             F          306,000.00         T
                                         180        304,264.29          1
    1119 SUNSET RESORT ROAD            8.250          2,968.63         59
                                       8.000          2,968.63      520,000.00
    ELY              MN   55731          2            10/25/96         00
    5085178                              05           12/01/96          0
1


    5085178                              O            11/01/11
    0


    1542354          070/070             F          396,000.00         ZZ
                                         180        393,641.24          1
    4625 RIVER HOLLOW DR               8.125          3,813.01         57
                                       7.875          3,813.01      700,000.00
    JACKSON          WY   83001          2            10/22/96         00
    5157151                              05           12/01/96          0
    5157151                              O            11/01/11
    0


    1542355          070/070             F          225,000.00         ZZ
                                         180        223,709.54          1
    20901 EDGEWATER DRIVE              8.125          2,166.49         66
                                       7.875          2,166.49      343,000.00
    NOBLESVILLE      IN   46060          1            10/18/96         00
    5171466                              05           12/01/96          0
    5171466                              O            11/01/11
    0


    1542356          070/070             F          500,000.00         T
                                         180        495,857.38          1
    15861 LAKESIDE LANDING             8.250          4,850.70         75
                                       8.000          4,850.70      675,000.00
    TRUCKEE          CA   96161          1            10/17/96         00
    5188227                              03           12/01/96          0
    5188227                              O            11/01/11
    0


    1542357          070/070             F          240,000.00         ZZ
                                         180        239,275.17          1
    16461 WEST ELLSWORTH AVE.          7.500          2,224.83         69
                                       7.250          2,224.83      348,500.00
    GOLDEN           CO   80401          2            10/30/96         00
    5194037                              03           01/01/97          0
    5194037                              O            12/01/11
    0


    1542359          070/070             F          360,000.00         ZZ
                                         180        357,912.36          1
    5719 STILL FOREST                  8.000          3,440.35         80
                                       7.750          3,440.35      450,000.00
    DALLAS           TX   75252          1            10/31/96         00
    5203304                              03           12/01/96          0
    5203304                              O            11/01/11
    0


1


    1542360          070/070             F           80,000.00         ZZ
                                         180         79,536.08          1
    2422 LONDONDERRY DRIVE             8.000            764.52         47
                                       7.750            764.52      172,600.00
    PEARLAND         TX   77581          1            10/30/96         00
    5209948                              03           12/01/96          0
    5209948                              O            11/01/11
    0


    1542361          070/070             F          390,000.00         ZZ
                                         180        387,738.41          1
    1216 WILLOW WAY                    8.000          3,727.04         75
                                       7.750          3,727.04      520,000.00
    NOBLESVILLE      IN   46060          2            10/23/96         00
    5265932                              03           12/01/96          0
    5265932                              O            11/01/11
    0


    1542362          070/070             F          111,100.00         ZZ
                                         180        110,497.23          1
    514 UPPER HARMONY ROAD             8.750          1,110.39         70
                                       8.500          1,110.39      160,000.00
    EVANS CITY       PA   16033          2            11/06/96         00
    5291724                              05           12/01/96          0
    5291724                              O            11/01/11
    0


    1542363          070/070             F          300,000.00         ZZ
                                         180        298,022.54          1
    2580 SUNRIDGE CIRCLE               7.500          2,781.04         75
                                       7.250          2,781.04      400,000.00
    TWIN FALLS       ID   83301          5            11/05/96         00
    5309094                              05           12/01/96          0
    5309094                              O            11/01/11
    0


    1542364          070/070             F          350,000.00         T
                                         180        348,977.31          1
    4747 W. WILDRIDGE ROAD, E 1/2      7.875          3,319.57         73
                                       7.625          3,319.57      480,000.00
    AVON             CO   81620          1            11/08/96         00
    5312531                              05           01/01/97          0
    5312531                              O            12/01/11
    0


    1542365          070/070             F          261,500.00         ZZ
                                         180        260,744.30          1
    14200 FOOTHILL CIRCLE              8.000          2,499.03         77
                                       7.750          2,499.03      343,000.00
1


    GOLDEN           CO   80401          2            11/08/96         00
    5405248                              05           01/01/97          0
    5405248                              O            12/01/11
    0


    1542367          070/070             F          235,450.00         ZZ
                                         180        233,567.87          1
    3311 36TH AVE. W.                  7.875          2,233.13         72
                                       7.625          2,233.13      330,000.00
    SEATTLE          WA   98199          2            10/09/96         00
    5407964                              05           12/01/96          0
    5407964                              O            11/01/11
    0


    1542368          070/070             F          200,000.00         ZZ
                                         180        199,250.00          1
    8695 SOUTH RUSSELL PARK ROAD       7.500          1,854.02         63
                                       7.250          1,854.02      320,000.00
    SALT LAKE CITY   UT   84121          2            11/13/96         00
    5417495                              05           01/01/97          0
    5417495                              O            12/01/11
    0


    1542370          070/070             F          269,300.00         ZZ
                                         180        267,806.01          1
    3770 OLYMPIA DRIVE                 8.500          2,651.90         53
                                       8.250          2,651.90      510,000.00
    HOUSTON          TX   77019          2            10/25/96         00
    5437002                              03           12/01/96          0
    5437002                              O            11/01/11
    0


    1542371          070/070             F          165,000.00         ZZ
                                         180        164,533.65          1
    12321 N.W. 23 COURT                8.250          1,600.73         66
                                       8.000          1,600.73      252,000.00
    PLANTATION       FL   33323          2            11/05/96         00
    5446290                              05           01/01/97          0
    5446290                              O            12/01/11
    0


    1542372          070/070             F          350,000.00         ZZ
                                         180        347,970.36          1
    8215 E MERCER WAY                  8.000          3,344.78         75
                                       7.750          3,344.78      470,000.00
    MERCER ISLAND    WA   98040          2            10/28/96         00
    5520405                              05           12/01/96          0
    5520405                              O            11/01/11
    0
1




    1542374          070/070             F           99,750.00         ZZ
                                         180         99,184.18          1
    2708 BENT LEAF DRIVE               8.250            967.72         70
                                       8.000            967.72      142,500.00
    VALRICO          FL   33594          1            11/04/96         00
    5528360                              03           12/01/96          0
    5528360                              O            11/01/11
    0


    1542375          070/070             F          195,000.00         ZZ
                                         180        193,906.11          1
    46 CIRCLE LANE                     8.375          1,905.98         46
                                       8.125          1,905.98      430,000.00
    ROSLYN HEIGHTS   NY   11577          5            10/24/96         00
    5530449                              05           12/01/96          0
    5530449                              O            11/01/11
    0


    1542376          070/070             F          260,000.00         ZZ
                                         180        259,248.63          1
    10 MAPLE PARKWAY                   8.000          2,484.70         79
                                       7.750          2,484.70      330,000.00
    SPARTA           NJ   07871          2            11/05/96         00
    5530467                              03           01/01/97          0
    5530467                              O            12/01/11
    0


    1542377          070/070             F          261,600.00         ZZ
                                         180        260,809.94          1
    3975 SAN ANTONIO ROAD              7.500          2,425.06         80
                                       7.250          2,425.06      327,000.00
    YORBA LINDA      CA   92886          1            11/07/96         00
    5538564                              05           01/01/97          0
    5538564                              O            12/01/11
    0


    1542378          070/070             F          240,000.00         ZZ
                                         180        238,577.30          1
    402 SANTA MARINA COURT             7.750          2,259.06         70
                                       7.500          2,259.06      345,000.00
    ESCONDIDO        CA   92029          1            10/25/96         00
    5549156                              03           12/01/96          0
    5549156                              O            11/01/11
    0


    1542379          070/070             F          227,250.00         ZZ
                                         180        226,033.04          1
1


    750 SUNBURST VISTA                 7.000          2,042.59         75
                                       6.750          2,042.59      303,000.00
    MONUMENT         CO   80132          5            11/13/96         00
    5684004                              03           01/01/97          0
    5684004                              O            12/01/11
    0


    1542382          070/070             F           27,900.00         ZZ
                                         180         17,828.25          1
    608 WEST PARADISE                  7.625            260.62         20
                                       7.375            260.62      144,700.00
    VISALIA          CA   93277          2            02/10/94         00
    8410112                              05           04/01/94          0
    8410112                              O            03/01/09
    0


    1542383          070/070             F          400,000.00         ZZ
                                         180        398,856.80          1
    36 ERIC COURT                      8.125          3,851.53         80
                                       7.875          3,851.53      500,000.00
    MARLBORO         NJ   07746          1            11/06/96         00
    8914506                              05           01/01/97          0
    8914506                              O            12/01/11
    0


    1542384          070/070             F          262,000.00         ZZ
                                         180        261,234.44          1
    2204 CHESAPEAKE HARBOUR DRIVE      7.875          2,484.94         80
                                       7.625          2,484.94      328,000.00
    ANNAPOLIS        MD   21403          1            11/15/96         00
    9967368                              01           01/01/97          0
    9967368                              O            12/01/11
    0


    1542511          961/G01             F          994,000.00         ZZ
                                         180        991,095.54          1
    17492 CAMINO DE YATASTO            7.875          9,427.59         56
                                       7.625          9,427.59    1,800,000.00
    PACIFIC PALISAD  CA   90272          2            11/14/96         00
    0430092296                           03           01/01/97          0
    09109313                             O            12/01/11
    0


    1542708          G22/G01             F          500,000.00         ZZ
                                         180        498,489.94          1
    1327 HEARST DRIVE                  7.500          4,635.06         77
                                       7.250          4,635.06      657,000.00
    PLEASANTON       CA   94566          2            11/21/96         00
    0430103168                           03           01/01/97          0
1


    310026                               O            12/01/11
    0


    1542723          267/267             F          425,600.00         ZZ
                                         180        424,257.25          1
    2422 COSTA DEL SOL                 7.000          3,825.42         80
                                       6.750          3,825.42      532,000.00
    LA VERNE         CA   91750          1            11/06/96         00
    4421915                              03           01/01/97          0
    4421915                              O            12/01/11
    0


    1542787          181/181             F          430,500.00         ZZ
                                         180        429,228.12          1
    3237 SOUTHWESTERN BOULEVARD        7.750          4,052.19         70
                                       7.625          4,052.19      615,000.00
    UNIVERSITY PARK  TX   75225          2            11/18/96         00
    5375002                              05           01/01/97          0
    5375002                              O            12/01/11
    0


    1542820          822/822             F          260,000.00         ZZ
                                         180        260,000.00          1
    5281 PINEVIEW DRIVE                7.750          2,447.32         79
                                       7.500          2,447.32      332,000.00
    CENTER VALLEY    PA   18034          2            11/27/96         00
    0966010418                           05           02/01/97          0
    0966010418                           O            01/01/12
    0


    1543035          387/387             F          267,300.00         ZZ
                                         180        265,715.45          1
    12110 CARRSWOLD DRIVE              7.750          2,516.04         90
                                       7.500          2,516.04      297,000.00
    HOUSTON          TX   77071          1            10/28/96         04
    823203                               03           12/01/96         25
    823203                               O            11/01/11
    0


    1543074          976/G01             F          260,000.00         ZZ
                                         180        259,248.63          1
    11225 WILLOW GARDENS DRIVE         8.000          2,484.70         80
                                       7.750          2,484.70      325,000.00
    WINDERMERE       FL   34786          1            11/08/96         00
    0430094698                           03           01/01/97          0
    325092                               O            12/01/11
    0


1


    1543148          163/163             F          335,000.00         ZZ
                                         180        280,027.41          1
    93 WALNUT ROAD                     8.250          3,249.98         58
                                       8.000          3,249.98      580,000.00
    GLEN COVE        NY   11542          5            11/02/92         00
    370345260                            05           01/01/93          0
    370345260                            O            12/01/07
    0


    1543179          575/G01             F          290,000.00         ZZ
                                         180        289,161.94          1
    210 WALSING DRIVE                  8.000          2,771.39         70
                                       7.750          2,771.39      415,000.00
    RICHMOND         VA   23229          5            11/06/96         00
    0430090936                           05           01/01/97          0
    962211308                            O            12/01/11
    0


    1543181          575/G01             F          227,600.00         ZZ
                                         180        226,934.96          1
    14420 ARLINGTON PLACE              7.875          2,158.67         80
                                       7.625          2,158.67      284,500.00
    DAVIE            FL   33325          1            11/19/96         00
    0430089961                           03           01/01/97          0
    962217941                            O            12/01/11
    0


    1543199          686/G01             F           61,000.00         ZZ
                                         180         60,817.38          1
    338 PARKVIEW CIRCLE                7.600            568.95         65
                                       7.350            568.95       95,000.00
    TAFT             CA   93268          2            11/04/96         00
    0430091470                           05           01/01/97          0
    817645245                            O            12/01/11
    0


    1543200          686/G01             F           47,250.00         ZZ
                                         180         47,108.54          1
    3900 COUNTY LINE RD UNIT 5B        7.600            440.71         70
                                       7.350            440.71       67,500.00
    TEQUESTA         FL   33469          1            11/15/96         00
    0430091181                           01           01/01/97          0
    817803950                            O            12/01/11
    0


    1543212          686/G01             F           90,000.00         ZZ
                                         180         89,756.74          2
    128 N SECOND STREET                8.750            899.51         57
                                       8.500            899.51      160,000.00
1


    VILLA PARK       IL   60181          5            11/15/96         00
    0430090795                           05           01/01/97          0
    817716905                            O            12/01/11
    0


    1543213          686/G01             F          150,000.00         ZZ
                                         180        149,571.29          1
    13895 SW 38TH STREET               8.125          1,444.33         67
                                       7.875          1,444.33      225,000.00
    MIAMI            FL   33175          5            11/15/96         00
    0430092023                           05           01/01/97          0
    817906431                            O            12/01/11
    0


    1543214          686/G01             F          170,000.00         ZZ
                                         180        169,497.75          1
    6395 TROON AVENUE SW               7.750          1,600.17         63
                                       7.500          1,600.17      270,833.00
    PORT ORCHARD     WA   98367          1            11/13/96         00
    0430092049                           03           01/01/97          0
    817933591                            O            12/01/11
    0


    1543226          686/G01             F          200,000.00         ZZ
                                         180        199,422.02          1
    4650 TARANTELLA LANE               8.000          1,911.31         48
                                       7.750          1,911.31      423,000.00
    SAN DIEGO        CA   92130          5            11/19/96         00
    0430092338                           05           01/01/97          0
    817961451                            O            12/01/11
    0


    1543411          A50/A50             F          319,600.00         ZZ
                                         180        318,655.76          1
    3225 CATHRYN DRIVE                 7.750          3,008.32         80
                                       7.500          3,008.32      399,500.00
    COLUMBUS         GA   31906          1            11/04/96         00
    17659                                05           01/01/97          0
    17659                                O            12/01/11
    0


    1543451          764/G01             F          495,000.00         ZZ
                                         180        493,569.52          1
    2222 SOUTH 5TH AVENUE              8.000          4,730.48         75
                                       7.750          4,730.48      660,000.00
    ARCADIA          CA   91006          1            11/20/96         00
    0430094730                           05           01/01/97          0
    890491                               O            12/01/11
    0
1




    1543479          731/G01             F           92,050.00         ZZ
                                         180         91,801.21          1
    2900 SPALDING DRIVE                8.750            919.99         21
                                       8.500            919.99      455,000.00
    DUNWOODY         GA   30350          2            11/27/96         00
    0430110759                           05           01/01/97          0
    3140662811                           O            12/01/11
    0


    1543494          638/G01             F          177,750.00         ZZ
                                         180        177,230.61          1
    2048 FLINTFIELD DRIVE              7.875          1,685.87         75
                                       7.625          1,685.87      237,000.00
    SAN JOSE         CA   95148          1            11/15/96         00
    0430093278                           05           01/01/97          0
    8607903                              O            12/01/11
    0


    1543543          F28/G01             F          408,000.00         ZZ
                                         180        405,736.53          1
    9 SCARBOROUGH ROAD                 8.500          4,017.74         80
                                       8.250          4,017.74      510,000.00
    SIMSBURY         CT   06070          1            11/01/96         00
    0430111229                           05           12/01/96          0
    3125939                              O            11/01/11
    0


    1543544          F28/G01             F          358,400.00         ZZ
                                         180        355,439.97          1
    77 EMER ROAD                       8.625          3,555.62         80
                                       8.375          3,555.62      448,000.00
    MARLBORO         MA   01760          1            10/04/96         00
    0430111161                           05           11/01/96          0
    3132248                              O            10/01/11
    0


    1543545          F28/G01             F          484,000.00         ZZ
                                         180        479,682.39          1
    8610 BURNING TREE ROAD             7.750          4,555.78         80
                                       7.500          4,555.78      605,000.00
    BETHESDA         MD   20817          1            09/30/96         00
    0430111138                           05           11/01/96          0
    3134477                              O            10/01/11
    0


    1543546          F28/G01             F          289,200.00         ZZ
                                         180        287,485.64          1
1


    16213 WINNOW COURT                 7.750          2,722.17         80
                                       7.500          2,722.17      364,000.00
    CORNELIUS        NC   28031          2            10/31/96         00
    0430111096                           03           12/01/96          0
    3138007                              O            11/01/11
    0


    1543547          F28/G01             F          250,000.00         ZZ
                                         180        248,518.01          1
    19216 WHEATFIELD DRIVE             7.750          2,353.19         79
                                       7.500          2,353.19      317,000.00
    GERMANTOWN       MD   20876          1            10/30/96         00
    0430111070                           03           12/01/96          0
    3138157                              O            11/01/11
    0


    1543548          F28/G01             F          409,360.00         ZZ
                                         180        408,082.46          1
    12210 FALLS ROAD                   7.125          3,708.11         80
                                       6.875          3,708.11      511,700.00
    POTOMAC          MD   20854          1            11/07/96         00
    0430111062                           03           01/01/97          0
    3155126                              O            12/01/11
    0


    1543629          E22/G01             F          116,000.00         ZZ
                                         180        115,661.05          1
    4949 GOLF ROAD UNIT 309            7.875          1,100.20         73
                                       7.625          1,100.20      160,000.00
    SKOKIE           IL   60076          2            11/21/96         00
    0410204069                           01           01/01/97          0
    410204069                            O            12/01/11
    0


    1543644          354/354             F          399,200.00         ZZ
                                         180        396,885.03          1
    13514 WINTER CREEK COURT           8.000          3,814.97         80
                                       7.750          3,814.97      499,000.00
    HOUSTON          TX   77077          1            10/23/96         00
    20600691                             03           12/01/96          0
    20600691                             O            11/01/11
    0


    1543668          E91/G01             F          207,000.00         ZZ
                                         180        207,000.00          1
    1001 WHIMBREL COURT                7.500          1,918.92         65
                                       7.250          1,918.92      322,900.00
    CARLSBAD         CA   92009          1            12/11/96         00
    0430114843                           05           02/01/97          0
1


    319035                               O            01/01/12
    0


    1543676          354/354             F          328,000.00         T
                                         180        324,125.76          1
    306-9 ISLAND DRIVE                 8.250          3,182.06         80
                                       8.000          3,182.06      410,000.00
    HORSESHOE BAY    TX   78657          1            10/08/96         00
    20601860                             09           12/01/96          0
    20601860                             O            11/01/11
    0


    1543710          354/354             F          217,150.00         ZZ
                                         180        216,494.18          1
    5607 HUNTERWOOD LANE               7.500          2,013.01         80
                                       7.250          2,013.01      271,450.00
    ARLINGTON        TX   76017          1            11/12/96         00
    20681730                             05           01/01/97          0
    20681730                             O            12/01/11
    0


    1543718          461/G01             F          316,000.00         ZZ
                                         180        315,066.39          1
    973 MALCOLM AVENUE                 7.750          2,974.44         48
                                       7.500          2,974.44      660,000.00
    LOS ANGELES      CA   90024          2            11/14/96         00
    0430100149                           05           01/01/97          0
    21067384                             O            12/01/11
    0


    1543723          354/354             F          240,000.00         ZZ
                                         180        238,592.84          1
    5110 CAMBRIDGE STREET              7.875          2,276.28         80
                                       7.625          2,276.28      300,000.00
    SUGAR LAND       TX   77479          1            10/30/96         00
    20646675                             03           12/01/96          0
    20646675                             O            11/01/11
    0


    1543744          976/G01             F          268,000.00         ZZ
                                         180        267,234.05          1
    800 E. CHARLESTON ROAD #12         8.125          2,580.53         68
                                       7.875          2,580.53      395,000.00
    PALO ALTO        CA   95128          2            11/11/96         00
    0430096263                           03           01/01/97          0
    321623                               O            12/01/11
    0


1


    1543746          976/G01             F          305,000.00         ZZ
                                         180        304,078.86          1
    330 EAST 1250 ROAD                 7.500          2,827.39         74
                                       7.250          2,827.39      415,000.00
    BALDWIN CITY     KS   66006          4            11/19/96         00
    0430112060                           05           01/01/97          0
    269235                               O            12/01/11
    0


    1543752          354/354             F          503,000.00         ZZ
                                         180        501,480.88          1
    2635 S BIRMINGHAM PL               7.500          4,662.87         68
                                       7.250          4,662.87      750,000.00
    TULSA            OK   74114          2            11/08/96         00
    20643342                             05           01/01/97          0
    20643342                             O            12/01/11
    0


    1543755          354/354             F          487,000.00         ZZ
                                         180        485,561.20          1
    521 WOOD ROAD                      7.750          4,584.01         72
                                       7.500          4,584.01      680,000.00
    OAKBROOK         IL   60521          2            11/06/96         00
    20642872                             05           01/01/97          0
    20642872                             O            12/01/11
    0


    1543774          491/491             F          305,000.00         ZZ
                                         180        304,156.96          1
    18951 EAST WILDWOOD CIRCLE         8.500          3,003.46         51
                                       8.250          3,003.46      600,000.00
    VILLA PARK       CA   92861          5            10/30/96         00
    0061442941                           05           01/01/97          0
    0061442941                           O            12/01/11
    0


    1543789          491/491             F          230,000.00         ZZ
                                         180        228,738.16          1
    2506 22ND AVENUE                   8.625          2,281.79         77
                                       8.375          2,281.79      300,000.00
    SAN FRANCISCO    CA   94116          2            10/22/96         00
    0061411078                           05           12/01/96          0
    0061411078                           O            11/01/11
    0


    1543790          354/354             F          387,900.00         ZZ
                                         180        385,625.67          1
    3902 VILLANOVA STREET              7.875          3,679.04         80
                                       7.625          3,679.04      484,907.00
1


    HOUSTON          TX   77005          2            11/04/96         00
    20639217                             05           12/01/96          0
    20639217                             O            11/01/11
    0


    1543794          491/491             F          276,000.00         ZZ
                                         180        267,847.32          1
    1509 YUKON DRIVE                   8.250          2,677.59         80
                                       8.000          2,677.59      345,000.00
    SUNNYVALE        CA   94087          1            08/22/96         00
    0061266019                           05           10/01/96          0
    0061266019                           O            09/01/11
    0


    1543799          491/491             F          350,000.00         ZZ
                                         180        347,832.58          1
    27820 MOUNT HOOD WAY               7.250          3,195.03         72
                                       7.000          3,195.03      491,139.00
    YORBA LINDA      CA   92687          1            10/18/96         00
    0061218618                           05           12/01/96          0
    0061218618                           O            11/01/11
    0


    1543801          354/354             F          230,000.00         ZZ
                                         180        228,651.48          1
    4233 CARILLON TRACE                7.875          2,181.43         79
                                       7.625          2,181.43      293,204.00
    KENNESAW         GA   30144          1            10/28/96         00
    20634424                             03           12/01/96          0
    20634424                             O            11/01/11
    0


    1543806          491/491             F          293,100.00         ZZ
                                         180        290,485.36          1
    5729 GOLD CREEK DRIVE              7.750          2,758.88         77
                                       7.500          2,758.88      384,521.00
    CASTRO VALLEY    CA   94552          1            09/18/96         00
    0061302970                           03           11/01/96          0
    0061302970                           O            10/01/11
    0


    1543809          354/354             F          260,000.00         ZZ
                                         180        258,508.83          1
    960 EDDYSTONE CIRCLE               8.125          2,503.49         80
                                       7.875          2,503.49      325,000.00
    NAPERVILLE       IL   60540          1            10/28/96         00
    20608824                             05           12/01/96          0
    20608824                             O            11/01/11
    0
1




    1543870          E82/G01             F          171,900.00         T
                                         180        171,900.00          1
    1011 MONTEREY DRIVE                7.500          1,593.53         67
                                       7.250          1,593.53      258,500.00
    BRANSON          MO   65616          2            12/05/96         00
    0400021697                           03           02/01/97          0
    0400021697                           O            01/01/12
    0


    1543916          601/G01             F          250,000.00         ZZ
                                         180        249,285.50          1
    12543 DAVANA DRIVE                 8.125          2,407.21         55
                                       7.875          2,407.21      459,535.00
    ST LOUIS         MO   63128          2            11/21/96         00
    0430103689                           03           01/01/97          0
    1112309                              O            12/01/11
    0


    1543925          668/G01             F          328,500.00         ZZ
                                         180        327,550.68          1
    218 KINSEY WAY                     8.000          3,139.32         90
                                       7.750          3,139.32      365,000.00
    GENOA            NV   89411          1            11/21/96         04
    0430095125                           03           01/01/97         12
    0006984819                           O            12/01/11
    0


    1543929          668/G01             F          460,000.00         ZZ
                                         180        458,655.88          1
    13751 BELLE RIVE                   7.875          4,362.87         78
                                       7.625          4,362.87      590,000.00
    SANTA ANA (AREA  CA   92705          2            11/18/96         00
    0430098996                           03           01/01/97          0
    0006990774                           O            12/01/11
    0


    1543961          253/253             F          263,700.00         T
                                         180        262,920.91          1
    65213 E EMERALD RIDGE DR           7.750          2,482.15         80
                                       7.500          2,482.15      329,643.00
    TUCSON           AZ   85739          1            11/21/96         00
    322953                               03           01/01/97          0
    322953                               O            12/01/11
    0


    1544002          267/267             F          289,750.00         ZZ
                                         180        288,893.95          1
1


    5 RANCHO JURUPA PLACE              7.750          2,727.35         95
                                       7.500          2,727.35      305,000.00
    POMONA           CA   91766          2            11/12/96         10
    4422416                              05           01/01/97         25
    4422416                              O            12/01/11
    0


    1544021          E22/G01             F          153,000.00         ZZ
                                         180        152,567.57          1
    31401 S W 191ST AVENUE             8.250          1,484.31         71
                                       8.000          1,484.31      216,000.00
    HOMESTEAD        FL   33030          5            11/25/96         00
    0410250005                           05           01/01/97          0
    410250005                            O            12/01/11
    0


    1544029          B57/G01             F          272,800.00         ZZ
                                         180        272,800.00          1
    1713 LAS GALLINAS AVENUE           7.875          2,587.38         80
                                       7.625          2,587.38      341,000.00
    SAN RAFAEL       CA   94903          2            12/02/96         00
    0430097188                           05           02/01/97          0
    9660012                              O            01/01/12
    0


    1544068          163/G01             F          225,000.00         ZZ
                                         180        223,680.79          1
    29 APPLEBY ROAD                    7.875          2,134.01         50
                                       7.625          2,134.01      455,000.00
    WELLESLEY        MA   02181          5            10/25/96         00
    0430093906                           05           12/01/96          0
    0372289191                           O            11/01/11
    0


    1544070          163/G01             F          377,000.00         ZZ
                                         180        375,910.52          1
    124 LAKE DRIVE                     8.000          3,602.81         73
                                       7.750          3,602.81      517,000.00
    MOUNTAIN LAKES   NJ   07046          2            11/07/96         00
    0430095182                           05           01/01/97          0
    372327163                            O            12/01/11
    0


    1544072          163/G01             F          300,000.00         ZZ
                                         180        298,182.26          1
    35 KIRA LANE                       7.500          2,781.04         80
                                       7.250          2,781.04      375,000.00
    RIDGEWOOD        NJ   07450          1            10/25/96         00
    0430093963                           01           12/01/96          0
1


    372266790                            O            11/01/11
    0


    1544075          163/G01             F          420,000.00         ZZ
                                         180        418,786.26          1
    10037 NORTH 56TH STREET            8.000          4,013.74         68
                                       7.750          4,013.74      620,000.00
    PHOENIX          AZ   85253          1            11/15/96         00
    0430093948                           05           01/01/97          0
    1815549233                           O            12/01/11
    0


    1544077          163/G01             F          480,000.00         ZZ
                                         180        477,185.68          1
    5220 WEDGEWOOD DRIVE               7.875          4,552.56         80
                                       7.625          4,552.56      600,000.00
    OLIVE BRANCH     MS   38654          2            10/11/96         00
    0430110932                           03           12/01/96          0
    96405                                O            11/01/11
    0


    1544081          163/G01             F          220,000.00         ZZ
                                         180        218,779.50          1
    1907 52ND STREET                   8.500          2,166.43         55
                                       8.250          2,166.43      400,000.00
    BROOKLYN         NY   11204          2            10/18/96         00
    0430094425                           05           12/01/96          0
    K20793                               O            11/01/11
    0


    1544084          163/G01             F          309,950.00         ZZ
                                         180        307,361.59          1
    340 OAK ARBOR COURT                8.500          3,052.20         80
                                       8.250          3,052.20      387,482.00
    ALPHARETTA       GA   30202          1            09/20/96         00
    0430095174                           03           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1544088          163/G01             F          290,700.00         ZZ
                                         180        288,062.27          1
    604 VALLEY TRACE COURT             8.375          2,841.38         90
                                       8.125          2,841.38      323,000.00
    NASHVILLE        TN   37221          1            10/02/96         14
    0430095737                           03           12/01/96         12
    UNKNOWN                              O            11/01/11
    0


1


    1544093          163/G01             F          237,000.00         ZZ
                                         180        236,322.66          1
    5N555 FARRIER POINT                8.125          2,282.03         65
                                       7.875          2,282.03      368,000.00
    ST CHARLES       IL   60175          1            11/08/96         00
    0430095273                           05           01/01/97          0
    3915338769                           O            12/01/11
    0


    1544094          163/G01             F          285,000.00         ZZ
                                         180        283,365.44          1
    243 CHESTNUT HILL ROAD             8.125          2,744.21         72
                                       7.875          2,744.21      400,000.00
    LITCHFIELD       CT   06759          1            10/30/96         00
    0430103549                           05           12/01/96          0
    0372240020                           O            11/01/11
    0


    1544096          163/G01             F          226,100.00         ZZ
                                         180        225,481.99          1
    627 SIDNEY ROAD                    8.625          2,243.10         95
                                       8.375          2,243.10      238,000.00
    FRANKLIN         NJ   08867          1            11/08/96         04
    0430095216                           05           01/01/97         30
    372265050                            O            12/01/11
    0


    1544098          163/G01             F          450,000.00         ZZ
                                         180        448,670.51          1
    9104 SALEM DRIVE                   7.750          4,235.74         79
                                       7.500          4,235.74      575,000.00
    LUBBOCK          TX   79424          2            11/19/96         00
    0430095166                           05           01/01/97          0
    67011B                               O            12/01/11
    0


    1544100          163/G01             F          424,000.00         ZZ
                                         180        422,801.60          1
    LOT 10 2 JORDAN LANE               8.250          4,113.40         80
                                       8.000          4,113.40      530,000.00
    FARMINGTON       CT   06032          1            11/18/96         00
    0430094904                           05           01/01/97          0
    0372307604                           O            12/01/11
    0


    1544262          559/G01             F          268,000.00         ZZ
                                         180        267,190.60          1
    1479 BRIAN COURT                   7.500          2,484.40         75
                                       7.250          2,484.40      362,000.00
1


    MILPITAS         CA   95035          2            11/20/96         00
    0430098459                           05           01/01/97          0
    5410600                              O            12/01/11
    0


    1544294          B75/G01             F          236,000.00         ZZ
                                         180        236,000.00          1
    9404 S KENNETH PL                  7.000          2,121.23         80
                                       6.750          2,121.23      295,000.00
    TEMPE            AZ   85284          1            12/03/96         00
    0430100958                           05           02/01/97          0
    2485837                              O            01/01/12
    0


    1544295          461/G01             F          130,000.00         ZZ
                                         180        129,615.92          1
    12990 ISOCOMA STREET               7.750          1,223.66         67
                                       7.500          1,223.66      196,000.00
    SAN DIEGO        CA   92129          1            11/13/96         00
    0430100792                           05           01/01/97          0
    21064696                             O            12/01/11
    0


    1544346          560/560             F          265,000.00         ZZ
                                         180        222,135.80          1
    5805 SOUTH MONACO                  8.625          2,629.01         75
                                       8.375          2,629.01      355,000.00
    ENGLEWOOD        CO   80111          2            12/04/92         00
    220566871                            05           02/01/93          0
    220566871                            O            01/01/08
    0


    1544347          560/560             F          266,300.00         ZZ
                                         180        264,738.62          1
    2895 SHAKESPEARE DRIVE             7.875          2,525.73         51
                                       7.625          2,525.73      531,000.00
    SAN MARINO       CA   91108          2            10/18/96         00
    450559331                            05           12/01/96          0
    450559331                            O            11/01/11
    0


    1544348          560/560             F          600,000.00         ZZ
                                         180        595,821.59          1
    63 W RIVER ROAD                    7.375          5,519.54         80
                                       7.125          5,519.54      750,000.00
    RUMSON           NJ   07760          2            10/24/96         00
    450560255                            05           12/01/96          0
    450560255                            O            11/01/11
    0
1




    1544349          560/560             F          400,000.00         ZZ
                                         180        397,549.76          1
    326 25TH STREET                    7.375          3,679.70         42
                                       7.125          3,679.70      975,000.00
    SANTA MONICA     CA   90402          1            10/21/96         00
    450560438                            05           12/01/96          0
    450560438                            O            11/01/11
    0


    1544350          560/560             F          224,000.00         ZZ
                                         180        222,729.41          1
    33 HUNTERS KNOLL                   8.250          2,173.12         80
                                       8.000          2,173.12      280,000.00
    SMITHFIELD       RI   02917          1            10/30/96         00
    450562269                            05           12/01/96          0
    450562269                            O            11/01/11
    0


    1544351          560/560             F          230,000.00         ZZ
                                         180        228,547.70          1
    9029 SOUTHERLAND PLACE             7.375          2,115.83         56
                                       7.125          2,115.83      417,000.00
    BRENTWOOD        TN   37027          1            10/31/96         00
    450564802                            05           12/01/96          0
    450564802                            O            11/01/11
    0


    1544352          560/560             F          274,975.00         ZZ
                                         180        273,308.87          1
    926 SHELDON STREET                 7.500          2,549.06         65
                                       7.250          2,549.06      425,000.00
    EL SEGUNDO       CA   90245          1            10/29/96         00
    450566104                            05           12/01/96          0
    450566104                            O            11/01/11
    0


    1544353          560/560             F          228,000.00         T
                                         180        227,341.11          1
    2808 SNAKE RIVER                   8.000          2,178.89         80
                                       7.750          2,178.89      285,000.00
    KEYSTONE         CO   80435          1            11/05/96         00
    450568076                            01           01/01/97          0
    450568076                            O            12/01/11
    0


    1544354          560/560             F          771,000.00         ZZ
                                         180        768,747.14          1
1


    238 POWERHOUSE ROAD                7.875          7,312.55         69
                                       7.625          7,312.55    1,125,000.00
    GLENBROOK        NV   89413          2            11/06/96         00
    450571211                            03           01/01/97          0
    450571211                            O            12/01/11
    0


    1544355          560/560             F          366,000.00         ZZ
                                         180        364,918.68          1
    420  OAK RIDGE COURT               7.750          3,445.07         61
                                       7.500          3,445.07      600,000.00
    LAKE BLUFF       IL   60044          2            11/07/96         00
    450572672                            05           01/01/97          0
    450572672                            O            12/01/11
    0


    1544356          560/560             F        1,000,000.00         ZZ
                                         180        996,979.87          1
    36 MINNETONKA ROAD                 7.500          9,270.13         65
                                       7.250          9,270.13    1,545,000.00
    SEA RANCH LAKES  FL   33308          1            11/15/96         00
    450575253                            03           01/01/97          0
    450575253                            O            12/01/11
    0


    1544421          270/G01             F          480,000.00         ZZ
                                         180        478,688.01          1
    #15 OASIS AVENUE                   8.625          4,761.99         74
                                       8.375          4,761.99      650,000.00
    ODESSA           TX   79765          2            11/20/96         00
    0430101758                           03           01/01/97          0
    4840252                              O            12/01/11
    0


    1544505          439/G01             F          207,000.00         ZZ
                                         180        206,383.02          1
    15852 CAMINITO CANTARAS            7.650          1,936.61         61
                                       7.400          1,936.61      340,000.00
    DEL MAR          CA   92014          1            11/25/96         00
    0430094870                           03           01/01/97          0
    1880004                              O            12/01/11
    0


    1544510          356/G01             F          230,000.00         ZZ
                                         180        229,274.36          1
    36349 TUNBRIDGE DRIVE              7.000          2,067.31         59
                                       6.750          2,067.31      395,000.00
    NEWARK           CA   94560          1            11/14/96         00
    0430096479                           05           01/01/97          0
1


    2384162                              O            12/01/11
    0


    1544517          267/267             F          240,000.00         ZZ
                                         180        239,267.18          1
    6011 SUN VIEW RD                   7.375          2,207.82         69
                                       7.125          2,207.82      350,000.00
    YORBA LINDA      CA   92886          2            11/21/96         00
    4426169                              05           01/01/97          0
    4426169                              O            12/01/11
    0


    1544520          267/267             F          360,000.00         ZZ
                                         180        358,912.75          1
    5133 SOLLIDEN LANE                 7.500          3,337.25         73
                                       7.250          3,337.25      495,000.00
    LA CANADA        CA   91011          2            11/21/96         00
    4426444                              05           01/01/97          0
    4426444                              O            12/01/11
    0


    1544605          E22/G01             F          120,000.00         ZZ
                                         180        119,649.36          1
    808 BRYANT LANE                    7.875          1,138.14         75
                                       7.625          1,138.14      160,000.00
    BURNSVILLE       MN   55337          5            11/22/96         00
    0410208607                           05           01/01/97          0
    410208607                            O            12/01/11
    0


    1544727          686/G01             F           59,800.00         ZZ
                                         180         59,627.87          1
    13 VILLA COURT                     8.045            573.04         65
                                       7.795            573.04       92,000.00
    PITTSBURGH       PA   15214          1            11/27/96         00
    0430109264                           07           01/01/97          0
    817737828                            O            12/01/11
    0


    1544728          686/G01             F           80,000.00         ZZ
                                         180         79,766.23          1
    2126 VILLAGE DALE AVENUE           7.875            758.77         60
                                       7.625            758.77      134,800.00
    HOUSTON          TX   77059          1            11/22/96         00
    0430109272                           03           01/01/97          0
    817829815                            O            12/01/11
    0


1


    1544729          686/G01             F           60,000.00         ZZ
                                         180         59,820.37          1
    11872 CEDARVALE STREET             7.600            559.63         46
                                       7.350            559.63      133,000.00
    NORWALK          CA   90650          2            11/22/96         00
    0430109280                           05           01/01/97          0
    817851306                            O            12/01/11
    0


    1544730          686/G01             F          193,850.00         ZZ
                                         180        193,302.10          1
    5878    NW 111TH AVENUE            8.250          1,880.62         75
                                       8.000          1,880.62      258,490.00
    MIAMI            FL   33178          1            11/29/96         00
    0430109298                           03           01/01/97          0
    817905300                            O            12/01/11
    0


    1544731          686/G01             F          150,000.00         ZZ
                                         180        149,541.98          1
    34 MAPLE AVENUE                    7.375          1,379.89         58
                                       7.125          1,379.89      260,000.00
    SHELTON          CT   06484          2            11/22/96         00
    0430109306                           05           01/01/97          0
    817910706                            O            12/01/11
    0


    1544732          686/G01             F          300,000.00         ZZ
                                         180        299,113.67          1
    26031 HARBOUR POINTE               7.750          2,823.83         80
                                       7.500          2,823.83      375,000.00
    HARRISON TOWNSH  MI   48045          1            11/27/96         00
    0430109314                           01           01/01/97          0
    817938608                            O            12/01/11
    0


    1544733          686/G01             F           57,000.00         ZZ
                                         180         56,829.35          1
    12526OLD MONROE ROAD               7.600            531.65         68
                                       7.350            531.65       85,000.00
    MATTHEWS         NC   28105          2            11/22/96         00
    0430109322                           05           01/01/97          0
    817959307                            O            12/01/11
    0


    1544734          686/G01             F           50,000.00         ZZ
                                         180         49,851.62          1
    54 GROVE STREET                    7.700            469.21         38
                                       7.450            469.21      133,000.00
1


    MILFORD          MA   01757          1            11/27/96         00
    0430109330                           05           01/01/97          0
    818019903                            O            12/01/11
    0


    1544738          686/G01             F           72,000.00         ZZ
                                         180         71,794.22          1
    1617 LONEDELL RD                   8.125            693.28         51
                                       7.875            693.28      143,000.00
    ARNOLD           MO   63010          2            11/26/96         00
    0430109397                           05           01/01/97          0
    817938426                            O            12/01/11
    0


    1544742          686/G01             F          163,400.00         ZZ
                                         180        163,400.00          1
    1113 SEVEN SPRINGS COURT           8.125          1,573.35         69
                                       7.875          1,573.35      240,000.00
    BRENTWOOD        TN   37027          5            11/27/96         00
    0430109439                           03           02/01/97          0
    817925464                            O            01/01/12
    0


    1544752          686/G01             F           79,000.00         ZZ
                                         180         79,000.00          1
    323 HAVELOCK STREET                7.800            745.88         75
                                       7.550            745.88      105,980.00
    ORLANDO          FL   32824          1            12/06/96         00
    0430109546                           03           02/01/97          0
    817587884                            O            01/01/12
    0


    1544753          686/G01             F          103,117.00         ZZ
                                         180        103,117.00          1
    5559 ROYAL LAKES CIRCLE            7.500            955.91         75
                                       7.250            955.91      137,490.00
    BOYNTON BEACH    FL   33437          1            12/06/96         00
    0430109553                           03           02/01/97          0
    817805450                            O            01/01/12
    0


    1544754          686/G01             F           30,000.00         ZZ
                                         180         30,000.00          1
    2651 S COURSE DRIVE #609           7.550            278.96         67
                                       7.300            278.96       45,000.00
    POMPANO BEACH    FL   33069          1            12/06/96         00
    0430109561                           08           02/01/97          0
    817806318                            O            01/01/12
    0
1




    1544755          686/G01             F           72,000.00         ZZ
                                         180         72,000.00          1
    329 RIVERWOODS LANE                8.125            693.28         74
                                       7.875            693.28       98,000.00
    BURNSVILLE       MN   55337          2            12/06/96         00
    0430109579                           03           02/01/97          0
    817939143                            O            01/01/12
    0


    1544756          686/G01             F          170,000.00         ZZ
                                         180        170,000.00          1
    11600 IDLEWILD ROAD                7.450          1,571.10         68
                                       7.200          1,571.10      250,000.00
    MATTHEWS         NC   28105          1            12/06/96         00
    0430109587                           05           02/01/97          0
    817959778                            O            01/01/12
    0


    1544762          686/G01             F           27,000.00         ZZ
                                         180         27,000.00          1
    5096 BLACKSMITH DRIVE              7.400            248.77         75
                                       7.150            248.77       36,000.00
    MEMPHIS          TN   38127          1            12/06/96         00
    0430109629                           05           02/01/97          0
    817558901                            O            01/01/12
    0


    1544763          686/G01             F          307,500.00         ZZ
                                         180        307,500.00          1
    6328 DEER PARK ROAD                7.400          2,833.12         75
                                       7.150          2,833.12      415,000.00
    REISTERSTOWN     MD   21136          2            12/03/96         00
    0430109637                           05           02/01/97          0
    817596018                            O            01/01/12
    0


    1544764          686/G01             F          110,000.00         ZZ
                                         180        110,000.00          1
    1417 CENTURY OAK DRIVE             7.600          1,025.98         70
                                       7.350          1,025.98      159,000.00
    OCOEE            FL   34761          2            12/04/96         00
    0430109645                           03           02/01/97          0
    817802879                            O            01/01/12
    0


    1544765          686/G01             F          123,750.00         ZZ
                                         180        123,750.00          1
1


    18340 181ST CIRCLE SOUTH           7.600          1,154.23         75
                                       7.350          1,154.23      165,000.00
    BOCA RATON       FL   33498          2            12/03/96         00
    0430109652                           03           02/01/97          0
    817804727                            O            01/01/12
    0


    1544772          686/G01             F          213,750.00         ZZ
                                         180        213,750.00          1
    17 MIDDLESEX AVENUE                7.650          1,999.76         75
                                       7.400          1,999.76      285,000.00
    EDISON           NJ   08820          2            12/03/96         00
    0430109728                           05           02/01/97          0
    817437403                            O            01/01/12
    0


    1544773          686/G01             F          152,000.00         ZZ
                                         180        152,000.00          1
    7910 W DAVIS STREET                7.625          1,419.88         61
                                       7.375          1,419.88      252,000.00
    MORTON GROVE     IL   60053          2            12/05/96         00
    0430109736                           05           02/01/97          0
    817939440                            O            01/01/12
    0


    1544806          686/G01             F          124,500.00         ZZ
                                         180        124,131.36          2
    17 GOLDCLIFF ROAD                  7.725          1,170.11         57
                                       7.475          1,170.11      220,000.00
    MALDEN           MA   02148          2            11/22/96         00
    0430095315                           05           01/01/97          0
    817752421                            O            12/01/11
    0


    1544818          514/G01             F          236,000.00         ZZ
                                         180        234,631.44          1
    3818 SNEAD COURT                   8.000          2,255.34         80
                                       7.750          2,255.34      295,000.00
    SUGAR LAND       TX   77479          2            10/24/96         00
    0430115766                           03           12/01/96          0
    35887                                O            11/01/11
    0


    1544824          686/G01             F          100,000.00         ZZ
                                         180         99,700.62          1
    193 MADISON ROAD                   7.600            932.71         36
                                       7.350            932.71      282,000.00
    SCARSDALE        NY   10583          1            11/27/96         00
    0430095364                           05           01/01/97          0
1


    817830573                            O            12/01/11
    0


    1544878          E22/G01             F          200,000.00         ZZ
                                         180        199,440.98          1
    9955 SW TORCH LAKE DRIVE           8.375          1,954.85         44
                                       8.125          1,954.85      460,000.00
    RAPID CITY       MI   48676          2            11/26/96         00
    0410306476                           05           01/01/97          0
    410306476                            O            12/01/11
    0


    1544880          E22/G01             F           91,000.00         T
                                         180         90,745.64          1
    36 GRENOBLE                        8.375            889.46         70
                                       8.125            889.46      130,000.00
    RUIDOSO          NM   88345          1            11/19/96         00
    0410268940                           09           01/01/97          0
    410268940                            O            12/01/11
    0


    1544947          731/G01             F          350,000.00         ZZ
                                         180        349,010.76          1
    13016 MOZART WAY                   8.250          3,395.49         87
                                       8.000          3,395.49      402,900.00
    CERRITOS         CA   90703          1            11/22/96         19
    0430100099                           03           01/01/97         25
    411212709                            O            12/01/11
    0


    1545019          181/181             F          270,000.00         ZZ
                                         180        268,485.37          1
    207 VIA FIRENZE                    8.375          2,639.06         53
                                       8.125          2,639.06      510,000.00
    NEWPORT BEACH    CA   92663          2            10/23/96         00
    5392390                              03           12/01/96          0
    5392390                              O            11/01/11
    0


    1545029          181/181             F          115,000.00         ZZ
                                         180        114,667.67          1
    7452 S BANKS AVE                   8.000          1,099.00         58
                                       7.750          1,099.00      198,700.00
    JUSTICE          IL   60458          1            11/12/96         00
    5386268                              05           01/01/97          0
    5386268                              O            12/01/11
    0


1


    1545031          227/G01             F          256,754.00         ZZ
                                         180        255,978.56          1
    10855 WEST BELOIT PLACE            7.500          2,380.15         80
                                       7.250          2,380.15      320,943.00
    LAKEWOOD         CO   80227          1            11/27/96         00
    0430098418                           03           01/01/97          0
    1653135                              O            12/01/11
    0


    1545032          450/450             F          441,000.00         ZZ
                                         180        439,739.63          1
    10 LAKE COURT                      8.125          4,246.31         70
                                       7.875          4,246.31      630,000.00
    GROSSE POINTE    MI   48230          5            11/19/96         00
    4294294                              05           01/01/97          0
    4294294                              O            12/01/11
    0


    1545134          F27/G01             F          255,000.00         ZZ
                                         180        252,725.22          1
    5302 ASHTON CREEK ROAD             7.750          2,400.26         65
                                       7.500          2,400.26      395,000.00
    CHESTER          VA   23831          5            09/04/96         00
    0430118026                           05           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1545216          975/G01             F          225,000.00         ZZ
                                         180        225,000.00          1
    59 FINISTERRA                      7.625          2,101.79         75
                                       7.375          2,101.79      300,000.00
    IRVINE           CA   92714          2            12/04/96         00
    0430102764                           03           02/01/97          0
    962894                               O            01/01/12
    0


    1545224          461/G01             F          140,000.00         ZZ
                                         180        140,000.00          1
    2116 WEST PALAIS ROAD              7.625          1,307.79         71
                                       7.375          1,307.79      199,500.00
    ANAHEIM          CA   92804          1            11/25/96         00
    0430100909                           05           02/01/97          0
    21355706                             O            01/01/12
    0


    1545244          559/G01             F          299,000.00         ZZ
                                         180        299,000.00          1
    620 CLAIRE COURT                   8.125          2,879.02         61
                                       7.875          2,879.02      495,000.00
1


    NOVATO           CA   94949          2            12/03/96         00
    0430100016                           05           02/01/97          0
    5413190                              O            01/01/12
    0


    1545293          076/076             F          273,000.00         ZZ
                                         180        272,202.29          1
    957 SOUTH CORONA STREET            7.875          2,589.27         69
                                       7.080          2,589.27      398,000.00
    DENVER           CO   80209          5            11/11/96         00
    7065576                              05           01/01/97          0
    7065576                              O            12/01/11
    0


    1545298          076/076             F          270,000.00         ZZ
                                         180        269,211.07          1
    111 SUNBURST COURT                 7.875          2,560.81         79
                                       7.080          2,560.81      345,000.00
    CLEARWATER       FL   34615          2            11/04/96         00
    7058214                              05           01/01/97          0
    7058214                              O            12/01/11
    0


    1545303          076/076             F          249,600.00         ZZ
                                         180        248,870.67          1
    661 ADAMS AVENUE                   7.875          2,367.33         80
                                       7.080          2,367.33      312,000.00
    CAPE CANAVERAL   FL   32920          1            11/21/96         00
    7064474                              05           01/01/97          0
    7064474                              O            12/01/11
    0


    1545304          076/076             F          290,000.00         ZZ
                                         180        288,261.95          1
    807 CHOWNING ROAD                  7.625          2,708.98         65
                                       7.080          2,708.98      450,000.00
    HOUSTON          TX   77024          1            10/30/96         00
    6651972                              03           12/01/96          0
    6651972                              O            11/01/11
    0


    1545306          076/076             F          234,400.00         ZZ
                                         180        233,010.47          1
    4509 ELF TRAIL                     7.750          2,206.36         80
                                       7.080          2,206.36      293,000.00
    BELTON           TX   76513          2            10/07/96         00
    6389802                              05           12/01/96          0
    6389802                              O            11/01/11
    0
1




    1545307          076/076             F          300,200.00         ZZ
                                         120        298,570.48          1
    32 CLIFTON STREET                  8.125          3,662.12         38
                                       7.080          3,662.12      800,000.00
    BELMONT          MA   02178          5            11/18/96         00
    1240213                              05           01/01/97          0
    1240213                              O            12/01/06
    0


    1545312          076/076             F          300,000.00         ZZ
                                         164        298,996.56          1
    397 RUE DES CHATEAUX               8.125          3,034.69         36
                                       7.080          3,034.69      845,000.00
    TAPRON SPRINGS   FL   34689          1            11/14/96         00
    7026975                              03           01/01/97          0
    7026975                              O            08/01/10
    0


    1545314          076/076             F          532,000.00         ZZ
                                         180        530,445.49          1
    12808 TOPPING MEADOWS              7.875          5,045.76         75
                                       7.080          5,045.76      715,000.00
    TOWN & COUNTRY   MO   63131          2            11/13/96         00
    6667622                              05           01/01/97          0
    6667622                              O            12/01/11
    0


    1545319          076/076             F          293,000.00         ZZ
                                         180        292,162.60          1
    1824 19TH STREET NW UNIT B         8.125          2,821.25         90
                                       7.080          2,821.25      326,000.00
    WASHINGTON       DC   20009          2            11/18/96         10
    6604072                              01           01/01/97         25
    6604072                              O            12/01/11
    0


    1545321          076/076             F          230,000.00         ZZ
                                         180        229,327.94          1
    117 MAYNARD STREET                 7.875          2,181.44         72
                                       7.080          2,181.44      321,000.00
    NORTHBOROUGH     MA   01532          5            11/13/96         00
    1237923                              05           01/01/97          0
    1237923                              O            12/01/11
    0


    1545327          074/074             F          225,000.00         ZZ
                                         180        223,680.77          1
1


    25 EAST END AVENUE, APT 2C         7.875          2,134.02         47
                                       7.625          2,134.02      485,000.00
    NEW YORK         NY   10028          1            11/01/96         00
    1106022099                           11           12/01/96          0
    1106022099                           O            11/01/11
    0


    1545328          074/074             F          240,000.00         ZZ
                                         180        238,592.84          1
    136 REID AVENUE                    7.875          2,276.28         71
                                       7.625          2,276.28      339,000.00
    PORT WASHINGTON  NY   11050          1            10/28/96         00
    1106025916                           05           12/01/96          0
    1106025916                           O            11/01/11
    0


    1545329          074/074             F          114,000.00         ZZ
                                         180        113,353.34          2
    18-44 123RD STREET                 8.250          1,105.97         75
                                       8.000          1,105.97      152,000.00
    COLLEGE POINT    NY   11356          1            11/01/96         00
    1106027650                           05           12/01/96          0
    1106027650                           O            11/01/11
    0


    1545330          074/074             F          266,250.00         ZZ
                                         180        264,688.93          1
    7 SAILORS COURT                    7.875          2,525.25         75
                                       7.625          2,525.25      355,000.00
    MILLER PLACE     NY   11764          1            10/11/96         00
    1106029586                           05           12/01/96          0
    1106029586                           O            11/01/11
    0


    1545331          074/074             F          296,000.00         ZZ
                                         180        295,154.03          1
    16 LEAMINGTON STREET               8.125          2,850.14         80
                                       7.875          2,850.14      370,000.00
    LIDO BEACH       NY   11561          1            11/06/96         00
    1106029860                           05           01/01/97          0
    1106029860                           O            12/01/11
    0


    1545332          074/074             F          118,000.00         ZZ
                                         180        117,345.35          1
    32 LAKE DRIVE NORTH                8.500          1,162.00         63
                                       8.250          1,162.00      188,000.00
    NEW FAIRFIELD    CT   06812          1            10/21/96         00
    1106031114                           05           12/01/96          0
1


    1106031114                           O            11/01/11
    0


    1545333          074/074             F          179,250.00         ZZ
                                         180        177,615.75          1
    154-24 23RD AVENUE                 7.500          1,661.67         75
                                       7.250          1,661.67      239,000.00
    WHITESTONE       NY   11357          1            09/30/96         00
    1111065352                           05           11/01/96          0
    1111065352                           O            10/01/11
    0


    1545334          074/074             F           54,000.00         ZZ
                                         180         53,707.02          1
    9121 GRIFFON AVENUE                8.750            539.71         65
                                       8.500            539.71       84,000.00
    NIAGARA FALLS    NY   14304          5            10/16/96         00
    1111066005                           05           12/01/96          0
    1111066005                           O            11/01/11
    0


    1545335          074/074             F          624,000.00         ZZ
                                         180        620,538.22          1
    39 HEWLETT LANE                    8.500          6,144.78         80
                                       8.250          6,144.78      780,000.00
    PORT WASHINGTON  NY   11050          1            10/10/96         00
    1111069230                           05           12/01/96          0
    1111069230                           O            11/01/11
    0


    1545336          074/074             F           86,450.00         ZZ
                                         180         85,970.39          1
    225 EAST 86TH STREET,              8.500            851.31         70
    UNIT 1106                          8.250            851.31      123,500.00
    NEW YORK         NY   10028          1            10/24/96         00
    1111070148                           06           12/01/96          0
    1111070148                           O            11/01/11
    0


    1545338          074/074             F          100,000.00         ZZ
                                         180         99,118.09          1
    111 CHERRY VALLEY AVENUE,          8.000            955.66         38
    UNIT 411W                          7.750            955.66      265,000.00
    GARDEN CITY      NY   11530          1            10/24/96         00
    1111071898                           06           12/01/96          0
    1111071898                           O            11/01/11
    0


1


    1545339          074/074             F          650,000.00         ZZ
                                         180        646,230.66          1
    6 GATEWAY DRIVE                    8.000          6,211.74         73
                                       7.750          6,211.74      900,000.00
    GREAT NECK       NY   11021          5            10/16/96         00
    1111072303                           05           12/01/96          0
    1111072303                           O            11/01/11
    0


    1545340          074/074             F          282,000.00         ZZ
                                         180        280,309.90          1
    1710 PINE ST                       7.625          2,634.25         75
                                       7.375          2,634.25      380,000.00
    PHILADELPHIA     PA   19103          2            10/25/96         00
    1172133707                           07           12/01/96          0
    1172133707                           O            11/01/11
    0


    1545341          074/074             F          300,000.00         ZZ
                                         180        298,221.62          1
    2511 ALLANJAY PLACE                7.750          2,823.83         71
                                       7.500          2,823.83      425,000.00
    GLENDALE         CA   91208          1            10/09/96         00
    1233002154                           05           12/01/96          0
    1233002154                           O            11/01/11
    0


    1545342          074/074             F          239,600.00         ZZ
                                         180        238,164.01          1
    171 NORTH CHURCH LANE #PH9         7.625          2,238.18         80
                                       7.375          2,238.18      299,500.00
    LOS ANGELES      CA   90049          1            10/28/96         00
    1234002138                           01           12/01/96          0
    1234002138                           O            11/01/11
    0


    1545343          074/074             F          110,000.00         ZZ
                                         180        109,362.10          1
    4120 MONET AVENUE                  8.000          1,051.22         47
                                       7.750          1,051.22      235,000.00
    WOODLAND HILLS   CA   91364          1            10/25/96         00
    1245001465                           05           12/01/96          0
    1245001465                           O            11/01/11
    0


    1545344          074/074             F          230,400.00         ZZ
                                         180        229,748.80          1
    7769 SOUTH DEXTER COURT            8.250          2,235.20         80
                                       8.000          2,235.20      288,000.00
1


    LITTLETON        CO   80122          2            11/05/96         00
    1463003411                           03           01/01/97          0
    1463003411                           O            12/01/11
    0


    1545345          074/074             F          140,000.00         ZZ
                                         180        138,383.18          1
    64 DEWEY STREET                    8.125          1,348.04         53
                                       7.875          1,348.04      265,000.00
    HUNTINGTON       NY   11743          1            08/30/96         00
    1500235833                           05           10/01/96          0
    1500235833                           O            09/01/11
    0


    1545346          074/074             F          180,000.00         ZZ
                                         180        178,932.97          1
    314 COOPER STREET                  7.750          1,694.30         60
                                       7.500          1,694.30      300,000.00
    WOODBURY         NJ   08096          5            10/11/96         00
    1500254204                           05           12/01/96          0
    1500254204                           O            11/01/11
    0


    1545348          074/074             F          240,000.00         ZZ
                                         180        238,638.66          1
    4128 CARLA STREET                  8.250          2,328.34         80
                                       8.000          2,328.34      300,000.00
    NACOGDOCHES      TX   75961          1            10/25/96         00
    1504076662                           05           12/01/96          0
    1504076662                           O            11/01/11
    0


    1545351          074/074             F          300,000.00         ZZ
                                         180        297,381.74          1
    16 MUIRFIELD LN                    8.000          2,866.96         64
                                       7.750          2,866.96      475,000.00
    ST. LOUIS        MO   63141          1            09/24/96         00
    1505056376                           03           11/01/96          0
    1505056376                           O            10/01/11
    0


    1545354          074/074             F          330,000.00         ZZ
                                         180        326,062.22          1
    1416 SPRING PASS WAY               7.750          3,106.21         73
                                       7.500          3,106.21      455,000.00
    KNOXVILLE        TN   37919          2            08/30/96         00
    1511044484                           05           10/01/96          0
    1511044484                           O            09/01/11
    0
1




    1545355          074/074             F           60,000.00         ZZ
                                         180         59,659.67          1
    814 PALMER ROAD                    8.250            582.08         55
                                       8.000            582.08      110,000.00
    DELRAY BEACH     FL   33483          1            10/23/96         00
    1511052802                           05           12/01/96          0
    1511052802                           O            11/01/11
    0


    1545356          074/074             F          350,000.00         ZZ
                                         180        348,036.59          1
    880 FOREST GLEN LANE               8.375          3,421.00         90
                                       8.125          3,421.00      390,000.00
    WEST PALM BEACH  FL   33414          1            10/03/96         11
    1511052960                           03           12/01/96         25
    1511052960                           O            11/01/11
    0


    1545358          074/074             F          750,000.00         ZZ
                                         180        743,874.22          1
    11420 N BAYSHORE DRIVE             8.750          7,495.86         74
                                       8.500          7,495.86    1,025,000.00
    NORTH MIAMI      FL   33181          5            09/25/96         00
    1511062260                           05           11/01/96          0
    1511062260                           O            10/01/11
    0


    1545360          074/074             F           60,000.00         ZZ
                                         180         59,659.67          1
    331 LINCOLN AVENUE                 8.250            582.08         80
                                       8.000            582.08       75,500.00
    YAMPA            CO   80483          5            10/15/96         00
    1513070554                           05           12/01/96          0
    1513070554                           O            11/01/11
    0


    1545361          074/074             F          278,500.00         ZZ
                                         180        276,884.97          1
    11692 EAST LAKE AVENUE             8.000          2,661.50         80
                                       7.750          2,661.50      352,000.00
    ENGLEWOOD        CO   80111          2            10/18/96         00
    1513072979                           03           12/01/96          0
    1513072979                           O            11/01/11
    0


    1545362          074/074             F          350,000.00         ZZ
                                         180        347,779.18          1
1


    3459 LANTERN HOLLOW                7.125          3,170.41         74
                                       6.875          3,170.41      475,000.00
    FORT WORTH       TX   76109          1            10/25/96         00
    1525003929                           05           12/01/96          0
    1525003929                           O            11/01/11
    0


    1545363          074/074             F          272,000.00         ZZ
                                         180        270,333.85          1
    46 S. FLAGSTONE PATH CIRCLE        7.375          2,502.19         80
                                       7.125          2,502.19      340,000.00
    THE WOODLANDS    TX   77381          1            10/25/96         00
    1532002824                           03           12/01/96          0
    1532002824                           O            11/01/11
    0


    1545364          074/074             F          162,000.00         ZZ
                                         180        161,081.09          1
    1835 LAKEFRONT DRIVE               8.250          1,571.63         62
                                       8.000          1,571.63      262,820.00
    MISSOURI CITY    TX   77459          1            10/25/96         00
    1563136166                           03           12/01/96          0
    1563136166                           O            11/01/11
    0


    1545365          074/074             F          283,500.00         ZZ
                                         180        281,855.98          1
    19831 CYPRESS CHURCH               8.000          2,709.28         90
                                       7.750          2,709.28      315,000.00
    CYPRESS          TX   77429          1            10/29/96         04
    1563137420                           05           12/01/96         12
    1563137420                           O            11/01/11
    0


    1545368          074/074             F          290,000.00         ZZ
                                         180        288,355.04          1
    1023 14TH AVENUE DRIVE, N.W.       8.250          2,813.41         75
                                       8.000          2,813.41      390,000.00
    HICKORY          NC   28601          5            10/22/96         00
    1577048646                           05           12/01/96          0
    1577048646                           O            11/01/11
    0


    1545369          074/074             F           27,000.00         ZZ
                                         180         26,850.21          1
    121 COLE STREET                    8.500            265.88         42
                                       8.250            265.88       65,000.00
    CHAPEL HILL      NC   27516          2            10/25/96         00
    1577050910                           05           12/01/96          0
1


    1577050910                           O            11/01/11
    0


    1545370          074/074             F          262,500.00         T
                                         180        260,837.89          1
    32 NARROWS ROAD                    8.625          2,604.22         75
                                       8.375          2,604.22      350,000.00
    SAPPHIRE         NC   28774          5            10/29/96         00
    1577053577                           03           12/01/96          0
    1577053577                           O            11/01/11
    0


    1545371          074/074             F           56,000.00         ZZ
                                         180         55,689.32          1
    803 MARLBORO STREET                8.500            551.46         80
                                       8.250            551.46       70,000.00
    HIGH POINT       NC   27260          5            10/31/96         00
    1577054831                           05           12/01/96          0
    1577054831                           O            11/01/11
    0


    1545378          074/074             F          300,000.00         ZZ
                                         180        298,298.31          1
    10 RED FOX DRIVE                   8.250          2,910.43         66
                                       8.000          2,910.43      460,000.00
    NEW HOPE         PA   18938          5            10/23/96         00
    1587046975                           05           12/01/96          0
    1587046975                           O            11/01/11
    0


    1545379          074/074             F          350,000.00         ZZ
                                         180        348,058.30          1
    4550 N. PARK AVENUE,               8.500          3,446.59         66
    UNITS #910 & #911                  8.250          3,446.59      535,000.00
    CHEVY CHASE      MD   20815          5            10/29/96         00
    1587047129                           06           12/01/96          0
    1587047129                           O            11/01/11
    0


    1545380          074/074             F          186,000.00         ZZ
                                         180        184,921.38          1
    8020 KIDWELL HILL COURT            8.000          1,777.52         60
                                       7.750          1,777.52      311,000.00
    VIENNA           VA   22182          1            10/31/96         00
    1587047800                           09           12/01/96          0
    1587047800                           O            11/01/11
    0


1


    1545381          074/074             F          120,000.00         T
                                         180        119,356.19          1
    17080 HARBOR POINTE DRIVE,         8.875          1,208.22         59
    UNIT 112                           8.625          1,208.22      205,000.00
    FORT MYERS       FL   33908          2            10/26/96         00
    1589076106                           01           12/01/96          0
    1589076106                           O            11/01/11
    0


    1545384          074/074             F          631,200.00         ZZ
                                         180        627,417.06          1
    11050 OLD CUTLER ROAD              7.625          5,896.23         80
                                       7.375          5,896.23      789,000.00
    MIAMI            FL   33156          1            10/23/96         00
    1589078032                           05           12/01/96          0
    1589078032                           O            11/01/11
    0


    1545385          074/074             F           35,000.00         ZZ
                                         180         34,905.40          1
    1002 GREENPINE BOULEVARD, #G-1     8.750            349.81         65
                                       8.500            349.81       54,500.00
    WEST PALM BEACH  FL   33409          1            11/04/96         00
    1589078473                           01           01/01/97          0
    1589078473                           O            12/01/11
    0


    1545388          074/074             F           76,000.00         ZZ
                                         180         75,568.90          1
    12225 HOLLY JANE COURT             8.250            737.31         61
                                       8.000            737.31      126,439.00
    ORLANDO          FL   32824          1            10/28/96         00
    1590019303                           03           12/01/96          0
    1590019303                           O            11/01/11
    0


    1545389          074/074             F          365,000.00         ZZ
                                         180        362,929.62          1
    513 NORRIEGO ROAD                  8.250          3,541.02         70
                                       8.000          3,541.02      525,000.00
    DESTIN           FL   32541          5            10/29/96         00
    1590023763                           02           12/01/96          0
    1590023763                           O            11/01/11
    0


    1545390          074/074             F          800,000.00         ZZ
                                         180        795,257.65          1
    29105 OLD MILL CREEK LANE          7.750          7,530.21         50
                                       7.500          7,530.21    1,600,000.00
1


    AGOURA HILLS     CA   91301          5            10/30/96         00
    1596013977                           03           12/01/96          0
    1596013977                           O            11/01/11
    0


    1545391          074/074             F          192,500.00         ZZ
                                         180        191,408.08          1
    10450 WILSHIRE BLVD, #8A           8.250          1,867.53         70
                                       8.000          1,867.53      275,000.00
    LOS ANGELES      CA   90024          1            10/18/96         00
    1596014120                           06           12/01/96          0
    1596014120                           O            11/01/11
    0


    1545392          074/074             F           51,700.00         ZZ
                                         180         51,419.52          1
    445 W WELLINGTON UNIT 9C           8.750            516.71         77
                                       8.500            516.71       68,000.00
    CHICAGO          IL   60657          5            10/21/96         00
    1604083739                           06           12/01/96          0
    1604083739                           O            11/01/11
    0


    1545393          074/074             F          390,800.00         ZZ
                                         180        388,432.10          1
    285 PROSPECT                       7.500          3,622.76         80
                                       7.250          3,622.76      488,500.00
    ELMHURST         IL   60126          1            10/30/96         00
    1613020060                           05           12/01/96          0
    1613020060                           O            11/01/11
    0


    1545395          074/074             F           88,550.00         ZZ
                                         180         87,802.27          1
    1728 EAST 17TH STREET              8.375            865.52         50
                                       8.125            865.52      180,000.00
    BROOKLYN         NY   11229          2            09/13/96         00
    1106009750                           05           11/01/96          0
    1106009750                           O            10/01/11
    0


    1545396          074/074             F          335,000.00         ZZ
                                         180        331,978.81          1
    85 MALBA DRIVE                     7.625          3,129.34         46
                                       7.375          3,129.34      735,000.00
    WHITESTONE       NY   11357          1            09/23/96         00
    1106020388                           05           11/01/96          0
    1106020388                           O            10/01/11
    0
1




    1545397          074/074             F           36,800.00         ZZ
                                         180         36,695.98          1
    195-36 A 39TH AVENUE, APT 36-A     8.250            357.02         67
                                       8.000            357.02       55,000.00
    FLUSHING         NY   11358          2            11/06/96         00
    1106025450                           11           01/01/97          0
    1106025450                           O            12/01/11
    0


    1545398          074/074             F          200,000.00         ZZ
                                         180        198,329.79          1
    50 ROSS PLACE                      8.500          1,969.48         67
                                       8.250          1,969.48      300,000.00
    TAPPAN           NY   10983          1            09/24/96         00
    1106027966                           05           11/01/96          0
    1106027966                           O            10/01/11
    0


    1545399          074/074             F          520,000.00         ZZ
                                         180        518,530.27          1
    23 BUCKMANVILLE RD                 8.250          5,044.73         80
                                       8.000          5,044.73      650,000.00
    NEWTOWN          PA   18940          1            11/25/96         00
    1175038994                           05           01/01/97          0
    1175038994                           O            12/01/11
    0


    1545400          074/074             F          250,000.00         T
                                         180        249,261.39          1
    294 SNOWMASS CLUB CIRCLE           7.750          2,353.19         46
                                       7.500          2,353.19      546,500.00
    SNOWMASS VILLAG  CO   81615          1            11/13/96         00
    1274000921                           01           01/01/97          0
    1274000921                           O            12/01/11
    0


    1545401          074/074             F          300,000.00         ZZ
                                         180        297,381.74          1
    4415 PACES BATTLE N.W.             8.000          2,866.96         79
                                       7.750          2,866.96      382,500.00
    ATLANTA          GA   30327          1            09/20/96         00
    1371116422                           03           11/01/96          0
    1371116422                           O            10/01/11
    0


    1545402          074/074             F          249,200.00         ZZ
                                         180        248,471.84          1
1


    7113 S ATLANTIC AVE                7.875          2,363.54         90
                                       7.625          2,363.54      277,220.00
    NEW SMYRNA BEAC  FL   32169          1            11/13/96         21
    1391039142                           05           01/01/97         25
    1391039142                           O            12/01/11
    0


    1545403          074/074             F          300,000.00         ZZ
                                         180        297,352.91          1
    4150 OCEAN AVENUE                  7.875          2,845.35         69
                                       7.625          2,845.35      440,000.00
    BROOKLYN         NY   11235          1            09/06/96         00
    1500248609                           05           11/01/96          0
    1500248609                           O            10/01/11
    0


    1545404          074/074             F          265,500.00         ZZ
                                         180        263,182.85          1
    602 SEVILLE CIRCLE                 8.000          2,537.26         90
                                       7.750          2,537.26      295,000.00
    JOPLIN           MO   64804          1            09/16/96         10
    1505058429                           05           11/01/96         12
    1505058429                           O            10/01/11
    0


    1545405          074/074             F          216,000.00         ZZ
                                         180        213,366.03          1
    2902 CANAL DRIVE                   7.500          2,002.35         80
                                       7.250          2,002.35      270,000.00
    STOCKTON         CA   95204          1            08/16/96         00
    1506161751                           05           10/01/96          0
    1506161751                           O            09/01/11
    0


    1545406          074/074             F          640,000.00         ZZ
                                         180        638,211.14          1
    3694 ROLLING RIDGE CT.             8.375          6,255.53         80
                                       8.125          6,255.53      800,000.00
    ANN ARBOR        MI   48105          5            11/04/96         00
    1507196999                           03           01/01/97          0
    1507196999                           O            12/01/11
    0


    1545407          074/074             F          340,000.00         ZZ
                                         180        337,160.62          1
    2743 RACQUET CLUB DRIVE            8.500          3,348.12         78
                                       8.250          3,348.12      440,000.00
    MIDLAND          TX   79705          2            09/13/96         00
    1509949613                           03           11/01/96          0
1


    1509949613                           O            10/01/11
    0


    1545410          074/074             F          500,000.00         T
                                         180        497,132.34          1
    UNIT 210, 9815 HWY 98 WEST         8.125          4,814.41         63
    DRIVE                              7.875          4,814.41      795,000.00
    DESTIN           FL   32541          1            10/30/96         00
    1511063944                           01           12/01/96          0
    1511063944                           O            11/01/11
    0


    1545411          074/074             F          283,000.00         ZZ
                                         180        282,217.77          1
    4418 BROOKWOOD DRIVE               8.500          2,786.81         75
                                       8.250          2,786.81      380,000.00
    MABLETON         GA   30059          2            11/08/96         00
    1511066590                           05           01/01/97          0
    1511066590                           O            12/01/11
    0


    1545412          074/074             F          330,000.00         T
                                         180        324,207.29          1
    0855 GRAND COUNTY ROAD 5001        8.750          3,298.19         72
                                       8.500          3,298.19      461,000.00
    FRASER           CO   80442          2            08/01/96         00
    1513048114                           05           10/01/96          0
    1513048114                           O            09/01/11
    0


    1545414          074/074             F          552,000.00         ZZ
                                         180        550,387.06          1
    3220 SMOKY RIDGE                   7.875          5,235.44         77
                                       7.625          5,235.44      720,000.00
    AUSTIN           TX   78730          2            11/14/96         00
    1520005155                           05           01/01/97          0
    1520005155                           O            12/01/11
    0


    1545415          074/074             F          475,000.00         ZZ
                                         180        470,669.36          1
    17211 SW KELOK RD.                 7.500          4,403.31         70
                                       7.250          4,403.31      685,000.00
    LAKE OSWEGO      OR   97035          1            09/09/96         00
    1565138978                           05           11/01/96          0
    1565138978                           O            10/01/11
    0


1


    1545416          074/074             F          150,000.00         ZZ
                                         180        148,774.82          1
    1210 THORNWELL DRIVE               8.750          1,499.18         61
                                       8.500          1,499.18      246,500.00
    ATHENS           GA   30606          2            09/19/96         00
    1566077085                           05           11/01/96          0
    1566077085                           O            10/01/11
    0


    1545418          074/074             F           87,750.00         ZZ
                                         180         87,507.45          1
    #16 COUNTY ROAD 5117               8.500            864.11         65
                                       8.250            864.11      135,000.00
    BLOOMFIELD       NM   87413          5            11/06/96         00
    1569154127                           05           01/01/97          0
    1569154127                           O            12/01/11
    0


    1545419          074/074             F          328,000.00         ZZ
                                         180        324,170.43          1
    434 VERBENA COURT                  8.000          3,134.54         80
                                       7.750          3,134.54      410,000.00
    PLEASANT HILL    CA   94523          2            08/27/96         00
    1573155961                           05           10/01/96          0
    1573155961                           O            09/01/11
    0


    1545421          074/074             F           72,800.00         ZZ
                                         180         72,157.61          1
    1690 FAYRENE ROAD                  7.875            690.48         80
                                       7.625            690.48       91,000.00
    ROCK HILL        SC   29732          5            09/16/96         00
    1577046924                           05           11/01/96          0
    1577046924                           O            10/01/11
    0


    1545422          074/074             F           32,800.00         ZZ
                                         120         32,623.19          1
    1691 H.B. LEWIS ROAD               8.250            402.31         80
                                       8.000            402.31       41,000.00
    CLINTON          NC   28328          5            11/08/96         00
    1577049591                           05           01/01/97          0
    1577049591                           O            12/01/06
    0


    1545423          074/074             F          350,000.00         ZZ
                                         180        349,021.71          1
    49 WEST CLUB BOULEVARD             8.375          3,421.00         42
                                       8.125          3,421.00      847,000.00
1


    LAKE TOXAWAY     NC   28747          5            11/15/96         00
    1577056510                           05           01/01/97          0
    1577056510                           O            12/01/11
    0


    1545429          074/074             F          130,000.00         ZZ
                                         180        129,620.14          1
    7005 TIMBERVIEW TRAIL              7.875          1,232.99         43
                                       7.625          1,232.99      308,000.00
    WEST BLOOMFIELD  MI   48322          1            11/20/96         00
    1581078505                           05           01/01/97          0
    1581078505                           O            12/01/11
    0


    1545430          074/074             F          341,600.00         ZZ
                                         180        338,683.54          1
    6033 RIDGEWOOD CIRCLE              8.250          3,314.00         80
                                       8.000          3,314.00      427,000.00
    DOWNERS GROVE    IL   60516          5            08/30/96         00
    1583032028                           05           11/01/96          0
    1583032028                           O            10/01/11
    0


    1545431          074/074             F           38,500.00         ZZ
                                         180         38,388.74          1
    370 WEST 54TH STREET               8.000            367.93         29
                                       7.750            367.93      135,000.00
    HIALEAH          FL   33012          5            11/12/96         00
    1589079250                           05           01/01/97          0
    1589079250                           O            12/01/11
    0


    1545434          074/074             F          350,000.00         ZZ
                                         180        346,978.74          1
    3616 LAWSON ROAD                   8.125          3,370.09         63
                                       7.875          3,370.09      560,000.00
    GLENVIEW         IL   60025          1            09/27/96         00
    1610001182                           05           11/01/96          0
    1610001182                           O            10/01/11
    0


    1545435          074/074             F          311,250.00         ZZ
                                         180        310,309.98          1
    10 VICTORIA DRIVE                  7.500          2,885.33         75
                                       7.250          2,885.33      415,000.00
    HAMPTON FALLS    NH   03844          5            11/20/96         00
    1815016147                           05           01/01/97          0
    1815016147                           O            12/01/11
    0
1




    1545861          E22/G01             F          120,000.00         ZZ
                                         180        120,000.00          1
    125 PARKVIEW TRACE PASS            7.500          1,112.41         47
                                       7.250          1,112.41      260,000.00
    LILBURN          GA   30247          1            12/11/96         00
    0410254445                           03           02/01/97          0
    410254445                            O            01/01/12
    0


    1545937          637/G01             F          128,000.00         ZZ
                                         180        127,625.98          1
    12510A 37TH AVENUE NE              7.875          1,214.02         65
                                       7.625          1,214.02      198,000.00
    SEATTLE          WA   98125          2            11/22/96         00
    0430101923                           05           01/01/97          0
    9488743                              O            12/01/11
    0


    1545939          637/G01             F          353,000.00         ZZ
                                         180        351,957.08          1
    124 VIA DE TESOROS                 7.750          3,322.71         61
                                       7.500          3,322.71      580,000.00
    LOS GATOS        CA   95030          2            11/18/96         00
    0430105007                           05           01/01/97          0
    9312901                              O            12/01/11
    0


    1545941          637/G01             F          100,000.00         ZZ
                                         180         99,729.72          1
    85-44 54TH AVENUE                  8.750            999.45         50
                                       8.500            999.45      201,000.00
    ELMHURST         NY   11373          1            11/21/96         00
    0430103010                           05           01/01/97          0
    9379181                              O            12/01/11
    0


    1545948          B27/G01             F          269,250.00         ZZ
                                         180        263,387.86          1
    129 MARLBOROUGH STREET UNIT B      7.375          2,476.90         77
                                       7.125          2,476.90      350,000.00
    BOSTON           MA   02116          5            04/26/96         00
    0430103788                           01           07/01/96          0
    0                                    O            06/01/11
    0


    1545949          721/G01             F          880,000.00         ZZ
                                         180        880,000.00          1
1


    2850 W DEER CREEK                  7.875          8,346.36         63
                                       7.625          8,346.36    1,400,000.00
    RIVER HILLS      WI   53217          2            12/26/96         00
    0430116590                           05           02/01/97          0
    7810014582                           O            01/01/12
    0


    1545952          637/G01             F          220,000.00         ZZ
                                         180        219,385.08          1
    624 CENTER STREET                  8.375          2,150.34         68
                                       8.125          2,150.34      328,000.00
    WALNUT CREEK     CA   94595          2            11/18/96         00
    0430105098                           05           01/01/97          0
    9312562                              O            12/01/11
    0


    1545956          267/267             F          228,000.00         ZZ
                                         180        228,000.00          1
    21351 GRANGEVILLE BOULEVARD        7.375          2,097.43         80
                                       7.125          2,097.43      285,000.00
    LEMOORE          CA   93245          1            12/04/96         00
    4421096                              05           02/01/97          0
    4421096                              O            01/01/12
    0


    1546077          638/G01             F          416,000.00         ZZ
                                         180        416,000.00          1
    6251 CAMINITO PLATA                8.000          3,975.51         80
                                       7.750          3,975.51      520,000.00
    SAN DIEGO        CA   92120          1            12/06/96         00
    0430101436                           03           02/01/97          0
    8602372                              O            01/01/12
    0


    1546241          601/G01             F          300,000.00         T
                                         180        300,000.00          1
    5303 B LONG BEACH BOULEVARD        8.125          2,888.65         86
                                       7.875          2,888.65      352,000.00
    HARVEY CEDARS    NJ   08008          1            12/20/96         10
    0430099663                           05           02/01/97         30
    1114926                              O            01/01/12
    0


    1546254          601/G01             F          250,000.00         ZZ
                                         180        250,000.00          1
    245 CHATUGA WAY                    8.000          2,389.14         66
                                       7.750          2,389.14      380,000.00
    LOUDAN           TN   37774          1            12/13/96         00
    0430099176                           05           02/01/97          0
1


    873494                               O            01/01/12
    0


    1546336          A83/G01             F           67,500.00         ZZ
                                         180         66,930.04          1
    3201 OAKRIDGE                      8.375            659.76         45
                                       8.125            659.76      150,000.00
    TEMPLE           TX   76502          2            09/23/96         00
    0430100024                           05           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1546344          A83/G01             F          363,750.00         ZZ
                                         180        362,651.43          1
    225 S GLENCOE ST                   7.500          3,372.01         75
                                       7.250          3,372.01      485,000.00
    DENVER           CO   80222          5            11/06/96         00
    0430100677                           03           01/01/97          0
    134673                               O            12/01/11
    0


    1546356          B76/G01             F          400,000.00         ZZ
                                         180        398,818.23          1
    3315 BROCKER ROAD                  7.750          3,765.10         73
                                       7.500          3,765.10      550,000.00
    METAMORA         MI   48455          1            11/15/96         00
    0430103515                           05           01/01/97          0
    197956                               O            12/01/11
    0


    1546360          450/450             F          285,120.00         ZZ
                                         180        285,120.00          1
    8810 CHARBANE                      7.500          2,643.10         80
                                       7.250          2,643.10      356,400.00
    WHITE LAKE       MI   48386          1            12/06/96         00
    4294146                              05           02/01/97          0
    4294146                              O            01/01/12
    0


    1546365          450/450             F          288,800.00         ZZ
                                         180        288,800.00          1
    2200 IROQUOIS                      8.000          2,759.92         80
                                       7.750          2,759.92      361,000.00
    DETROIT          MI   48214          2            12/05/96         00
    4293734                              05           02/01/97          0
    4293734                              O            01/01/12
    0


1


    1546402          E22/G01             F          127,500.00         ZZ
                                         180        127,500.00          1
    22826 SATICOY STREET               8.000          1,218.46         75
                                       7.750          1,218.46      170,000.00
    CANOGA PARK ARE  CA   91304          5            12/06/96         00
    0410290605                           05           02/01/97          0
    410290605                            O            01/01/12
    0


    1546438          025/025             F          380,000.00         ZZ
                                         180        378,877.32          1
    5512 SOUTH STANFORD DRIVE          7.750          3,576.85         80
                                       7.500          3,576.85      476,875.00
    NASHVILLE        TN   37215          1            11/07/96         00
    130803                               05           01/01/97          0
    130803                               O            12/01/11
    0


    1546473          664/G01             F          412,500.00         ZZ
                                         180        412,500.00          1
    10638 ASHTON AVENUE                7.750          3,882.77         74
                                       7.500          3,882.77      560,000.00
    LOS ANGELES      CA   90024          2            12/04/96         00
    0430111765                           05           02/01/97          0
    2181345                              O            01/01/12
    0


    1546615          E22/G01             F           83,000.00         ZZ
                                         180         82,762.79          1
    35201 PENNINGTON                   8.125            799.19         47
                                       7.875            799.19      180,000.00
    FARMINGTON HILL  MI   48355          2            11/14/96         00
    0410265961                           01           01/01/97          0
    410265961                            O            12/01/11
    0


    1546815          E26/G01             F           80,000.00         ZZ
                                         180         80,000.00          1
    1838 ROUTE 35                      8.000            764.53         73
    UNIT 74                            7.750            764.53      110,000.00
    WALL             NJ   07719          1            12/06/96         00
    0430103341                           01           02/01/97          0
    520045                               O            01/01/12
    0


    1546816          356/G01             F          305,000.00         ZZ
                                         180        305,000.00          1
    43750 CAMERON HILLS DRIVE          7.625          2,849.10         63
                                       7.375          2,849.10      485,000.00
1


    FREMONT          CA   94539          2            11/26/96         00
    0430105221                           05           02/01/97          0
    2386787                              O            01/01/12
    0


    1546887          893/G01             F          255,000.00         ZZ
                                         180        255,000.00          1
    397 SAILFISH ISLE                  7.875          2,418.55         52
                                       7.625          2,418.55      495,000.00
    FOSTER CITY      CA   94404          2            12/11/96         00
    0430104703                           05           02/01/97          0
    120219                               O            01/01/12
    0


    1546907          686/G01             F           44,000.00         ZZ
                                         180         44,000.00          1
    612 GARDEN ROAD                    8.000            420.49         80
                                       7.750            420.49       55,000.00
    TAHLEQUAH        OK   74464          5            12/09/96         00
    0430109348                           05           02/01/97          0
    817925639                            O            01/01/12
    0


    1546930          105/G01             F          269,700.00         ZZ
                                         180        269,700.00          1
    207 HIDDEN PINES COURT             7.625          2,519.35         90
                                       7.375          2,519.35      300,000.00
    LEAGUE CITY      TX   77573          2            12/11/96         19
    0430111807                           03           02/01/97         25
    0797704                              O            01/01/12
    0


    1546978          638/G01             F          120,050.00         ZZ
                                         180        120,050.00          1
    12369 SE MOUNTAIN SUN DRIVE        7.500          1,112.88         63
                                       7.250          1,112.88      192,000.00
    CLACKAMAS        OR   97015          1            12/09/96         00
    0430109793                           03           02/01/97          0
    08606363                             O            01/01/12
    0


    1547052          A39/G01             F          277,000.00         ZZ
                                         180        277,000.00          1
    11956 WOOD RANCH ROAD              7.625          2,587.54         59
                                       7.375          2,587.54      477,360.00
    GRANADA HILLS    CA   91344          1            12/06/96         00
    0430102863                           03           02/01/97          0
    9600925                              O            01/01/12
    0
1




    1547058          A50/A50             F          350,000.00         ZZ
                                         180        350,000.00          1
    917 CHAMPNEY ST                    7.375          3,219.73         90
                                       7.125          3,219.73      390,000.00
    ST SIMONS ISLAN  GA   31522          1            12/03/96         12
    UNKNOWN                              05           02/01/97         12
    UNKNOWN                              O            01/01/12
    0


    1547090          B91/G01             F          530,000.00         ZZ
                                         180        528,381.69          1
    1734 SOUTH DURANGO AVENUE          7.375          4,875.60         76
                                       7.125          4,875.60      700,000.00
    LOS ANGELES      CA   90035          2            11/22/96         00
    0430112243                           05           01/01/97          0
    1000003520                           O            12/01/11
    0


    1547166          E22/G01             F           99,000.00         ZZ
                                         180         99,000.00          1
    1779 LANGFORD DRIVE                7.875            938.97         60
                                       7.625            938.97      166,000.00
    TROY             MI   48083          2            12/06/96         00
    0410166680                           05           02/01/97          0
    410166680                            O            01/01/12
    0


    1547224          961/G01             F          100,000.00         ZZ
                                         180         99,701.29          1
    1224 SOUTH 6TH STREET              7.625            934.13         65
                                       7.375            934.13      155,000.00
    ALHAMBRA         CA   91801          1            11/27/96         00
    0430111567                           05           01/01/97          0
    09109453                             O            12/01/11
    0


    1547242          077/077             F          350,000.00         ZZ
                                         180        350,000.00          1
    510 CARTER ROAD                    7.625          3,269.45         80
                                       7.375          3,269.45      437,500.00
    GOSHEN           IN   46526          1            12/12/96         00
    424562                               05           02/01/97          0
    424562                               O            01/01/12
    0


    1547248          635/635             F          600,000.00         T
                                         180        598,207.72          1
1


    2165 GULF OF MEXICO DRIVE #121     7.625          5,604.78         70
                                       7.375          5,604.78      858,533.00
    LONGBOAT KEY     FL   34228          1            11/20/96         00
    802807200                            01           01/01/97          0
    802807200                            O            12/01/11
    0


    1547256          635/635             F          100,000.00         ZZ
                                         180         99,717.35          1
    46 BUTTONWOOD DRIVE                8.250            970.15         47
                                       8.000            970.15      215,000.00
    NORTHAMPTON TWP  PA   18966          1            11/29/96         00
    665687000                            05           01/01/97          0
    665687000                            O            12/01/11
    0


    1547314          766/G01             F          153,300.00         ZZ
                                         180        153,300.00          1
    121 BIG OAK DRIVE                  7.750          1,442.98         57
                                       7.500          1,442.98      273,500.00
    FLETCHER         NC   28732          5            12/16/96         00
    0430116228                           05           02/01/97          0
    96ML0025                             O            01/01/12
    0


    1547326          686/G01             F          188,900.00         ZZ
                                         180        188,900.00          1
    4709 FOREST TRAIL                  7.500          1,751.13         52
                                       7.250          1,751.13      370,000.00
    COLLIERVILLE     TN   38017          2            12/10/96         00
    0430109355                           05           02/01/97          0
    817558976                            O            01/01/12
    0


    1547330          601/G01             F          240,000.00         ZZ
                                         180        240,000.00          1
    15649 SHIRE DRIVE                  7.875          2,276.28         69
                                       7.625          2,276.28      350,000.00
    ORLAND PARK      IL   60462          1            12/18/96         00
    0430103390                           05           02/01/97          0
    874431                               O            01/01/12
    0


    1547351          377/G01             F          393,800.00         ZZ
                                         180        393,800.00          1
    6230 WINKLER MILL                  8.000          3,763.36         51
                                       7.750          3,763.36      785,000.00
    ROCHESTER HILLS  MI   48306          2            12/16/96         00
    0430112631                           05           02/01/97          0
1


    6204432                              O            01/01/12
    0


    1547363          195/G01             F          911,250.00         ZZ
                                         180        911,250.00          1
    822 2ND STREET                     7.375          8,382.81         75
                                       7.125          8,382.81    1,215,000.00
    MANHATTAN BEACH  CA   90266          2            12/14/96         00
    0430112797                           05           02/01/97          0
    51860                                O            01/01/12
    0


    1547373          536/536             F          350,000.00         ZZ
                                         180        350,000.00          1
    98-1354 KAONOHI STREET             7.500          3,244.54         72
                                       7.250          3,244.54      488,000.00
    AIEA             HI   96701          5            11/27/96         00
    1149632                              05           02/01/97          0
    1149632                              O            01/01/12
    0


    1547446          E22/G01             F           70,000.00         ZZ
                                         180         70,000.00          1
    400 GREENBRIAR DRIVE               8.250            679.10         67
                                       8.000            679.10      105,000.00
    RICHMOND         IN   47374          5            12/04/96         00
    0410208458                           05           02/01/97          0
    410208458                            O            01/01/12
    0


    1547564          562/G01             F          180,000.00         ZZ
                                         180        180,000.00          1
    20 HUDSON ROAD                     8.000          1,720.18         69
                                       7.750          1,720.18      263,000.00
    BELLEROSE VILLA  NY   11001          1            12/23/96         00
    0430105460                           05           02/01/97          0
    529008                               O            01/01/12
    0


    1547636          181/181             F          350,000.00         ZZ
                                         180        348,965.95          1
    307 ROSEHILL DRIVE EAST            7.750          3,294.47         63
                                       7.500          3,294.47      560,000.00
    TALLAHASSEE      FL   32312          2            11/22/96         00
    5376017                              03           01/01/97          0
    5376017                              O            12/01/11
    0


1


    1547720          E22/G01             F          472,000.00         ZZ
                                         180        472,000.00          1
    5752 OAKLEY TERRACE                8.250          4,579.06         79
                                       8.000          4,579.06      600,000.00
    IRVINE           CA   92715          2            12/12/96         00
    0410290795                           03           02/01/97          0
    410290795                            O            01/01/12
    0


    1547759          181/181             F          260,250.00         ZZ
                                         180        259,437.80          1
    3701 BOBBIN BROOK WAY              7.125          2,357.43         70
                                       6.875          2,357.43      375,000.00
    TALLAHASSEE      FL   32312          2            11/21/96         00
    5376939                              03           01/01/97          0
    5376939                              O            12/01/11
    0


    1547771          181/181             F          435,000.00         ZZ
                                         180        433,756.77          1
    39 SAN ANSELMO AVENUE              8.125          4,188.54         59
                                       7.875          4,188.54      740,000.00
    SAN FRANCISCO    CA   94127          2            11/22/96         00
    5394261                              03           01/01/97          0
    5394261                              O            12/01/11
    0


    1547780          369/G01             F          340,000.00         ZZ
                                         180        340,000.00          1
    111 WILLESDEN DRIVE                7.500          3,151.85         78
                                       7.250          3,151.85      440,000.00
    CARY             NC   27513          2            12/17/96         00
    0430113134                           03           02/01/97          0
    0049828544                           O            01/01/12
    0


    1547838          550/550             F          800,000.00         ZZ
                                         180        800,000.00          1
    0890 COUNTY ROAD 102               8.250          7,761.12         67
                                       8.000          7,761.12    1,200,000.00
    CARBONDALE       CO   81623          2            12/03/96         00
    120206771                            05           02/01/97          0
    120206771                            O            01/01/12
    0


    1547906          E22/G01             F          192,500.00         ZZ
                                         180        192,500.00          2
    5724 WEST MONTROSE AVENUE          7.875          1,825.77         70
                                       7.625          1,825.77      275,000.00
1


    CHICAGO          IL   60634          2            12/16/96         00
    0410267199                           05           02/01/97          0
    410267199                            O            01/01/12
    0


    1547958          A06/G01             F          236,500.00         ZZ
                                         180        236,500.00          1
    6771 TREE KNOLL DR                 7.750          2,226.12         76
                                       7.500          2,226.12      315,000.00
    TROY             MI   48098          2            12/20/96         00
    0430105585                           05           02/01/97          0
    1000009607040                        O            01/01/12
    0


    1548013          696/G01             F          230,400.00         ZZ
                                         180        230,400.00          1
    2850 ROGERS DRIVE                  8.250          2,235.20         90
                                       8.000          2,235.20      257,000.00
    FALLS CHURCH     VA   22042          2            12/18/96         11
    0430110551                           05           02/01/97         25
    2277787                              O            01/01/12
    0


    1548101          E22/G01             F           46,900.00         ZZ
                                         180         46,900.00          1
    161 S MORGANTOWN ROAD              7.875            444.82         59
                                       7.625            444.82       80,000.00
    GREENWOOD        IN   46142          2            12/12/96         00
    0410167266                           05           02/01/97          0
    410167266                            O            01/01/12
    0


    1548128          E22/G01             F          140,000.00         ZZ
                                         180        140,000.00          1
    1109 SOUTHEAST 14TH AVENUE         7.500          1,297.82         72
                                       7.250          1,297.82      195,000.00
    DEERFIELD        FL   33441          5            12/18/96         00
    0410256770                           05           02/01/97          0
    410256770                            O            01/01/12
    0


    1548137          356/G01             F          264,000.00         ZZ
                                         180        264,000.00          1
    331 MAGNOLIA AVENUE                7.625          2,466.11         74
                                       7.375          2,466.11      360,000.00
    PIEDMONT         CA   94610          2            12/09/96         00
    0430110346                           05           02/01/97          0
    2387702                              O            01/01/12
    0
1




    1548166          601/G01             F          275,000.00         ZZ
                                         180        275,000.00          1
    8125 WALNUT WAY                    7.750          2,588.51         64
                                       7.500          2,588.51      434,920.00
    PARKVILLE        MO   64152          1            12/06/96         00
    0430110171                           05           02/01/97          0
    1114941                              O            01/01/12
    0


    1548309          E22/G01             F          159,000.00         ZZ
                                         180        159,000.00          1
    9124 BAYWARD COURT                 7.750          1,496.63         70
                                       7.500          1,496.63      230,000.00
    ORLANDO          FL   32819          2            12/17/96         00
    0410254775                           05           02/01/97          0
    410254775                            O            01/01/12
    0


    1548350          668/G01             F          260,000.00         ZZ
                                         180        260,000.00          1
    302 PARAMOUNT DRIVE                7.750          2,447.32         80
                                       7.500          2,447.32      325,000.00
    MILLBRAE         CA   94030          1            12/11/96         00
    0430115139                           05           02/01/97          0
    7019714                              O            01/01/12
    0


    1548384          601/G01             F          220,000.00         ZZ
                                         180        220,000.00          1
    2015 PARKVIEW DR NE                7.000          1,977.43         58
                                       6.750          1,977.43      380,000.00
    TACOMA           WA   98422          2            12/06/96         00
    0430112409                           03           02/01/97          0
    889473                               O            01/01/12
    0


    1548392          181/181             F          350,000.00         ZZ
                                         180        348,931.31          1
    816 SAGE DRIVE                     7.375          3,219.73         65
                                       7.125          3,219.73      540,000.00
    MARTINEZ         CA   94553          2            11/20/96         00
    5395178                              05           01/01/97          0
    5395178                              O            12/01/11
    0


    1548393          070/070             F          500,000.00         T
                                         180        500,000.00          1
1


    10639 E. FERNWOOD LANE             7.625          4,670.65         65
                                       7.375          4,670.65      769,772.00
    SCOTTSDALE       AZ   85262          1            12/19/96         00
    2378285                              03           02/01/97          0
    2378285                              O            01/01/12
    0


    1548398          070/070             F          224,750.00         ZZ
                                         180        224,063.75          1
    13363 MANGO DRIVE                  7.375          2,067.53         77
                                       7.125          2,067.53      295,500.00
    DEL MAR          CA   92014          2            11/27/96         00
    5760558                              05           01/01/97          0
    5760558                              O            12/01/11
    0


    1548432          181/181             F          248,000.00         ZZ
                                         180        248,000.00          1
    3413 KEENAN LANE                   7.625          2,316.64         66
                                       7.375          2,316.64      379,000.00
    GLENVIEW         IL   60025          2            12/12/96         00
    5557780                              05           02/01/97          0
    5557780                              O            01/01/12
    0


    1548438          181/181             F          170,000.00         T
                                         180        169,503.26          1
    133 DISCOVERY BAY                  7.875          1,612.37         85
                                       7.750          1,612.37      200,000.00
    MILLEDGEVILLE    GA   31061          2            12/06/96         19
    5375622                              05           01/01/97         25
    5375622                              O            12/01/11
    0


    1548482          624/G01             F          299,500.00         ZZ
                                         180        299,500.00          2
    751-753 COLE STREET                7.500          2,776.40         55
                                       7.250          2,776.40      545,000.00
    SAN FRANCISCO    CA   94117          2            12/19/96         00
    0430116657                           05           02/01/97          0
    21000760126                          O            01/01/12
    0


    1548496          822/G01             F          250,000.00         ZZ
                                         180        250,000.00          1
    400 YANKEE COURT                   6.990          2,245.68         49
                                       6.740          2,245.68      518,742.00
    NEWTOWN SQUARE   PA   19073          1            12/20/96         00
    0430113415                           03           02/01/97          0
1


    1306007178                           O            01/01/12
    0


    1548506          387/387             F          270,000.00         ZZ
                                         180        269,202.31          1
    164 LAKEVIEW AVENUE                7.750          2,541.44         56
                                       7.500          2,541.44      490,000.00
    ATLANTA          GA   30305          2            11/11/96         00
    832659                               05           01/01/97          0
    832659                               O            12/01/11
    0


    1548514          387/387             F          499,000.00         ZZ
                                         180        497,573.87          1
    259 KINGS COURT                    8.125          4,804.78         41
                                       7.875          4,804.78    1,220,000.00
    SAN CARLOS       CA   94070          2            11/04/96         00
    832113                               05           01/01/97          0
    832113                               O            12/01/11
    0


    1548516          387/387             F          255,000.00         ZZ
                                         180        254,246.61          1
    4900 WESTRIDGE AVENUE              7.750          2,400.26         73
                                       7.500          2,400.26      350,000.00
    FORT WORTH       TX   76116          2            11/22/96         00
    838797                               03           01/01/97          0
    838797                               O            12/01/11
    0


    1548517          387/387             F          350,000.00         ZZ
                                         180        348,942.96          1
    4572 CAMINO MOLINERO               7.500          3,244.54         56
                                       7.250          3,244.54      625,000.00
    SANTA BARBARA    CA   93110          2            11/15/96         00
    834648                               05           01/01/97          0
    834648                               O            12/01/11
    0


    1548518          387/387             F          313,200.00         ZZ
                                         180        312,314.77          1
    6110 RUNNING SPRINGS ROAD          8.250          3,038.48         80
                                       8.000          3,038.48      392,000.00
    SAN JOSE         CA   95135          2            11/18/96         00
    835769                               05           01/01/97          0
    835769                               O            12/01/11
    0


1


    1548533          070/070             F          368,000.00         ZZ
                                         180        365,935.62          1
    4200 EVERGREEN DRIVE               8.375          3,596.93         80
                                       8.125          3,596.93      460,000.00
    LISLE            IL   60532          1            10/31/96         00
    3084321                              05           12/01/96          0
    3084321                              O            11/01/11
    0


    1548541          070/070             F          228,500.00         ZZ
                                         180        228,500.00          1
    2288 WEST CANTERWOOD DRIVE         7.875          2,167.21         75
                                       7.625          2,167.21      305,000.00
    SOUTH JORDAN     UT   84095          2            12/13/96         00
    5789653                              05           02/01/97          0
    5789653                              O            01/01/12
    0


    1548827          661/661             F          121,000.00         ZZ
                                         180        121,000.00          1
    16412 EAGLE LANE                   7.750          1,138.95         61
                                       7.500          1,138.95      200,000.00
    HUNTINGTON BEAC  CA   92649          5            12/26/96         00
    UNKNOWN                              05           02/01/97          0
    UNKNOWN                              O            01/01/12
    0


    1548843          E22/G01             F          210,000.00         ZZ
                                         180        210,000.00          1
    433 WHITEGATE ROAD                 7.625          1,961.67         39
    THOUSAND OAKS                      7.375          1,961.67      550,000.00
    NEWBURY PARK AR  CA   91320          1            12/23/96         00
    0410308936                           05           02/01/97          0
    410308936                            O            01/01/12
    0


    1548952          227/G01             F          220,000.00         ZZ
                                         180        218,609.45          1
    8750 SWAN ROAD                     7.875          2,086.59         80
                                       7.625          2,086.59      275,000.00
    COLORADO SPRING  CO   80908          1            10/30/96         00
    0430118000                           05           12/01/96          0
    1688264                              O            11/01/11
    0


    1548957          403/403             F          240,000.00         ZZ
                                         180        240,000.00          1
    20 RIVERBEND ROAD                  7.375          2,207.82         75
                                       7.125          2,207.82      322,000.00
1


    TRUMBULL         CT   06611          2            12/16/96         00
    00006536650                          05           02/01/97          0
    00006536650                          O            01/01/12
    0


    1548981          E22/G01             F           50,000.00         ZZ
                                         180         50,000.00          1
    5708 VASSAR DRIVE                  8.000            477.83         31
                                       7.750            477.83      162,000.00
    COLLEGE PARK     MD   20740          5            12/20/96         00
    0410256333                           05           02/01/97          0
    410256333                            O            01/01/12
    0


    1549054          077/077             F          296,000.00         ZZ
                                         180        296,000.00          1
    2827 WOODHOLLOW TRAIL              7.000          2,660.53         80
                                       6.750          2,660.53      370,000.00
    FORT WAYNE       IN   46825          1            12/23/96         00
    366120                               05           02/01/97          0
    366120                               O            01/01/12
    0


    1549196          181/181             F          308,000.00         ZZ
                                         180        308,000.00          1
    144 GOLDEN HILL PLACE              8.000          2,943.41         62
                                       7.750          2,943.41      500,000.00
    WALNUT CREEK     CA   94596          2            12/16/96         00
    5400813                              05           02/01/97          0
    5400813                              O            01/01/12
    0

   TOTAL NUMBER OF LOANS   :        477

   TOTAL ORIGINAL BALANCE  :   131,221,900.00

   TOTAL PRINCIPAL BALANCE :   130,238,820.08

   TOTAL ORIGINAL P+I      :     1,249,709.17

   TOTAL CURRENT P+I       :     1,249,709.17


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 01/21/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 08.51.13           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S1                                CUTOFF : 01/01/97
  POOL       : 0004235
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -------------------------------------------------------------

      1382493                              .2500
       81,964.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1382977                              .2500
      126,249.89                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1441668                              .2500
      333,278.41                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1441858                              .2500
      451,357.71                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1461978                              .2500
       75,548.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1472248                              .2500
      388,614.56                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1479680                              .2500
      437,325.27                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1500494                              .2500
      277,452.18                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1503009                              .2500
      221,811.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1508948                              .1250
      254,773.65                           .0800
            8.6250                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1517837                              .2500
      100,365.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1518726                              .2500
      681,462.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1521716                              .2500
      247,794.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1527695                              .2500
      269,263.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950
1



      1528045                              .2500
      108,395.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1529202                              .2500
      229,357.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1529934                              .2500
      337,097.19                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1530312                              .2500
       79,778.88                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1531312                              .2500
      138,751.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1531325                              .2500
       76,517.31                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.5700                         .5700

      1531339                              .2500
       55,502.62                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.5200                         .5200

      1531344                              .2500
      113,683.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1531777                              .2500
      556,680.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1532467                              .2500
      145,345.32                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1532527                              .2500
      410,158.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1532635                              .2500
       64,647.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1532659                              .2500
      307,234.62                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1533324                              .2500
      293,102.29                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1533494                              .2500
      149,120.52                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1534684                              .2500
      428,641.82                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200
1



      1534723                              .2500
      166,013.49                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1534853                              .2500
      333,658.62                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1534965                              .2500
      248,597.56                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1535310                              .2500
       99,707.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1536046                              .2500
      305,956.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1536199                              .2500
       69,795.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1536504                              .2500
      202,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1536529                              .2500
      495,731.18                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1536532                              .2500
      422,471.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1536545                              .2500
      545,457.57                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                        1.2950

      1536551                              .2500
      214,380.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1536561                              .2500
       79,286.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1536563                              .2500
      396,584.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1536707                              .2500
      416,193.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1536862                              .2500
      341,000.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1536909                              .2500
      151,347.46                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1537440                              .2500
       49,704.88                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.5200                         .5200

      1537442                              .2500
      260,943.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1537464                              .2500
      167,004.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1537502                              .2500
       64,119.31                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.5200                         .5200

      1538274                              .2500
      405,042.04                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538276                              .2500
      243,276.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1538277                              .2500
      311,241.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538278                              .2500
      532,079.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450
1



      1538279                              .2500
      326,506.23                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1538282                              .2500
      265,859.29                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1538283                              .2500
      228,939.32                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538286                              .2500
      395,329.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1538287                              .2500
      454,570.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1538288                              .2500
      241,006.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1538290                              .2500
      644,073.84                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1538291                              .2500
      528,811.60                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950
1



      1538292                              .2500
      291,136.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1538293                              .2500
      223,298.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1538294                              .2500
      297,466.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1538295                              .2500
      289,168.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1538296                              .2500
      231,170.91                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1538297                              .2500
      355,736.71                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1538298                              .2500
      254,134.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1538300                              .2500
      352,895.58                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200
1



      1538302                              .2500
      404,043.29                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1538303                              .2500
      869,788.08                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538304                              .2500
      279,960.37                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1538305                              .2500
      275,317.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1538306                              .2500
      347,616.97                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1538309                              .2500
      405,581.40                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538311                              .2500
      254,139.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1538312                              .2500
      619,012.25                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950
1



      1538314                              .2500
      270,848.66                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1538315                              .2500
      222,073.72                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.4200                         .0000

      1538316                              .2500
      228,535.92                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1538318                              .2500
      268,451.44                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1538319                              .2500
      298,202.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1538321                              .2500
      259,366.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1538322                              .2500
      258,076.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                        1.2950

      1538324                              .2500
      298,202.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950
1



      1538325                              .2500
      278,266.07                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1538729                              .2500
       78,868.36                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.5700                         .5700

      1538760                              .2500
      249,244.97                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1538774                              .2500
      135,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1538797                              .2500
      298,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1538805                              .2500
       79,768.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1538838                              .2500
      448,670.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1538861                              .2500
       89,728.19                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200
1



      1538980                              .2500
      590,923.99                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1539202                              .2500
      516,984.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1539335                              .2500
      244,924.28                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1539345                              .2500
      246,542.29                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1539489                              .1250
      328,900.00                           .0800
            7.1250                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1539497                              .2500
      139,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1539732                              .2500
      429,439.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1539844                              .2500
      225,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950
1



      1539863                              .2500
      197,613.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1539890                              .2500
       90,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1540048                              .2500
       45,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1540058                              .2500
      324,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1540219                              .2500
      141,811.06                           .0300
            8.5500                         .0000
            8.3000                         .0000
            8.2700                         .0000
            8.2700                        1.2700

      1540221                              .2500
      296,941.60                           .0300
            7.2000                         .0000
            6.9500                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1540223                              .2500
      745,612.26                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.6200                         .6200

      1540225                              .2500
       34,788.86                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.2700                         .2700
1



      1540227                              .2500
      229,341.20                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.8200                         .8200

      1540228                              .2500
       32,901.20                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1540229                              .2500
       82,254.10                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.3700                         .3700

      1540236                              .2500
      299,133.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1540787                              .2500
      229,357.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1540806                              .2500
      195,433.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1540817                              .2500
      229,178.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1540997                              .2500
      299,133.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200
1



      1541108                              .5000
      136,782.32                           .0800
            7.8750                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1541111                              .5000
      108,325.63                           .0800
            7.8750                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1541147                              .2500
      195,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1541176                              .2500
       86,742.96                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1541190                              .2500
      835,128.86                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1541191                              .2500
      437,420.20                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1541192                              .2500
      447,303.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1541193                              .2500
      431,455.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450
1



      1541195                              .2500
      328,107.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1541198                              .2500
      624,592.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1541199                              .2500
      327,117.39                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            7.6600                         .6600

      1541200                              .2500
      285,568.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1541299                              .2500
      309,713.44                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1541338                              .2500
       39,353.73                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.7200                        1.7200

      1541457                              .2500
      220,723.81                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1541473                              .2500
      186,630.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5450                        1.5450
1



      1541632                              .2500
       45,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1541895                              .2500
      274,222.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1541943                              .2500
      480,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1541950                              .2500
      300,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1542325                              .2500
      316,181.56                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542326                              .2500
      239,306.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542327                              .2500
      232,160.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1542328                              .2500
      279,624.61                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000
1



      1542329                              .2500
      341,983.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542330                              .2500
      223,680.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542331                              .2500
      234,879.99                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542332                              .2500
      298,260.30                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542333                              .2500
      222,044.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542335                              .2500
      347,925.22                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542336                              .2500
      219,966.98                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542337                              .2500
      284,377.72                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1542338                              .2500
      223,724.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542339                              .2500
      248,599.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542340                              .2500
      345,518.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1542341                              .2500
      448,699.57                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542342                              .2500
      263,463.27                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542343                              .2500
      487,095.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542344                              .2500
      337,682.57                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542345                              .2500
       98,314.94                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950
1



      1542346                              .2500
      228,114.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1542347                              .2500
      263,237.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542348                              .2500
       84,060.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                        1.2950

      1542349                              .2500
       34,249.16                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542350                              .2500
      304,320.67                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542351                              .2500
      246,080.51                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1542352                              .2500
      397,654.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542353                              .2500
      304,264.29                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1542354                              .2500
      393,641.24                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1542355                              .2500
      223,709.54                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1542356                              .2500
      495,857.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1542357                              .2500
      239,275.17                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1542359                              .2500
      357,912.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542360                              .2500
       79,536.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542361                              .2500
      387,738.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542362                              .2500
      110,497.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200
1



      1542363                              .2500
      298,022.54                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1542364                              .2500
      348,977.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542365                              .2500
      260,744.30                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542367                              .2500
      233,567.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542368                              .2500
      199,250.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1542370                              .2500
      267,806.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1542371                              .2500
      164,533.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1542372                              .2500
      347,970.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700
1



      1542374                              .2500
       99,184.18                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1542375                              .2500
      193,906.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1542376                              .2500
      259,248.63                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1542377                              .2500
      260,809.94                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1542378                              .2500
      238,577.30                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1542379                              .2500
      226,033.04                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1542382                              .2500
       17,828.25                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1542383                              .2500
      398,856.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950
1



      1542384                              .2500
      261,234.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542511                              .2500
      991,095.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1542708                              .2500
      498,489.94                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1542723                              .2500
      424,257.25                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1542787                              .1250
      429,228.12                           .0800
            7.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1542820                              .2500
      260,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1543035                              .2500
      265,715.45                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1543074                              .2500
      259,248.63                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200
1



      1543148                              .2500
      280,027.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1543179                              .2500
      289,161.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1543181                              .2500
      226,934.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1543199                              .2500
       60,817.38                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1543200                              .2500
       47,108.54                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1543212                              .2500
       89,756.74                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.4700                        1.4700

      1543213                              .2500
      149,571.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1543214                              .2500
      169,497.75                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1543226                              .2500
      199,422.02                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1543411                              .2500
      318,655.76                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1543451                              .2500
      493,569.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1543479                              .2500
       91,801.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.4700                        1.4700

      1543494                              .2500
      177,230.61                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1543543                              .2500
      405,736.53                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1543544                              .2500
      355,439.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.3450                        1.3450

      1543545                              .2500
      479,682.39                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1543546                              .2500
      287,485.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1543547                              .2500
      248,518.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1543548                              .2500
      408,082.46                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1543629                              .2500
      115,661.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1543644                              .2500
      396,885.03                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1543668                              .2500
      207,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1543676                              .2500
      324,125.76                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1543710                              .2500
      216,494.18                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700
1



      1543718                              .2500
      315,066.39                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1543723                              .2500
      238,592.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1543744                              .2500
      267,234.05                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1543746                              .2500
      304,078.86                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1543752                              .2500
      501,480.88                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1543755                              .2500
      485,561.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1543774                              .2500
      304,156.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1543789                              .2500
      228,738.16                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                        1.2950
1



      1543790                              .2500
      385,625.67                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1543794                              .2500
      267,847.32                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1543799                              .2500
      347,832.58                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1543801                              .2500
      228,651.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1543806                              .2500
      290,485.36                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1543809                              .2500
      258,508.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1543870                              .2500
      171,900.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1543916                              .2500
      249,285.50                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450
1



      1543925                              .2500
      327,550.68                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1543929                              .2500
      458,655.88                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1543961                              .2500
      262,920.91                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1544002                              .2500
      288,893.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1544021                              .2500
      152,567.57                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1544029                              .2500
      272,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544068                              .2500
      223,680.79                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544070                              .2500
      375,910.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200
1



      1544072                              .2500
      298,182.26                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1544075                              .2500
      418,786.26                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1544077                              .2500
      477,185.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544081                              .2500
      218,779.50                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1544084                              .2500
      307,361.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.2200                        1.2200

      1544088                              .2500
      288,062.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1544093                              .2500
      236,322.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1544094                              .2500
      283,365.44                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450
1



      1544096                              .2500
      225,481.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.3450                        1.3450

      1544098                              .2500
      448,670.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1544100                              .2500
      422,801.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1544262                              .2500
      267,190.60                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1544294                              .2500
      236,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1544295                              .2500
      129,615.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1544346                              .2500
      222,135.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.3450                        1.3450

      1544347                              .2500
      264,738.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950
1



      1544348                              .2500
      595,821.59                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1544349                              .2500
      397,549.76                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1544350                              .2500
      222,729.41                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1544351                              .2500
      228,547.70                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1544352                              .2500
      273,308.87                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1544353                              .2500
      227,341.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1544354                              .2500
      768,747.14                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544355                              .2500
      364,918.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1544356                              .2500
      996,979.87                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1544421                              .2500
      478,688.01                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.3450                        1.3450

      1544505                              .2500
      206,383.02                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.3700                         .3700

      1544510                              .2500
      229,274.36                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1544517                              .2500
      239,267.18                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1544520                              .2500
      358,912.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1544605                              .2500
      119,649.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544727                              .2500
       59,627.87                           .0300
            8.0450                         .0000
            7.7950                         .0000
            7.7650                         .0000
            7.7650                         .7650
1



      1544728                              .2500
       79,766.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1544729                              .2500
       59,820.37                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1544730                              .2500
      193,302.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1544731                              .2500
      149,541.98                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1544732                              .2500
      299,113.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1544733                              .2500
       56,829.35                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1544734                              .2500
       49,851.62                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1544738                              .2500
       71,794.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450
1



      1544742                              .2500
      163,400.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1544752                              .2500
       79,000.00                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.5200                         .5200

      1544753                              .2500
      103,117.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1544754                              .2500
       30,000.00                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.2700                         .2700

      1544755                              .2500
       72,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1544756                              .2500
      170,000.00                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1544762                              .2500
       27,000.00                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.1200                         .1200

      1544763                              .2500
      307,500.00                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.1200                         .1200
1



      1544764                              .2500
      110,000.00                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1544765                              .2500
      123,750.00                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1544772                              .2500
      213,750.00                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.3700                         .3700

      1544773                              .2500
      152,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1544806                              .2500
      124,131.36                           .0300
            7.7250                         .0000
            7.4750                         .0000
            7.4450                         .0000
            7.4450                         .4450

      1544818                              .2500
      234,631.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1544824                              .2500
       99,700.62                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.3200                         .3200

      1544878                              .2500
      199,440.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950
1



      1544880                              .2500
       90,745.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1544947                              .2500
      349,010.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1545019                              .2500
      268,485.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1545029                              .2500
      114,667.67                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545031                              .2500
      255,978.56                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1545032                              .2500
      439,739.63                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1545134                              .2500
      252,725.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1545216                              .2500
      225,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450
1



      1545224                              .2500
      140,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1545244                              .2500
      299,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1545293                              .7950
      272,202.29                           .0800
            7.8750                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545298                              .7950
      269,211.07                           .0800
            7.8750                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545303                              .7950
      248,870.67                           .0800
            7.8750                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545304                              .5450
      288,261.95                           .0800
            7.6250                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545306                              .6700
      233,010.47                           .0800
            7.7500                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545307                             1.0450
      298,570.48                           .0800
            8.1250                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000
1



      1545312                             1.0450
      298,996.56                           .0800
            8.1250                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545314                              .7950
      530,445.49                           .0800
            7.8750                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545319                             1.0450
      292,162.60                           .0800
            8.1250                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545321                              .7950
      229,327.94                           .0800
            7.8750                         .0000
            7.0800                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1545327                              .2500
      223,680.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545328                              .2500
      238,592.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545329                              .2500
      113,353.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545330                              .2500
      264,688.93                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450
1



      1545331                              .2500
      295,154.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1545332                              .2500
      117,345.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545333                              .2500
      177,615.75                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1545334                              .2500
       53,707.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545335                              .2500
      620,538.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545336                              .2500
       85,970.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545338                              .2500
       99,118.09                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545339                              .2500
      646,230.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700
1



      1545340                              .2500
      280,309.90                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1545341                              .2500
      298,221.62                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1545342                              .2500
      238,164.01                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1545343                              .2500
      109,362.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545344                              .2500
      229,748.80                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545345                              .2500
      138,383.18                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1545346                              .2500
      178,932.97                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1545348                              .2500
      238,638.66                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1545351                              .2500
      297,381.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545354                              .2500
      326,062.22                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1545355                              .2500
       59,659.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545356                              .2500
      348,036.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1545358                              .2500
      743,874.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545360                              .2500
       59,659.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545361                              .2500
      276,884.97                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545362                              .2500
      347,779.18                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000
1



      1545363                              .2500
      270,333.85                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1545364                              .2500
      161,081.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545365                              .2500
      281,855.98                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545368                              .2500
      288,355.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545369                              .2500
       26,850.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545370                              .2500
      260,837.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                        1.2950

      1545371                              .2500
       55,689.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545378                              .2500
      298,298.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1545379                              .2500
      348,058.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545380                              .2500
      184,921.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545381                              .2500
      119,356.19                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5450                        1.5450

      1545384                              .2500
      627,417.06                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1545385                              .2500
       34,905.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545388                              .2500
       75,568.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545389                              .2500
      362,929.62                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545390                              .2500
      795,257.65                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200
1



      1545391                              .2500
      191,408.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545392                              .2500
       51,419.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545393                              .2500
      388,432.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1545395                              .2500
       87,802.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1545396                              .2500
      331,978.81                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1545397                              .2500
       36,695.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545398                              .2500
      198,329.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545399                              .2500
      518,530.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1545400                              .2500
      249,261.39                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1545401                              .2500
      297,381.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545402                              .2500
      248,471.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545403                              .2500
      297,352.91                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545404                              .2500
      263,182.85                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545405                              .2500
      213,366.03                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1545406                              .2500
      638,211.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1545407                              .2500
      337,160.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700
1



      1545410                              .2500
      497,132.34                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1545411                              .2500
      282,217.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545412                              .2500
      324,207.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545414                              .2500
      550,387.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545415                              .2500
      470,669.36                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1545416                              .2500
      148,774.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                        1.4200

      1545418                              .2500
       87,507.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                        1.1700

      1545419                              .2500
      324,170.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700
1



      1545421                              .2500
       72,157.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545422                              .2500
       32,623.19                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545423                              .2500
      349,021.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1545429                              .2500
      129,620.14                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450

      1545430                              .2500
      338,683.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1545431                              .2500
       38,388.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1545434                              .2500
      346,978.74                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1545435                              .2500
      310,309.98                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700
1



      1545861                              .2500
      120,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1545937                              .2500
      127,625.98                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1545939                              .2500
      351,957.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1545941                              .2500
       99,729.72                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.4700                        1.4700

      1545948                              .2500
      263,387.86                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1545949                              .2500
      880,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1545952                              .2500
      219,385.08                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1545956                              .2500
      228,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450
1



      1546077                              .2500
      416,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1546241                              .2500
      300,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1546254                              .2500
      250,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1546336                              .2500
       66,930.04                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0950                        1.0950

      1546344                              .2500
      362,651.43                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1546356                              .2500
      398,818.23                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1546360                              .2500
      285,120.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1546365                              .2500
      288,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700
1



      1546402                              .2500
      127,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1546438                              .2500
      378,877.32                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1546473                              .2500
      412,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1546615                              .2500
       82,762.79                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .8450

      1546815                              .2500
       80,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1546816                              .2500
      305,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1546887                              .2500
      255,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1546907                              .2500
       44,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200
1



      1546930                              .2500
      269,700.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1546978                              .2500
      120,050.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1547052                              .2500
      277,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1547058                              .2500
      350,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1547090                              .2500
      528,381.69                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1547166                              .2500
       99,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1547224                              .2500
       99,701.29                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1547242                              .2500
      350,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950
1



      1547248                              .2500
      598,207.72                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1547256                              .2500
       99,717.35                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1547314                              .2500
      153,300.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1547326                              .2500
      188,900.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1547330                              .2500
      240,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1547351                              .2500
      393,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1547363                              .2500
      911,250.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0950

      1547373                              .2500
      350,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700
1



      1547446                              .2500
       70,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1547564                              .2500
      180,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1547636                              .2500
      348,965.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1547720                              .2500
      472,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1547759                              .2500
      259,437.80                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000

      1547771                              .2500
      433,756.77                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1547780                              .2500
      340,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1547838                              .2500
      800,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200
1



      1547906                              .2500
      192,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1547958                              .2500
      236,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1548013                              .2500
      230,400.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .9700

      1548101                              .2500
       46,900.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1548128                              .2500
      140,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200

      1548137                              .2500
      264,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1548166                              .2500
      275,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1548309                              .2500
      159,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700
1



      1548350                              .2500
      260,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .4700

      1548384                              .2500
      220,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1548392                              .2500
      348,931.31                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1548393                              .2500
      500,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1548398                              .2500
      224,063.75                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1548432                              .2500
      248,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .2950

      1548438                              .1250
      169,503.26                           .0800
            7.8750                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

      1548482                              .2500
      299,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .2200
1



      1548496                              .2500
      250,000.00                           .0300
            6.9900                         .0000
            6.7400                         .0000
            6.7100                         .0000
            6.7100                         .0000

      1548506                              .2500
      269,202.31                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1548514                              .2500
      497,573.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .7950

      1548516                              .2500
      254,246.61                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1548517                              .2500
      348,942.96                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .1700

      1548518                              .2500
      312,314.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .9200

      1548533                              .2500
      365,935.62                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                        1.0450

      1548541                              .2500
      228,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .5450
1



      1548827                              .2500
      121,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .4200

      1548843                              .2500
      210,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .3450

      1548952                              .2500
      218,609.45                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .5950

      1548957                              .2500
      240,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0450

      1548981                              .2500
       50,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .7200

      1549054                              .2500
      296,000.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1549196                              .2500
      308,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .6700

  TOTAL NUMBER OF LOANS:      477
  TOTAL BALANCE........:        130,238,820.08



  RUN ON     : 01/21/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 08.51.13            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S1      FIXED SUMMARY REPORT      CUTOFF : 01/01/97
  POOL       : 0004235
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  --------------------------------------------------------------------------
  CURR NOTE RATE                        7.9115            6.7500      9.0000
  RFC NET RATE                          7.6489            6.5000      8.7500
  NET MTG RATE(INVSTR RATE)             7.5881            6.4200      8.7200
  POST STRIP RATE                       7.5881            6.4200      8.7200
  SUB SERV FEE                           .2627             .1250      1.0450
  MSTR SERV FEE                          .0607             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5969             .0000      1.7200







  TOTAL NUMBER OF LOANS:   477
  TOTAL BALANCE........:     130,238,820.08


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                          To be provided upon request.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                     SELLER/SERVICER

[Corporate Seal]


                                                      (Name of Seller/Servicer)

By:                                                  By:
         (Signature)                                 (Signature)


                                                     By:
         (Typed Name)                                (Typed Name)


Title:                                      Title:




ATTEST:                                     RESIDENTIAL FUNDING CORPORATION

By:                                                  By:
         (Signature)                                 (Signature)


                                                     By:
         (Typed Name)                                (Typed Name)


Title:                                      Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         5

                                    EXHIBIT H

                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one) Mortgage Loan Prepaid in Full
                                                  Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents: [ ] Promissory Note
                                      [ ] Primary Insurance Policy
                                      [ ] Mortgage or Deed of Trust
                                      [ ] Assignment(s)of   Mortgage  or  Deed
                                          of Trust
                                      [ ] Title  Insurance Policy
                                      [ ] Other:

Name

Title


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Date

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

                                                    EXHIBIT I-1

                                     FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                           : ss.:
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1997-S1, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

              8.  The Owner's Taxpayer Identification Number is ______________.

                  9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                                     NOTARY PUBLIC

                                                     COUNTY OF
                                                     STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                     __________________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S1, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S1, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.
                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.


[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.
                                                         Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

                                                    EXHIBIT J-1

                                      FORM OF INVESTOR REPRESENTATION LETTER

                                           ______________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

                  RE:     Mortgage Pass-Through Certificates,
                          Series 1997-S1, Class B-__

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S1, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

     2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any [NY01:257611.1] 16069-00385 01/23/97 5:57pm AND [NY01B:301395.1]
                  distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ____________, 199_, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2
                  any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

        *6. The Purchaser represents that either (a) or (b) is satisfied, as marked below:

          a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

       b. will provide the Trustee, the Company and the Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit J-2 to the Pooling and Servicing Agreement.

* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.

                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:

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                                                         3

                                                    EXHIBIT J-2

                                        FORM OF ERISA REPRESENTATION LETTER


                                                         _____________, 199__


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MS 55437

Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MS 55437

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, IL 60670-0126

Attention: Residential Funding Corporation Series 1997-S1

                  Re:  Mortgage Pass-Through Certificates,
                       Series 1997-S1, Class____

Dear Sirs:

                  ___________________ (the "Purchaser") intends to purchase from
___________________  (the  "Seller")  $  _________________  Initial  Certificate
Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S1, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing
Agreement (the"Pooling and Servicing Agreement"), dated as of January 1, 1997, among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

                  (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement

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                                                         4
         arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or
         Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

                  (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates.

                                                     Very truly yours,



                                                     By:
                                                     Name:
                                                     Title:


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                                                         5

                                                     EXHIBIT K

                                     FORM OF TRANSFEROR REPRESENTATION LETTER




                                                     , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, IL 60670-0126

Attention: Residential Funding Corporation Series 1997-S1

                  Re:  Mortgage Pass-Through Certificates,
                       Series 1997-S1, [Class B-]

Ladies and Gentlemen:

     In connection with the sale by (the "Seller") to (the ------------- ------------------ "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through ----------- Certificates, Series 1997-S1, Class (the "Certificates"), issued pursuant to the Pooling and
                                    -

     Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:
                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

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                                                         2

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of January 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                       a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                       b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                       c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

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                       d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                       e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         *3. The Buyer represents that either (a) or (b) is satisfied, as marked below: :

       a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

    b. will provide the Trustee, the Company and the Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit J-2 to the Pooling and Servicing Agreement.


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                                                         2

* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                Print Name of Buyer

By:                                                           By:
     Name:                                                    Name:
     Title:                                                   Title:

Taxpayer Identification:    Taxpayer Identification:

No.                                                  No.

Date:                                                Date:





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                                                         3

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

    The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

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                                                         4

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___     Broker-Dealer.  The Buyer is a dealer registered pursuant to
             Section 15 of the
             -------------
             Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser registered
             under the Investment Advisers Act of 1940.


     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and ----------

     whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

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                                                         5

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___  ___        Will the Buyer be purchasing the Rule 144A
  Yes  No         Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:

                                            Date:

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                                                         6

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.


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                                                         7

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:






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                                                         8

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

      Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]

Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         2

Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

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                                                         3

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                       Mortgage Pass-Through Certificates
                                 Series 1997-S1


                                                                        , 199__


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of January 1, 1997 (the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1997-S1 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:


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                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

     4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

 5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

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     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

 8. Counterparts.
This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.
                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:
Name:
Title:

[NY01:257611.1]  16069-00385  01/23/97 5:57pm AND [NY01B:301395.1]
                                                         3

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                  __________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S1

 Re: Mortgage Pass-Through Certificates, Series 1997-S1 Assignment of Mortgage Loan


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1997 among Residential Funding Mortgage Securities I,
Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;


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         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:


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                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS

Schedule of Discount Fractions

              NET
              PRINCIPAL       MORTGAGE        DISCOUNT
LOAN #        BALANCE RATE    FRACTION
1538315       222,073.72      6.42    0.082857142857
1542379       226,033.04      6.67    0.047142857143
1542723       424,257.25      6.67    0.047142857143
1549054       296,000.00      6.67    0.047142857143
1548496       250,000.00      6.71    0.041428571429
1544294       236,000.00      6.72    0.04
1544510       229,274.36      6.72    0.04
1548384       220,000.00      6.72    0.04
1542328       279,624.61      6.795   0.029285714286
1545362       347,779.18      6.795   0.029285714286
1547759       259,437.80      6.795   0.029285714286
1541457       220,723.81      6.845   0.022142857143
1543548       408,082.46      6.845   0.022142857143
1441668       333,278.41      6.92    0.011428571429
1538296       231,170.91      6.92    0.011428571429
1538325       278,266.07      6.92    0.011428571429
1539489       328,900.00      6.92    0.011428571429
1540221       296,941.60      6.92    0.011428571429
1543799       347,832.58      6.92    0.011428571429
1472248       388,614.56      6.97    0.004285714286

              $5,824,290.36           0.028003226972

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                                                         1

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                                               [Date]


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670

                  Re: Residential Funding Mortgage Securities I, Inc. Mortgage Pass-Through Certificates, Series 1997-S1

                  Residential Funding Corporation, as the Holder of a ____% Percentage Interest of the [Class/Subclass] of Class A-5 Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-5 Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The Initial Notional Amount and the initial Pass-Through Rate on the Class A-5 Certificates will be $___________ and _____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-5 Certificates surrendered for exchange.

                  The capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of January 1, 1997, among Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and The First National Bank of Chicago, as trustee.

                                              RESIDENTIAL FUNDING CORPORATION


                                              By:

                                              Name:

                                              Title:



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